       As Originally filed with the Securities and Exchange Commission on September 30, 1998 Registration File No. 333-64815


--------------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                           JACKSONVILLE BANCORP, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

        Florida                                 6711                                 59-3472981
-----------------------------        ----------------------------       -----------------------------------
(State or jurisdiction of            (Primary Standard Industrial       (I.R.S. Employer Identification No.)
incorporation or organization)       Classification Code Number)

 ------------------------------------------------------------------------------
                13245 Atlantic Boulevard Suite #5, Jacksonville,
         Florida 32225 (904) 220-3001 (Address, including zip code, and telephone number, including area code, of Registrant principal executive offices)

                                Victor M. George
                       President, Chief Executive Officer
                       13245 Atlantic Boulevard, Suite #5
                           Jacksonville, Florida 32225
                    ----------------------------------------
                                 (904) 220-3001

                              COPIES REQUESTED TO:

                            A. George Igler, Esquire
                             Igler & Dougherty, P.A.
                              1501 Park Avenue East
                           Tallahassee, Florida 32301
                                 (850) 878-2411
                           (850) 878-1230 (facsimile)


APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after this Registration Statement becomes effective.


If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to rule 415 under the Securities Act of 1933 check the following box. |_|


If this Form is filed to register additional securities for an Offering pursuant to rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.


If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|


                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

Title of                                                                Proposed            Proposed
Each Class of                                       Amount               Maximum             Maximum
Securities to Be                                     to be              Offering            Aggregate             Amount of
Registered                                        Registered         Price Per Share     Offering Price (1)    Registration Fee
--------------------------------------------  -------------------  -------------------- -------------------- --------------------
Common Stock $.01 par value.................       1,500,000            $   10.00           $ 15,000,000              $ 4,425

--------------------------------------------  -------------------  -------------------- -------------------- --------------------

(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum offering price per unit.

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

                             UP TO 1,500,000 SHARES
                                  COMMON STOCK


             MINIMUM: 800,000 SHARES ----- MAXIMUM: 1,500,000 SHARES



                           JACKSONVILLE BANCORP, INC.
                         A PROPOSED BANK HOLDING COMPANY
                                       FOR
                              THE JACKSONVILLE BANK
                              JACKSONVILLE, FLORIDA
                         A PROPOSED STATE-CHARTERED BANK



        JACKSONVILLE BANCORP, INC., a Florida corporation ("Company"), hereby offers for sale a minimum of 800,000 shares and a maximum of 1,500,000 shares at a price of $10.00 per share (the "Offering").


        During the Offering Period, which is defined as the 45-day period following the effective date ("Effective Date") of the Registration Statement filed under the Securities Act of 1933 as amended ("33 Act"), and any extension by the Company, in its sole discretion not to exceed 130 days, 1,500,000 shares of common stock, par value $0.01 ("Common Stock") will be offered at a price of $10.00 per share. The minimum number of shares that an individual may be purchased is 250 ($2,500).


        Actual sales of Common Stock to the public are expected to be made beginning on or about January 18, 1999, and end on or about March 4, 1999. The Company has engaged Keefe, Bruyette & Woods, Inc. ("KBW") and J. P. Turner ("Turner"), both registered as broker-dealer, to consult with and advise the Company with respect to the Offering. Both KBW and Turner have agreed to use their best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Neither KBW nor Turner shall have any obligation to take or purchase any shares of Common Stock in the Offering. All subscription funds tendered during the Offering Period will be deposited in an interest-bearing escrow account with the Independent Banker's Bank of Florida ("Escrow Agent"). The Offering will be terminated and all subscription funds, together with any interest earned thereon, will be promptly returned if final regulatory approval to commence a banking operations has not been granted or the minimum number of shares have not been subscribed to by the end of the Offering Period, July 12, 1999, the latest date on which the subscription funds might be held in escrow. Subscriptions obtained in the Offering may be accepted or rejected, in whole or in part, by the Company for any reason. After a subscription is accepted by the Company, however, it cannot be withdrawn. No individual investor, other than an Organizer, may purchase more than 40,000 shares or 5% of the shares sold in the offering at the time of the purchase, whichever is greater. The Company reserves the absolute right to cancel all subscriptions and return all subscription funds, together with any income realized from the investment of such funds, for any reason whatsoever, at any time prior to the time that the Company withdraws subscription funds from the Escrow Account. ONCE SUBSCRIPTION FUNDS HAVE BEEN RELEASED BY THE ESCROW AGENT AND SHARES OF COMMON STOCK HAVE BEEN ISSUED, IN THE EVENT THE OFFERING IS TERMINATED BECAUSE OF THE COMPANY'S FAILURE TO SATISFY THE CONDITIONAL REGULATORY APPROVALS, SUBSCRIBERS WILL NOT RECEIVE A FULL REFUND OF THEIR SUBSCRIPTION PAYMENT. SEE "TERMS OF THE OFFERING".


        SEE "RISK FACTORS" BEGINNING ON PAGE 7 FOR A DISCUSSION OF THOSE RISKS THAT MANAGEMENT BELIEVES PRESENT THE SUBSTANTIAL RISKS TO AN INVESTOR IN THIS OFFERING.


        THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR SAVINGS DEPOSITS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY. THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION, ANY STATE SECURITIES COMMISSION, THE FLORIDA DEPARTMENT OF BANKING AND FINANCE, OR ANY OTHER FEDERAL OR STATE REGULATORY AGENCY, NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

-----------------------------------------------------------------------------------------------------------------------------------
                                                              PRICE                  UNDERWRITING
                                                                TO                   DISCOUNTS AND              PROCEEDS TO
                                                            PUBLIC(1)               COMMISSIONS(2)             THE COMPANY(3)
-----------------------------------------------------------------------------------------------------------------------------------
 Per Share Minimum..................................      $        10.00             $        .57              $         9.43
 Per Share Maximum..................................      $        10.00             $        .61              $         9.39
 Minimum Offering...................................      $ 8,000,000.00             $ 430,000.00              $ 7,570,000.00
 Maximum Offering...................................      $15,000,000.00             $ 920,000.00              $14,080,000.00
-----------------------------------------------------------------------------------------------------------------------------------



                THE DATE OF THIS PROSPECTUS IS JANUARY __ , 1999.



(Continuation of front cover)

-----------------

(1) Prior to this Offering, there has been no established market for the shares of the Company's Common Stock. The Offering price was arbitrarily determined by the Board of Directors of the Company and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. In the event a market should develop for the Common Stock after completion of this Offering, there can be no assurance that the market price will equal or exceed the Offering price herein.


(2) Consists of estimated expenses to be incurred by KBW and Turner in connection with the Offering, estimated at $440,000 if the minimum amount of shares is sold, and $930,000 if the maximum amount of shares is sold, including commissions. No underwriter's commission will be paid for sales to officers, directors, and family members of officers and directors of both the Company and the Bank. A 5.5% underwriter's commission will be paid for sales to the public. For the purposes of the above table, the amount is based upon the number of shares the Organizers have indicated that they intend to purchase 178,500 shares ($ 1,785,000) for which no commission is being charged. Excluded from the above amount are the organizational expenses of the Company, which are estimated to be approximately $500,000. See "USE OF PROCEEDS" for the assumptions used to arrive at these estimates.



(3) These securities are offered on a best-efforts, 800,000 shares minimum basis. If payment in cash for 800,000 shares is not received prior to the end of the Offering Period, the Offering will terminate and all subscription funds, together with any interest earned thereon, will be promptly returned to subscribers. All purchases of shares by the Company's Organizers and Directors will be subject to affiliate resale limitations under the 33 Act and their purchases as described herein will be made on the same terms, as those made by other investors. The Organizers and Directors of the Company have represented to the Company that their purchases of Common Stock will be made for investment purposes only and not with a view to resell such shares See "RISK FACTORS," "TERMS OF THE OFFERING," and "ORGANIZERS AND PRINCIPAL SHAREHOLDERS."


         The Company is a "development stage company" with no prior operating history. See "RISK FACTORS - Start-up Enterprise Lack of Operating History." Prior to this Offering, there has been no public market for the Common Stock. KBW and Turner have advised the Company that they anticipate making a market for the Common Stock following completion of the Offering. The Company expects that quotations for its Common Stock will be reported on the "Over-the-Counter Bulletin Board" under the symbol "JAXBC". There can be no assurance that an active trading market for such stock will develop.

                           [FLORIDA/JACKSONVILLE MAP]

                              AVAILABLE INFORMATION


         Prior to the Offering, the Company has not been required to file reports under the Securities Exchange Act of 1934 ("Exchange Act").


         The Company has filed electronically with the Securities and Exchange Commission ("Commission") through its Electronic Data Gathering Analysis and Retrieval ("EDGAR") system, a Registration Statement on Form SB-2 (together will all exhibits and schedules thereto, the "Registration Statement") under the 33 Act with respect to the registration of the shares offered by this Prospectus. This Prospectus does not contain all of the information set forth in such Registration Statement and the exhibits thereto, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information pertaining to the shares offered by this Prospectus and related matters, reference is made to the Registration Statement, including the exhibits filed as a part thereof.


         The Registration Statement filed electronically with EDGAR by the Company can be inspected and copied at the public reference facilities maintained by the Commission at its Public Reference Section, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission maintains a web site that contains registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The Company's complete Registration Statement is available for review on this Web Site. The address of the Web Site is http://www.sec.gov. Copies of exhibits may also be obtained by written request addressed to: Victor M. George, President and Chief Executive Officer, Jacksonville Bancorp, Inc., 13245 Atlantic Boulevard, Suite 5, Jacksonville, Florida 32225, telephone number (904) 220-3001.


                           REPORTS TO SECURITY HOLDERS

         The Company intends to furnish annual reports to its shareholders which will contain audited financial statements and quarterly reports which contain unaudited financial statements. In addition, the Company will be required, under section 15(d) of the Exchange Act, to file annual and quarterly reports with the Commission. Copies of such reports will be available to the Company's shareholders.

                               PROSPECTUS SUMMARY

         The following is a summary of certain information contained in this Prospectus and is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus. Prospective investors are urged to read the entire Prospectus carefully. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ materially from the results discussed in these statements. Factors which might cause such differences include, but are not limited to, those discussed in "Risk Factors" beginning on Page 7.


                                  RISK FACTORS

         The securities offered hereby may be deemed to be speculative and involve certain risks such as:


-    Start-up Enterprise -- Lack of Operating History
-    Failure of the Bank to Commence Operations;
     Possible Loss of Subscription Funds
-    Financial Position of the Company and Expected
     Lack of Initial Profitability
-    Highly Competitive Banking Market
-    Unpredictable Economic Conditions
-    Governmental Regulations for Protection of
     Depositors
-    No Plans to Pay Dividends in the
     Foreseeable Future
-    Intended Purchases by Organizers and Directors


-    Failure to Receive Regulatory Approvals; Possible
     Loss of Subscription Funds
-    Possible Creditors Claims Against the Company
-    Anti-takeover Provision in Company's
     Articles of Incorporation
-    No Established Market for Shares; Limited
     Investment Liquidity
-    Arbitrary Determination of Offering Price
-    Dependency on Key Management
-    Absence of Preemptive Rights
-    Year 2000; Potential Adverse Effect on Business,
     Financial Condition on Results of Operations
-    Preferred Stock; Shareholder Approval Not
     Required


         For these and other reasons, the purchase of the Common Stock is highly speculative and involves significant investment risks. A prospective investor should carefully consider the matters set forth under "RISK FACTORS" and should be prepared to lose his or her entire investment.


                                   THE COMPANY


         Jacksonville Bancorp, Inc. was organized under the laws of the State of Florida on October 24, 1997, for the purpose of operating as a bank holding company pursuant to the Federal Bank Holding Company Act of 1956, as amended ("BHC Act"). In order to fund the organizational and preopening expenses of the proposed bank, The Jacksonville Bank ("Bank") and the Company, estimated to be approximately $500,000, one Organizer, R. C. Mills, has loaned the Company $150,000, which the other ten Organizers have, on a pro-rata basis, guaranteed to pay if the minimum Offering is not raised. The loan is at 8.5% interest and will be repaid from the proceeds of the Offering. Through September 30, 1998, the Company has expended $385,000 for such expenses. See "TERMS OF THE OFFERING
- Purchases by Organizers of the Company." The Company intends to use the minimum net proceeds of this Offering to purchase 100% of the common stock to be issued by the Bank, to repay organizational expenses and for other general corporate purposes. Neither the Company nor the Bank has commenced business operations, and neither will do so until the Offering is completed and the preliminary approvals of the Florida Department of Banking and Finance ("Department"), the Federal Deposit Insurance Corporation ("FDIC") and the Board of Governors of the Federal Reserve System ("Federal Reserve") have been satisfied. The main office of the Company and the Bank will be located in Jacksonville, Duval County, Florida. The Company's mailing and temporary address during the organizational period is 13245 Atlantic Boulevard, Suite 5, Jacksonville, Florida 32225 and the telephone number is (904) 220-3001. See "THE COMPANY."

                                    THE BANK


         It is anticipated that the Bank will commence business operations the end of the first quarter of 1999, or as soon thereafter as practicable. The Bank will engage in a general commercial and retail banking business with primary emphasis upon high quality service to meet the financial needs of the individuals and businesses residing and located in and around Jacksonville, Florida. As part of its regular business operations, the Bank will offer a full compliment of loans, including commercial, consumer/installment and real estate loans. Commercial loans are expected to account for approximately one-half of the Bank's estimated total loan portfolio. Commercial loans are loans made to individual, partnership or corporate borrowers for a variety of business purposes. Because of the nature of these types of loans, there exists a higher risk of loss in this category of loan. To the extent that borrowers fail to repay their loans, such failure may have a material adverse effect on the Bank's and the Company's earnings and overall financial condition, as well as, the value of the Common Stock. See "BUSINESS OF THE BANK."



         The Bank will initially open with two full-service bank facilities. The Bank's main office facility, which is expected to be ready for occupancy on or about March 1, 1999, is located at 10325 San Jose Boulevard, Jacksonville, Florida 32257. The main facility was initially purchased by the Company, during the organizational phase, but will be transferred to the Bank on or before the date of occupancy. The Bank's branch office (currently used as the organizational offices) is located at 13245 Atlantic Boulevard, Suite 5, Jacksonville, Florida 32225. The Company has entered into a lease agreement with Joandy Road Partnership Corporation, d/b/a Harbour Village, for the branch facility. See "BUSINESS OF THE COMPANY - Premises" and "BUSINESS OF THE BANK - General."



                      TERMS AND CONDITIONS OF THE OFFERING


Shares offered.................................    Up to 1,500,000 shares are being offered.  A minimum of 800,000 shares are required to be sold in this Offering.  See "TERMS OF
                                                   THE OFFERING."
Common Stock
Outstanding After the Offering.................    Minimum - 800,000 Shares
                                                   Maximum - 1,500,000 Shares

Price..........................................    $10.00 per share.

Use of Proceeds................................    Proceeds of the Offering will be used to purchase 100% of the issued and outstanding capital stock of the Bank; to provide working capital for the Bank to commence its business operations
                                                   (including employees' salaries); to pay expenses in connection with the formation of the Company, the organization of the Bank, and this Offering; to pay commissions to KBW and Turner; and for other corporate purposes of the Company.  Proceeds not used to purchase Bank stock will be retained by the Company and will be used as working capital for general corporate purposes and to fund future capital requirements of the Bank.  See "USE OF
                                                   PROCEEDS."

Conditions of the Offering.....................    The Offering will expire 45 days from the Effective Date of
                                                   Registration, unless extended for up to an additional 130 days by the Company.  Funds received by the Company during the
                                                   Offering Period will be deposited with the Escrow Agent.  Funds so deposited may be released to the Company only in accordance with the terms of the Escrow Agreement between the Company and the Escrow Agent.  The Offering will be terminated by the
                                                   Company at the end of the Offering Period if subscriptions for
                                                   800,000 shares have not been received and deposited with the
                                                   Escrow Agent or if final approval to commence banking operations has not granted, or

                                                   the Company has canceled the Offering prior to withdrawing funds from the Escrow Account.

Purchase Limitation............................    The Company reserves the right to reject any purchases, in whole or in part.  The minimum number of shares of Common Stock is
                                                   250 shares.  The maximum number any person (other than the
                                                   Organizers and Directors) may individually or in the aggregate with related persons may purchase is 40,000 shares, or 5% of the total number of shares issued or subscribed for at the time the subscription is received by the Company during the Offering
                                                   Period, whichever is greater.

Expiration Date................................    March 4, 1999, unless extended at the sole discretion by the
                                                   Company for an additional 130 days.

Sales Agents...................................    The shares are being offered on a "best efforts" basis.  The
                                                   Company has entered into a Sales Agency Agreement with KBW and Turner (collectively "Sales Agents") to act as co-managers in this Offering and has agreed to pay certain commissions, fees and expenses to the Sales Agents for their services. In addition, the
                                                   Company has agreed to indemnify the Sales Agents against civil liabilities, including those which may arise under the 33 Act.  See
                                                   "SALES AGENTS".

Escrow Agent...................................    Independent Bankers Bank of Florida, 109 East Church Street,
                                                   Orlando, Florida 32801, (407) 423-2002.

Information About the Offering.................    Questions concerning this Offering should be directed to the Stock
                                                   Sales Center at 1-800-OPEN.

                                  RISK FACTORS


         PROSPECTIVE INVESTORS IN THE COMMON STOCK SHOULD GIVE CAREFUL ATTENTION TO THE FOLLOWING STATEMENTS RESPECTING CERTAIN RISKS APPLICABLE TO THE OFFERING, WHICH RISKS INCLUDE BUT ARE NOT LIMITED TO THOSE NOTED BELOW. OTHER FACTORS OF IMPORTANCE ARE SET OUT ELSEWHERE IN THIS PROSPECTUS.

START-UP ENTERPRISE - LACK OF OPERATING HISTORY


         Neither the Company nor the Bank has commenced business operations. Both are newly organized entities with no operating history. The business of the Company and the Bank is therefore subject to the risks associated with new businesses, including initial unplanned lack of profitability, greater than usual financial sensitivity to adverse economic conditions, and the potential inability to raise additional capital when needed. In addition, because the Bank has not commenced operations, investors will not have the information normally associated with investments in a financial institution with a history of operations, and therefore have less information upon which to make an investment decision. The Company's profitability will depend primarily on the operations of the Bank. Therefore, without any operating history there can be no assurance the Company will ever be profitable. If the Bank ultimately is unsuccessful, the Company will not be successful and there is no assurance that shareholders will recover some or any of their investment in the Common Stock. Therefore, no one should invest in Common Stock offered in the offering unless he or she is in a position to lose the entire amount of his or her investment without a material adverse effect on his or her financial position.


FAILURE OF THE BANK TO COMMENCE OPERATIONS; POSSIBLE LOSS OF SUBSCRIPTION FUNDS


         Before the Bank can open for business it must obtain final approval from both the Department and the FDIC. In the event that the Company issues shares of Common Stock and such final approvals are not obtained, the Company will return to subscribers only those funds remaining after deduction for expenses incurred by the Company for this Offering and the organizational and preopening expenses of the Company and the Bank. In the event final regulatory approvals are not obtained, subscribers will be entitled to a return of only a portion of their subscription funds. As of September 30, 1998, the Company's accumulated deficit was $385,000, and the Company will continue to incur pre-opening expenses until the Bank commences operations. It is estimated that the Company will expend as much as $500,000 during the organizational stage and in the event of liquidation, incur other costs of as much as $300,000 or a total of $1.00 per share based upon the minimum of 800,000 shares. No assurances can be given that such expenses and costs will not significantly exceed this estimate. See, "TERMS OF THE OFFERING - Failure of Bank to Commence Operations."


FINANCIAL POSITION OF THE COMPANY AND EXPECTED LACK OF INITIAL PROFITABILITY


         The initial activity of the Company will be to act as the sole shareholder of the Bank. Thus, the profitability of the Company will be dependent upon the successful operation of the Bank. Typically, new banks are not profitable in the first year of operation and sometimes are not profitable for several years. The Bank will incur significant expenses in establishing itself as a going concern and there can be no assurance that the Bank will be operated profitably or that future earnings, if any, will meet the levels of earnings prevailing in the banking industry. As of September 30, 1998, the Company's accumulated deficit was $385,000, and the Company will continue to incur pre-opening expenses until the Bank commences operations. It is estimated that the Company will expend as much as $500,000 during the organizational stage.


HIGHLY COMPETITIVE BANKING MARKET

         The Bank will engage in a general commercial and retail banking business in Jacksonville, Duval County, Florida. Competition among financial institutions in the Bank's primary market area is intense. The Bank will compete with other state banks, consumer finance companies, money market mutual funds, and other financial institutions which have far greater financial resources than those available to the Bank. Additionally, the Bank will compete with banks, savings institutions and credit unions located in nearby markets which solicit business from the Bank's primary market area. If the Bank is unable to compete for deposits effectively in its primary market area, such inability would likely have an adverse effect on the Bank's potential for growth and profitability. See "BUSINESS OF THE BANK - Market Area and Competition."

UNPREDICTABLE ECONOMIC CONDITIONS

         Commercial banks and other financial institutions are affected by economic and political conditions, both domestic and international, and by governmental monetary policies. Conditions such as inflation, recession, unemployment, high interest rates, short money supply, international disorders and other factors beyond the control of the Company and the Bank may adversely affect their profitability. See "BUSINESS OF THE BANK - Monetary Policies."

GOVERNMENTAL REGULATIONS FOR PROTECTION OF DEPOSITORS

         The Company and the Bank will operate in a highly regulated environment and will be subject to supervision by several governmental regulatory agencies, including the Federal Reserve, the Department, the FDIC and the Commission. The regulations governing the Company and the Bank are intended to protect depositors, not shareholders. The Company and the Bank will be vulnerable to future legislation and government policy, including bank deregulation and interstate expansion, which could adversely affect the banking industry as a whole, including the operations of the Company and the Bank. See "SUPERVISION AND REGULATION."

NO PLANS TO PAY DIVIDENDS IN THE FORESEEABLE FUTURE

         It is not anticipated that the Company will distribute any dividends to shareholders in the foreseeable future. Earnings of the Bank, if any, are expected to be retained by the Bank to enhance its capital structure or distributed to the Company to defray its operating costs. Dividend distributions of state banks are restricted by statute and regulation.
See "DIVIDEND POLICY."

INTENDED PURCHASES BY ORGANIZERS AND DIRECTORS


         The Organizers and Directors have indicated that they intend to purchase 178,500 shares in the Offering, which will equal 22.3% of the minimum of 800,000 shares required in order to release subscription proceeds from the Escrow Account. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS." The Organizers and Directors may purchase additional shares in the Offering. The ownership of more than 25% of the Company's shares would virtually assure control of the election of directors of the Company in future years. Therefore, to the extent that the Organizers and Directors vote together after the Offering, they will have the ability to exert significant influence over the election of the Company's Board of Directors, as well as the affairs and policies of the Company. Such control could be used, for example, to help prevent an acquisition of the Company, thereby precluding shareholders from possibly realizing a premium that may be offered for the Company's Common Stock by a potential acquiror. No single individual investor, other than individual Organizers and Directors, may subscribe for more than 5% of the total number of shares issued or subscribed for at the time a subscription is received by the Company during the Offering Period. The Organizers and Directors have represented to the Company that all purchases of Common Stock will be made for investment purposes only and not with a view to resell such shares. See "TERMS OF THE OFFERING - Purchases by Organizers of the Company."


FAILURE TO RECEIVE REGULATORY APPROVALS; POSSIBLE LOSS OF SUBSCRIPTION FUNDS


         Although the Company and the Bank have applied for all regulatory approvals required to commence operations, final regulatory approval to commence banking operations will not be obtained until the Company has expended a portion of the proceeds of this Offering to employ personnel, rent temporary office space and pay other pre-opening expenses. The Company received conditional approval of the Bank's charter from the Department on October 1, 1998, FDIC conditional approval of its application for deposit insurance on December 3, 1998, and conditional approval of application with the Federal Reserve Bank of Atlanta ("Federal Reserve") to become a one-bank holding company on December 16, 1998. The only nonstandard condition was issued by the FDIC requiring that the Bank select a Chief Financial Officer acceptable to the FDIC prior to the Bank opening for business. It has always been the Company's intent to hire a qualified Chief Financial Officer prior to opening and as such, agreed to the FDIC's condition. The Company does not foresee any problems in finding a qualified Chief Financial Officer for the Bank. In the event that the Company issues the shares of Common Stock and final approval to commence banking operations is not granted by July 12, 1999, the Company will solicit shareholder approval for its dissolution and liquidation. In such event, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the Offering expenses, the organizational and pre-opening expenses of the Company and the Bank. In the event of dissolution and liquidation, it is likely that subscribers will receive only a portion of their initial investment due to the foregoing expenses. See "TERMS OF THE OFFERING - Failure of Bank to Commence Operations."


POSSIBLE CREDITORS CLAIMS AGAINST THE COMPANY

         When the shares of Common Stock offered hereby are issued, the Offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering prior to the Bank's commencement of banking operations. If such an attachment occurs and it becomes necessary to refund the subscription proceeds to shareholders because of the failure to open the Bank, the refund process might be delayed and will be reduced by the amount of the attachment.


ANTI-TAKEOVER PROVISIONS OF COMPANY'S ARTICLES OF INCORPORATION

         The Company's Articles of Incorporation ("Articles") contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by the Board of Directors. The effect of these provisions is to make it more difficult to effect a merger, sale of control or similar transaction involving the Company, even though a majority of the Company's shareholders may vote in favor of such a transaction. In addition, the Company's Articles provide for classes of Directors, whereby one-third of the members of the Board of Directors shall be elected each year and each director of the Company will serve for a term of three years. Finally, the Company's Articles provide that Florida's Control-Share Acquisition Statute shall apply to acquisitions of control shares, as defined therein, of the Company's Common Stock. The effect of these provisions is to make it more difficult to effect a change in control of the Company through the acquisition of a large block of the Company's Common Stock. See "SUMMARY OF ARTICLES OF INCORPORATION" and "Appendix A."


NO ESTABLISHED MARKET FOR SHARES; LIMITED INVESTMENT LIQUIDITY


         Presently there is no established market for the Common Stock. The Company expects that the quotations for the Common Stock will be traded on the Over-the-Counter Bulletin Board and its stock price quotation will be displayed on the "Electronic Pink Sheet System" under the symbol "JAXBC". It is the Company's intent, however, to apply to the National Automated Quotation System ("NASDAQ") to have its securities listed on the NASDAQ Small Cap Market as soon as all of the qualification requirements are met. KBW and Turner have advised the Company that, upon completion of this Offering, they presently intend to act as market makers in the Common Stock, subject to applicable laws and regulatory requirements. Making a market in securities involves maintaining bid and ask quotations and being able, as principal, to effect transactions in reasonable quantities at those quoted prices, subject to various securities laws and other regulatory requirements. The development of a public trading market depends, however, upon the existence of willing buyers and sellers, the presence of which is not within the control of the Company or any market maker. Even with a market maker, factors such as the limited size of the Offering, the lack of earnings history for the Company and the absence of a reasonable expectation of dividends within the near future mean that there can be no assurance of the development in the foreseeable future of an active and liquid market for the Common Stock. Even if a market develops, there can be no assurance that a market will continue, or that shareholders will be able to sell their shares at or above the offering price of $10.00 per share. Furthermore, KBW and Turner have no obligation to make a market in the Common Stock, and, if commenced, may cease market making activities at any time. The potential size of a secondary market for the Common Stock might, at least initially, be limited to some extent by the requirement of a $2,500 minimum investment imposed in connection with the Offering. The minimum investment requirement may act to restrict the number of shareholders and make subsequent trading of small numbers of shares less likely. Purchasers of Common Stock should carefully consider the potential illiquid and long-term nature of their investment in the shares being offered hereby.

ARBITRARY DETERMINATION OF OFFERING PRICE


         The offering price of $10.00 per share was arbitrarily determined by the Board of Directors of the Company, and does not bear any relationship to the Company's assets, book value, net worth or any other recognized criteria of value. In determining the offering price of the shares, the Department's capital requirements for the Bank and general market conditions for the sale of such securities were considered. In the event a market should develop for the Common Stock after completion of this Offering, there can be no assurance that the market price will equal or exceed the offering price herein.

DEPENDENCY ON KEY MANAGEMENT

         Regulatory approval to establish and operate a state-chartered bank is, among other things, dependent upon the approval of such bank's proposed chief executive officer. Mr. George has been approved by all banking regulatory authorities to be the Bank's Chief Executive. Generally, the chief executive officer of a start-up financial institution is deemed to be vital to the potential success of the new institution. In the event of death, disability, resignation or other event causing the unavailability of Mr. George, final regulatory approval to commence banking operations would be delayed until such time as a suitable replacement is approved by the Department. The Company has obtained a $1,000,000 "key-man" life insurance policy on Mr. George which is payable to the Company in the event of his death.

ABSENCE OF SHAREHOLDER PREEMPTIVE RIGHTS


         No holder of the Common Stock of the Company will have preemptive rights with respect to the issuance of shares of any class of stock. The total number of shares of all classes of capital stock which the Company shall have the authority to issue is 10,000,000 shares, which is comprised of 8,000,000 shares are Common Stock, par value $0.01 per share and 2,000,000 shares of preferred stock. Each share of Common Stock is entitled to one vote per share in all matters requiring a vote of shareholders. The Board of Directors of the Company could from time to time determine to issue additional shares of the authorized Common Stock in addition to the shares offered hereby, and in such event the ownership interest of the subscribers in this Offering may be diluted.

YEAR 2000; POTENTIAL ADVERSE EFFECTS ON BUSINESS, FINANCIAL CONDITIONS, OR RESULTS OF OPERATIONS

         Like many financial institutions, the Bank will rely upon computers for the daily conduct of its business and for information systems processing. There is concern among industry experts that on January 1, 2000, computers will be unable to "read" the new year and there may be widespread computer malfunctions. While the Company believe that it has available resources, and has adopted a plan, to address Year 2000 compliance, the plan is largely dependent on third party vendors. Vendors have informed the Company that their software is Year 2000 compliant or, if not, that they have adopted plans to ensure compliance. Internal systems and software will be adequately programmed to address the Year 2000 issue. These systems will be tested to confirm that they will be Year 2000 compliant. Nevertheless, there is a risk that some hardware or software may not be Year 2000 compliant, and the Company cannot, therefore, predict with any certainty costs which might be incurred to respond to any Year 2000 issues.


         Further, the business of many of the Bank's customers may be negatively affected by the Year 2000 issue, and any financial difficulties incurred by the Bank's customers in solving Year 2000 issues could negatively affect these customers' ability to repay any loans which the Bank may have extended. Therefore, even if the Bank does not incur significant direct costs in connection with responding to the Year 2000 issue, there is a risk that the failure or delay of customers or other third parties in addressing the Year 2000 issue or the costs involved in such process could have a material adverse effect on the Bank's business, financial condition, or results of operations.

         For a more detailed discussion of the Year 2000 issue see "MANAGEMENT'S DISCUSSION AND ANALYSIS - Need for Technological Change; Year 2000 Compliance."

PREFERRED STOCK; SHAREHOLDER APPROVAL NOT REQUIRED


         The Company's Articles of Incorporation permit the Company to 2,000,000 shares issue preferred stock without shareholder approval. Preferred Stock may be issued by the Company with such terms and rights as the Board of Directors may determine in its discretion, including dividend, redemption payments, and liquidation payments in preference to dividends or payments to common stockholders. Such dividends or payments could reduce the book value or market value of common shares. See "ARTICLES OF INCORPORATION SUMMARY - Preferred Stock."



                                   THE COMPANY


         Jacksonville Bancorp, Inc. was incorporated under the laws of the State of Florida on October 24, 1997, to operate as a bank holding company pursuant to the BHC Act, and to purchase 100% of the issued and outstanding capital stock of The Jacksonville Bank, a state-chartered commercial bank to be organized under the laws of Florida which will conduct a general banking business in Jacksonville, Florida. The Company received conditional approval of its application for authority to organize a state-chartered bank from the Department on October 1, 1998, its application for federal deposit insurance from the FDIC on December 3, 1998, and its application to become a one-bank holding company with the Federal Reserve on December 16, 1998. Preliminary conditional approvals have been received from all three bank regulators. The Company and the Bank are currently working on satisfying the conditions of the preliminary approvals.



         The Bank expects to commence operations at the end of the first quarter of 1999. See "BUSINESS OF THE BANK." The Organizers and Directors of the Company are thirteen individuals. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS." The initial Board of Directors will be comprised of twelve directors of which nine of these individuals will serve on the initial Board of Directors of the Company and nine of the Organizers will serve on the initial Board of Directors of the Bank. See "MANAGEMENT."



         The principal offices of the Company and the Bank will be located at 10325 San Jose Boulevard, Jacksonville, Florida. See "BUSINESS OF THE COMPANY - Premises." Renovations of the main office are expected to be completed on or about March 1, 1999. The Company's current office, which it will occupy until the Bank opens for business, is the branch office facility located at 13245 Atlantic Boulevard, Suite 5, Jacksonville, Florida 32225. The telephone number is (904) 220-3001. In the event of an unforseen construction delays, the Bank may choose to commence operations at the branch office.



                              TERMS OF THE OFFERING

GENERAL


         The Company is Offering up to 1,500,000 shares of its Common Stock for cash at a price of $10.00 per share. The minimum number of shares that can be purchased is of 250 shares. No single individual investor, other than individual Organizers and Directors, may subscribe for more than 40,000 shares, or more than 5% of the total number of shares issued or subscribed for at the time a subscription is received by the Company during the Offering Period, whichever is greater. The purchase price of $10.00 per share shall be paid in full upon execution and delivery of the Stock Order Form. All subscriptions tendered by investors are subject to acceptance by the Board of Directors of the Company through its duly authorized Subscription Committee, and the Company reserves the absolute and unqualified right to reject or reduce any subscription for any reason prior to acceptance. Furthermore, the Company reserves the right to cancel this Offering, for any reason whatsoever, at any time prior to the time the Company withdraws funds from the Escrow Account.


NO ESTABLISHED MARKET FOR COMMON STOCK


         Prior to this Offering, there has been no established public market for the shares of the Common Stock and there can be no assurance that an established market for such stock will develop. The offering price has been arbitrarily determined and is not a reflection of the Company's book value, net worth or any other such recognized criteria of value. In determining the offering price of the Common Stock, the capital requirements of the Department for the Bank and general market conditions for the sale of such securities were considered. There can be no assurance that, if a market should develop for the Common Stock, the post-Offering market price will equal or exceed the initial offering price.


PLAN OF DISTRIBUTION


         Beginning on the Effective Date, the Company will offer the shares to the public for a period of 45 days, unless extended by the Company for up to 130 days in its sole discretion (the "Offering Period"). During this period, the Company will offer up to 1,500,000 shares at a price of $10.00 per share. The Company has engaged KBW and Turner, both registered as broker-dealer, to consult with and advise the Company with respect to the Offering. Both KBW and Turner have agreed to use their best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Neither KBW nor Turner shall have any obligation to take or purchase any shares of Common Stock in the Offering. Shares will be offered primarily to persons who reside in the State of Florida. Persons indicating an interest in acquiring Common Stock will be provided with a copy of this Prospectus prior to the Company accepting subscription funds. Subscriptions will be accepted only if accompanied by a proper executed Stock Order Form (see Appendix C). During this Offering Period, the Company will conduct its first closing if the conditions required to close the minimum Offering have been met.

CONDITIONS OF THE OFFERING


         The Offering will expire at 5:00 p.m. Eastern Time on March 4, 1999 (the "Expiration Date") unless extended by the Company for up to an additional 130 days (July 12, 1999). The Offering is expressly conditioned upon fulfillment of the following conditions ("Offering Conditions") within the Offering Period. The Offering Conditions, which may not be waived, are as follows:




          (i) Subscriptions for not less than $8,000,000 shall have been deposited with the Escrow Agent;



          (ii) The Company shall not have canceled this Offering prior to the time funds are withdrawn from the Escrow Account.

ESCROW OF OFFERING PROCEEDS


         All subscription funds and documents tendered by investors will be placed in an Escrow Account with the Independent Bankers' Bank of Florida, Orlando, Florida ("Escrow Agent"), pursuant to the terms of the Escrow Agreement, the form of which is attached to this Prospectus as Appendix "B." Upon receipt of a certification from the Company during the Offering Period that: (i) the required conditional regulatory approvals have been received; and
(ii) subscriptions totaling not less than $8,000,000 have been received, the Escrow Agent will release to the Company all subscription funds, and any income received thereon.


         Pending disposition of the Escrow Account under the Escrow Agreement, the Escrow Agent is authorized, upon instructions to be given by Victor M. George to invest subscription funds in direct obligations of the United States Government, in short-term insured certificates of deposit and/or money market management trusts for short-term obligations of the United States Government, with maturities not to exceed 90 days. The Company will invest the subscription funds in a similar manner after breaking escrow and prior to the time that the Company infuses capital into the Bank. The Offering proceeds will be used to purchase capital stock of the Bank and to repay expenses incurred in the organization of the Company and the Bank. See "USE OF PROCEEDS."


         In the event the Offering Conditions are not met within the Offering Period or the Offering is terminated by the Company prior to withdrawing the subscription funds, the Escrow Agent shall promptly return to the subscribers their subscription funds, together with their allocated share of income, if any, earned on the investment of the Escrow Account. Each Subscriber's proportionate share of Escrow Account earnings shall be that fraction (i) the numerator of which is the dollar amount of such subscriber's tendered subscription multiplied by the number of days between the date of acceptance of the investor's subscription and the date of the termination of the Offering, inclusive (the subscriber's "Time Subscription Factor"), and (ii) the denominator of which is the aggregate Time Subscription Factor of all investors depositing subscription funds in the Escrow Account. The latest date to which the subscription funds might be held in escrow prior to their return in the event the minimum is not reached or final regulatory approval to commence operations is not granted is July 12, 1999.



         In the event that the Company issues the shares of Common Stock and the Department does not authorize the Bank to commence banking operations on or before July 12, 1999, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the Offering and the organizational and pre-opening expenses of the Company and the Bank. See "TERMS OF THE OFFERING Failure of Bank to Commence Operations."


         NO ASSURANCE CAN BE GIVEN THAT SUBSCRIPTION FUNDS CAN OR WILL BE INVESTED AT THE HIGHEST RATE OF RETURN AVAILABLE OR THAT ANY INCOME WILL BE REALIZED FROM THE INVESTMENT OF SUBSCRIPTION FUNDS.

         If all of the Offering Conditions are satisfied and the Company withdraws the funds from the Escrow Account, all earnings on such account shall belong to the Company.

         The Independent Bankers' Bank of Florida, by accepting appointment as the Escrow Agent under the Escrow Agreement, in no way endorses the purchase of the Company's securities by any person.

FAILURE OF BANK TO COMMENCE OPERATIONS

         The Department requires that a new state bank open for business (i.e., obtain a certificate of authorization) within 12 months after receipt of preliminary approval from the Department. The Organizers anticipate that the Bank will open for business sometime in the latter part of the first quarter of 1999. Because final approval of the Bank's charter will be conditioned on the Company's raising funds to capitalize the Bank at $6,400,000, the Company expects to issue the shares of Common Stock before it has obtained all final regulatory approvals for the Bank. In the event that the Company issues the shares of Common Stock and the Department does not grant the Bank final regulatory approval to commence banking operations, the Company will promptly return to subscribers all subscription funds and interest earned thereon, less all expenses incurred by the Company, including the expenses of the Offering and the organizational and pre-opening expenses of the Company and the Bank. It is probable that this return will be further reduced by amounts paid to satisfy claims of creditors, as discussed in the following paragraph.



         After the Company issues the shares of Common Stock offered hereby, the Offering proceeds may be considered part of general corporate funds and thus may be subject to the claims of creditors of the Company, including claims against the Company that may arise out of actions of the Company's officers, directors, or employees. It is possible, therefore, that one or more creditors may seek to attach the proceeds of the Offering prior to the Bank's commencement of banking operations. If such an attachment occurs and it becomes necessary to pay the subscription funds to shareholders because of failure to obtain the final regulatory approvals, the payment process might by delayed; and if it becomes necessary to pay creditors from the subscription funds, the payment to shareholders will be further reduced. As of September 30, 1998, the Company's accumulated deficit was $385,000, and the Company will continue to incur pre-opening expenses until the Bank commences operations. It is estimated that the Company will expend as much as $500,000 in organizational expenses and in the event of any liquidation, incur other costs of as much as $300,000, or $1.00 per Share based upon the minimum of 800,000 shares. No assurances can be given that such expenses and costs will not significantly exceed this estimate.


PURCHASES BY ORGANIZERS AND DIRECTORS OF THE COMPANY


         The Organizers and Directors have indicated they intend to purchase 178,500 shares in the Offering. Such purchases may assist the Company in completing the Minimum Offering. The Organizers and Directors may purchase additional shares, if necessary, to complete the Minimum Offering. All purchases by the Organizers and Directors will be made on the same terms as those made by other investors. Any purchases of shares by the Organizers and Directors will be subject to affiliate resale limitations of the 33 Act. The Organizers and Directors have represented to the Company that all purchases will be made for investment purposes only and not with a view to resell such shares. See "ORGANIZERS AND PRINCIPAL SHAREHOLDERS" and, to the extent such shares are purchased to complete the minimum offering, will be subject to a lock-in agreement.



         During the organizational stage, one of the Directors loaned the Company $150,000 in order to provide funds to pay initial organizational expenses. The loan bears interest at 8.50% annually and will be repaid from the proceeds of the Offering. The terms of this loan were as favorable to the Company as those loans generally available from unaffiliated third parties. In particular, the 8.5% interest rate is less than the interest rate being charged by commercial lenders in the Jacksonville area for similar loans. The loan has been ratified by a majority of the Company's independent Directors who had no interest in the transaction and who had access to independent legal counsel at the time of the transaction.



         Through September 30, 1999, the Company has expended approximately $385,000 for organizational and preopening expenses. The remainder of these proceeds will be used by the Company to fund ongoing expenses during the offering and pre-opening periods. The Company has also obtained a line of credit that has been committed to the Company by the Independent Bankers' Bank on terms and conditions as follows: Loan Amount: up to $450,000; Terms: on demand, interest monthly; Rate: Wall Street Journal Prime minus 1% floating; Fee: None; and Guarantees: Organizers and Directors, limited to $62,500 for each Organizer and Director.


OTHER TERMS AND CONDITIONS/HOW TO SUBSCRIBE

         The Company may cancel this Offering for any reason at any time prior to the release of subscription funds from the Escrow Account, and accepted subscriptions are subject to cancellation in the event that the Company elects to cancel the Offering in its entirety.


         Shares will be sold on a best-efforts basis. The Company has engaged KBW and Turner, both registered broker-dealers, to consult with and advise the Company with respect to the Offering. Both KBW and Turner have agreed to use their best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering. Neither KBW nor Turner shall have any obligation to take or purchase any shares of Common Stock in the Offering. It is anticipated that commissions paid to KBW and Turner will not exceed 5.5% of the $10.00 per share sales price. The terms of the agreements entered into with KBW and Turner are contained in Sales Agency Agreements which have been included as exhibits to the Registration Statement that will be filed with the Commission. In the event that the Offering Conditions have not been satisfied by the end of the Offering Period, this Offering will be terminated and the subscription funds promptly returned to the subscribers, together with their allocated share of earnings, if any, earned on the investment of the Escrow Account as described herein. See "TERMS OF THE OFFERING - Escrow the Offering Proceeds".


         As soon as practicable, but no more than ten-business days after receipt of a subscription, the Company will accept or reject such subscription. Subscriptions not rejected by the Company within this ten-day period shall be deemed accepted. Once a subscription is accepted by the Company, it cannot be withdrawn by the subscriber. Payment from any subscriber for shares in excess of the number of shares allocated to such subscriber, if any, will be refunded by mail, without interest within ten days of the date of rejection.

         Certificates representing shares of Common Stock of the Company, duly authorized and fully paid, will be issued as soon as practicable after subscription funds are released to the Company from the Escrow Account.

         Subscriptions to purchase shares of Common Stock must be made by completing the Stock Order Form attached to this Prospectus (Appendix C) and delivering the same to the Company at its offices, 13245 Atlantic Boulevard, Suite 5, Jacksonville, Florida 32225, or mailing the same in the enclosed self-addressed envelope. Full payment of the purchase price must accompany the subscription. Failure to pay the full subscription price shall entitle the Company to disregard the subscription. No Subscription Agreement is binding until accepted by the Company, which may, in its sole discretion, refuse to accept any subscription for shares, in whole or in part, for any reason whatsoever. After a subscription is accepted and proper payment received, the Company shall not cancel such subscription, unless all accepted subscriptions are canceled. Unless otherwise agreed by the Company, all subscription amounts must be paid in United States currency by check, bank draft or money order payable to "IBBF, FOR JACKSONVILLE BANCORP, INC."


                                 USE OF PROCEEDS


         The gross proceeds from the sale of shares offered by the Company are estimated to be a minimum of $8,000,000. This estimate is based upon the assumption that the sale of 800,000 shares occurs prior to the expiration of the Offering Period. However, if 800,000 shares are not sold, prior to the expiration of the Offering Period, then the Offering will terminate and all funds received from subscribers, adjusted for any income thereon, will be promptly refunded. See "TERMS OF THE OFFERING."



         The estimated Organizational and Offering expenses of the Company and the Bank are as follows:




                                     MINIMUM          MAXIMUM
                                    PROCEEDS          PROCEEDS
Offering Expenses(1)               $  600,000       $ 1,000,000
Organizational Expenses(2)            500,000           500,000
                                   ----------       -----------
   TOTAL                           $1,100,000       $ 1,500,000
                                   ==========       ===========

--------------------

          (1) Comprised primarily of certain legal fees, marketing costs, registration fees, accounting fees, escrow fees, printing and mailing costs and other offering expenditures.

          (2) Assuming the Bank opens in early 1999, organizational expenses include, among other expenditures, application fees, salaries and related expenditures, legal and other professional costs, temporary rent and utilities, costs for market analysis, pre-opening advertising, and certain capitalized organizational costs to include software to support operations, computer hardware and furniture fixtures and equipment.

         The gross proceeds from the Offering will be applied as follows:

                            [Table Follows This Page]

                                                      MINIMUM                      MAXIMUM
                                                      PROCEEDS                     PROCEEDS
                                                    ASSUMING SALE                ASSUMING SALE
                                                      OF 800,000    % OF NET     OF 1,500,000    % OF NET
                                                        SHARES       PROCEEDS       SHARES        PROCEEDS
                                                    --------------  ---------    -------------   ---------
Offering expenses of the Company and the
   Bank(1) .......................................    $  600,000       7.50%      $ 1,000,000      6.67%
Repayment of Debt Incurred to Fund
Pre-Opening and Organizational
    Expenses of the Company and the
    Bank(2) ......................................       500,000       6.25%          500,000      3.33%
Working capital(3) ...............................     6,900,000      86.25%       13,500,000     90.00%
                                                      ----------     ------       -----------    ------
Proceeds .........................................    $8,000,000     100.00%      $ 15,000,00    100.00%
                                                      ==========     ======       ===========    ======





(1) Offering expenses are approximated to be $600,000, if the minimum amount of shares sold and 1,000,000, if the maximum amount of shares is sold. The offering expense includes the payment of an advisory fee to McAllen Capital in the amount of 1.5% of gross proceeds.



(2) Represents repayment of a revolving line of credit of $350,000 at an interest rate of Prime minus one and percent note payable to Directors of $150,000 at an interest rate of 8.5%. The pre-opening organizational expenses are estimated to reach $500,000.


(3) The largest use of working capital will be the purchase of all the Common Stock of the Bank. The minimum investment in the Bank will be 6,800,000 at the completion of the minimum offering and $13,500,000 if the maximum offering is completed. The primary use of the remaining working capital will be income producing investments as permitted by banking regulations. The income from investments will be used to pay legal, accounting and other operating expenses of the holding company to the extent that income from investments is insufficient to pay these items, investments will be liquidated for such payment. The working capital and income may also be contributed to the Bank as capital, if needed.



         All of the above offering, organizational and preopening expenses will be incurred whether or not the Bank conducts operations. If, however, the Offering is terminated prior to the release of subscription funds by the Escrow Agent, none of these expenses will be deducted from the funds to be returned to subscribers. If, however, subscription funds are released by the Escrow Agent and the Bank does not commence business operations, all of the above expenses, as well as additional expenses which will be incurred following such release, will be deducted from the subscription funds. Expenses related to a successful Offering will be deducted from the Offering proceeds and expenses related to organization of the Company will be expensed as incurred. A substantial portion of the proceeds of this Offering ($8,000,000) assuming the minimum number of shares is sold will be used by the Company for the purchase of 100% of the issued and outstanding capital stock of the Bank and to repay the expenses of this Offering and the expenses incurred in the organization of the Company and the Bank.



         The following table is a schedule of estimated expenditures to be made by the Bank out of the proceeds from the sale of its capital stock to the Company at minimum proceeds.





Organizational expenses of the Bank, including application, legal and consulting fees..................................................................  $  100,000
Pre-opening expenses of the Bank, including salaries, occupancy and other
      expenses(1)......................................................................     300,000
Repayment of loan for purchase of furniture, fixtures and equipment(2).................     250,000
Repayment of loan for purchase of refurbishing main office(2)...........................  1,075,000
Cash, investments and other assets.....................................................   5,075,000
                                                                                         ----------
         Total uses of capital.........................................................  $6,800,000
                                                                                         ==========




(1) Includes the annual salary of the President and Chief Executive Officer, Victor M. George, in the amount of $95,000 per year.

(2) The Company has borrowed $625,000 on July 11, 1998, for the acquisition of the Bank's main office; $450,000 on December 1, 1998, to renovate the main office, and $250,000 on October 5, 1998, for the purpose of purchasing equipment, furniture and fixtures. These loans mature March 24, 1999, March 24, 1999, and February 16, 1999, respectively, and require interest-only payments until maturity. The Bank will repay these loans.



         A portion of the proceeds of this Offering, see table above, will be retained by the Company for the purpose of funding any required future additions to the capital of the Bank. Since state banks are regulated with respect to the ratio that their total assets may bear to their total capital, if the Bank experiences greater growth than anticipated, it may require the infusion of additional capital to support that growth. Management of the Company anticipates that the proceeds of the Offering will be sufficient to support the Bank's immediate capital needs and will seek, if necessary, long and short-term debt financing to support any additional needs; however, management can give no assurance that such financing, if needed, will be available or if available will be on terms acceptable to management.

         The Organizers intend to purchase a certain amount of stock in the Offering. See "Organizers and Principal Shareholders." The Officers and Organizers have the right to purchase these shares for the purpose of assisting the Company in meeting the minimum amount of this offering, or to purchase their shares after minimum amount has been purchased.


                                 CAPITALIZATION


         The following table sets forth the capitalization of the Company as of September 30, 1998, and as adjusted to give effect to the sale of a minimum of 800,000 shares and a maximum of 1,500,000 shares of common stock offered hereby, at an assumed public offering price of $10.00 per share, net of estimated offering expenses.




                                                                    AS ADJUSTED    AS ADJUSTED
                                                                    FOR MINIMUM    FOR MAXIMUM
                                                        ACTUAL      OFFERING(1)     OFFERING(1)
                                                        ------      -----------    -----------
                                                                  (DOLLARS IN THOUSANDS)
Borrowings:
Short-term                                              $ 1,125       $   625       $    625
                                                        =======       =======       ========

Stockholders' equity:
Preferred Stock, $0.01 par value, authorized and        $    --       $    --       $     --
     unissued 2,000,000 shares
Common Stock, $1.0 par value, 8,000,000 shares
     authorized, none issued
     (800,000 shares at the minimum offering                 --             8             12
     and 1,500,000 shares at the maximum offering)           --         7,992         11,488
Additional paid-in capital                                 (385)         (385)          (385)
                                                        -------       -------       --------
Accumulated deficit

Total stockholders' equity                              $  (385)      $ 7,615       $ 11,115
                                                        =======       =======       ========

     Total capitalization                               $   740       $ 8,240       $ 11,740
                                                        =======       =======       ========


-----------------
(1) Assuming line of credit and note payable to related party will be repaid from proceeds of the Offering. The note payable is related to the acquisition of the Bank's premises which will be assumed by the Bank.




                                 DIVIDEND POLICY


         Due to the fact that the Company and the Bank are both start-up operations, it will be the policy of the Board of Directors of the Company to reinvest earnings for such period of time as is necessary to ensure the successful operations of the Company and of the Bank. There are no current plans to initiate payment of cash dividends, and future dividend policy will depend on the Bank's earnings, capital requirements, financial condition and other factors considered relevant by the Board of Directors of the Company.



         The Bank will be restricted in its ability to make capital distributions to the Company under Florida banking laws and by regulations of the Department. Pursuant to Section 658.37, Florida Statutes, a state bank may not pay dividends from its capital. All dividends must be paid out of current net profits then on hand plus retained net profits of the preceding two years, after deducting bad debts, depreciation and other worthless assets, and after making provision for reasonably anticipated future losses on loans and other assets. Payments of dividends out of net profits is further limited by Section 658.37, which prohibits a state bank from declaring a dividend on its shares of common stock until its surplus equals its stated capital, unless there has been transferred to surplus not less than 20% of a state bank's net profits for the preceding year (in the case of an annual dividend). Finally, a state bank may not declare a dividend which would cause the capital accounts of a bank to fall below the minimum amount required by law, regulation, order or any written agreement with the Department or any Federal regulatory agency.

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

GENERAL


         The Company was incorporated under the laws of the State of Florida on October 24, 1997, for the purpose of organizing the Bank and purchasing 100% of the outstanding capital stock of the Bank. The Company has been organized as a mechanism to enhance the Bank's ability to serve its future customers' requirements for financial services. The holding company structure will also provide flexibility for expansion of the Company's banking business through the possible acquisition of other financial institutions, as well as the ability to provide additional banking-related services which the traditional commercial bank may not provide under present laws. Finally, banking regulations require that the Bank maintain a minimum ratio of capital to assets. In the event that the Bank's growth is such that this minimum ratio is not maintained, the Company may borrow funds, subject to the capital adequacy guidelines of the Federal Reserve, and contribute them to the capital of the Bank and otherwise raise capital in a manner which is unavailable to the Bank under existing banking regulations.


         The Company has no present plans to acquire any operating subsidiaries other than the Bank; however, the Company may make additional acquisitions in the event that such acquisitions are deemed to be in the best interest of the Company and its shareholders. Such acquisitions, if any, will be subject to certain regulatory approvals and requirements. See "SUPERVISION AND REGULATION."


         ORGANIZATIONAL AND PREOPENING PHASE. The Company is still in the development stage, and will remain in that state until the Offering of the Company's Common Stock is completed. The Company has initially funded its organizational expenses through a loan dated October 10, 1997, from one of the Organizers, R. C. Mills, in the amount of $150,000. In March, 1998, the Company obtained a line of credit of $450,000 from a financial institution at an interest rate of Prime minus 1%. The line is guaranteed by the Company's Board of Directors. At September 30, 1998, there was $350,000 outstanding under this line of credit. As of September 30, 1998, the Company has incurred $385,000 for organizational and preopening expenses including attorney fees, employee compensation and filing fees. The remaining funds will be used to fund costs and expenses during the Offering Period.



         On June 11, 1998, the Company purchased the main office quarters, a former Kenny Rodgers restaurant, from Florida's Finest Chicken, Inc. The main office is located at 10325 San Jose Boulevard, Jacksonville, Florida. The main office will be expanded from 2,777 square feet to 3,015 square feet, with three drive through teller stations.



         The Company has obtained a loan commitment from Columbus Bank & Trust Company for up to $1.8 million in loans for the purchase and renovation of the main office, as well as the purchase of furniture, fixtures and equipment. This loan commitment permits the Company to make a series of unsecured loans with an interest rate of the Prime rate less 1/2% and permits the execution of a separate six-month note, renewable up to one year. Pursuant to this loan commitment, the Company has borrowed $625,000 on June 11, 1998, for the acquisition of the Bank's main office; $450,000 on December 1, 1998, to renovate the main office, and $250,000 on October 5, 1998, for the purpose of purchasing equipment, furniture and fixtures. These loans mature March 24, 1999, March 24, 1999, and February 16, 1999, respectively, and require interest-only payments until maturity. The loans are guaranteed by the Organizers and Directors. The Bank will take title to the main office and repay these loans incurred in connection with the purchase and renovation of the main office.


         Subscription funds during the Offering Period contemplated herein will be placed in the Escrow Account and invested in direct obligations of the United States Government, in short-term insured certificates of deposits and/or money market Management trusts for short-term obligations of the United States Government, with maturities not to exceed 90 days.

         On April 23, 1998, the Company entered into a lease agreement with Joandy Road Partnership Corporation to lease the Bank's temporary quarters, which will also serve as a branch office of the Bank.

PLAN OF OPERATION FOR THE NEXT TWELVE MONTHS


         The Company expects to complete this stock offering and receive final regulatory approval to commence the Bank's operations and open for business during the next three months. The strategy is for the Bank to conduct traditional community banking activities, including the gathering of deposits and investing those proceeds into loans and investment securities. The Company does not expect to undertake any product research and development activities, purchase any additional branch sites or make any significant equipment purchases during the next 12 months. While certain support employees will be added to the staff after the Bank opens for business, no significant increase is expected during the next 12 months. Management of the Bank expects that the proceeds from this Offering, as well as cash flows from its deposit gathering activities, will be sufficient to meet the Bank's cash flow and liquidity needs over the next few years.


         The initial activity of the Company will be to act as the sole shareholder of the Bank. The profitability of the Company will be dependent upon the successful operations of the Bank. New banks are typically not profitable in the first year of operation and sometimes are not profitable for several years. As of September 30, 1998, the Company's accumulated deficit was $385,000. The Company will continue to incur pre-opening expenses until the Bank commences operations. Based upon industry standards, management's experience and current market demand, management believes that the Bank will begin to be profitable in the fourth quarter of the second year of operations. No assurance, however, can be given that the Bank will be profitable, or if profitable, that the level of earnings will equal that of the banking industry for similar institutions.

PREMISES


         The Bank's permanent headquarters will be located at 10325 San Jose Boulevard, Jacksonville, Florida. The Bank will occupy approximately 3,015 sq. ft., plus three drive-through teller stations. The building is currently under renovation and is expected to be ready for occupancy on or about March 1, 1999.



         Pending commencement of operations, the Bank has a temporary address at Harbour Village, 13245 Atlantic Boulevard, Suite 5, Jacksonville, Florida 32225. In the event of an unforseen construction delays, the Bank may choose to commence operations from its branch office facility. The Harbour Village Office will be a full-service branch office when the Bank commences operations. The telephone number at the Bank's temporary address is (904) 220-3001.


NEED FOR TECHNOLOGICAL CHANGE; YEAR 2000 COMPLIANCE

         The banking industry is undergoing rapid technological changes with frequent introductions of new technology-driven products and services. In addition to better serving customers, the effective use of technology increases efficiency and enables financial institutions to reduce costs. The Company's future success will depend in part on its ability to address the needs of its clients by using technology to provide products and services that will satisfy client demands for convenience as well as to create additional efficiencies in the Bank's operations. Many of the Bank's competitors have substantially greater resources to invest in technological improvements. There can be no assurance that the Bank will be able to effectively implement new technology-driven products and services or be successful in marketing such products and services to its clients.

         The Company is acutely aware of the many areas affected by the Year 2000 computer issue, as addressed by the Federal Financial Institutions Examination Council ("FFIEC") in its interagency statement which provided an outline for institutions to effectively manage the Year 2000 challenges. Management is in the process of completing a Year 2000 plan which will be approved by the Board of Directors and will include multiple phases, tasks to be completed, and target dates for completion. Issues addressed will include awareness, assessment, renovation, validation, implementation, testing, and contingency planning.

         The Company's main service provider has completed testing of its mission critical application software and item processing software; the test results, which have been documented and validated, are deemed to be Year 2000 compliant. FFIEC guidance on testing Year 2000 compliance of service providers states that proxy tests are acceptable compliance tests. In proxy testing, the service provider tests with a representative sample of financial institutions that use a particular service, with the results of such testing shared with all similarly situated clients of the service provider. The Company has authorized the acceptance of proxy testing since the proxy tests have been conducted with financial institutions that are similar in type and complexity to its own, using the same version of the Year 2000 ready software and the same hardware operating systems.

         The Company also recognizes the importance of determining that its potential loan customer's will face the Year 2000 problem in a timely manner to avoid deterioration of the loan portfolio solely due to this issue. The Company plans to identify any borrower having high Year 2000 risk exposure and taking such exposure into consideration in underwriting any loan to such borrowers. To the extent that the Bank identifies a year 2000 exposure associated with a proposed borrower but determines to make a loan to such borrower, the Bank will work on a one-to-one basis with the borrower to resolve the exposure.

         As a new business, with the latest hardware and software, management does not believe that the Company has incurred or will incur material costs associated with the Year 2000 issue. Yet, there can be no assurances that all hardware and software that the Company will use will be Year 2000 compliant. Management cannot predict the amount of financial difficulties it may incur due to customers and vendors inability to perform according to their agreements with the Company or the effects that other third parties may cause as a result of this issue. Therefore, there can be no assurance that the failure or delay of others to address the issue or that the costs involved in such process will not have a material adverse effect on the Company's business financial condition, and results of operations.

         The Company's contingency plans relative to Year 2000 issues have not been finalized - these plans are evolving as the Bank prepares to open. During the organizational phase management will determine if it is necessary to develop a "worst case scenario" contingency plan. Based on vendor representation to date (as noted above), the Company's mission critical systems are expected to be Year 2000 compliant when the Bank opens or shortly thereafter, and, therefore, a contingency plan has not been developed with respect to those systems. With regards to non-mission critical internal systems, the Company's plans are to acquire only those systems that are vendor certified as being Year 2000 compliant. Alternatively, some systems could be handled manually on an interim basis. Should outside service providers not be able to provide compliant systems, the Company will terminate those relationships and transfer to other vendors.



                              BUSINESS OF THE BANK

GENERAL

         The Bank will seek to be the premier community based financial institution in its market area by providing personalized bank products and traditional bank services to individuals, small to medium-sized businesses, professionals and other local organizations. The Bank intends to employ professional and consumer-friendly individuals. While the Bank will provide PC banking for customers that desire this banking option, customers will be able to transact their banking directly with the Bank's employees, at no charge. The telephones will be answered by employees as opposed to an automated system. Loan products will be tailored to meet the needs of small to medium size businesses.


         The Bank's operating principle will be to focus on customers, products and services in its market area and to a lesser extent in surrounding counties where local directors and management know the customers and understand their businesses. As other banks in the market continue to merge, consolidate and grow outside the area, the Bank will focus and rely on its base of local directors, shareholders, management and employees for business development. Policies and procedures will be tailored to the local market rather than to the regional and statewide markets of other financial institutions. The Bank is committed to be locally owned and managed and on providing friendly, personal service.

         The Directors and management believe that the Bank's principal niche will be the existing and expanding small to medium size businesses within the market area and to a lesser extent the surrounding counties; the active residential real estate mortgage market within the area; and the growing consumer loan market.


         Generally, customers will have one account officer to serve all of their banking needs and will have access to senior management when necessary. The Board of Directors and management will be responsible for maintaining a visible profile of the Bank in the local community. The Directors and management will be able to actively promote the Bank within the market due to their established reputations and banking relationships in the local community.

PRODUCTS AND SERVICES


         The Bank intends to provide a full range of competitive banking services. In discussions with small businesses owners in the Bank's primary market areas, the concerns frequently raised are that there is a lack of continuity between the loan officer at the larger bank resulting from turnover and promotions, the unavailability of a bank employee to speak with about an account issue without being assessed a service or access charge, as well as, the lack of consistency in the loan products that are offered to small businesses. The directors and management of the Bank intend to focus their efforts to close the void, which, in their opinion, has been caused by the dwindling service provided by larger banks to small businesses. In order to compete with the financial institutions in the market, the Bank intends to use its independent status to the fullest extent possible. This will include an emphasis on specialized services for the small business owner and professional, personal contacts by the officers, directors and employees of the Bank. Loan participations will be arranged for customers whose loan demands exceed the Bank's lending limits.

         The Bank intends to concentrate its marketing effort on the advantages of local ownership and management, as well as, fiscal responsibility, personal service and customer relations at the local level. The marketing program will be directed toward all sizes of businesses, as well as all types of consumers. Particular emphasis will be placed on newspaper and radio advertising, and direct mail on a selective basis.

MARKET AREA AND COMPETITION


         The Bank's primary market area is all of Duval County (including primarily the Southside, Arlington, Mandarin and Beaches areas of Jacksonville). Jacksonville is the largest city in the United States as measured by land area according to the 1997 Florida Statistical Abstract. Jacksonville is home to the Jacksonville Jaguars, one of the newest NFL franchises and is the corporate headquarters to a number of regional and national companies. Duval County has a strong commercial and industrial base which has been steadily expanding in recent years. The largest employers in the county are: Naval Air Station Jax (16,845 employees), Naval Station Mayport (12,156 employees), Duval County School System (11,591 employees), State of Florida (10,465 employees), Duval County Government (8,860), City of Jacksonville (8,180), and AT&T (8,000 employees).


         According to the 1997 Florida Statistical Abstract, the population of Duval County increased from 672,971 in 1990 to 730,258 in 1997, representing a compound annual growth rate of 1.2% (slightly faster than the U.S. average of 1.1% per year). The population is projected to increase to 769,775 by 2002. In 1997, the median age in Duval County was 33.3 years (nearly five years younger than the state's average), and the median household income in 1996 was $35,506 (the state median was $32,489). In 1997, the unemployment rate in the County was 3.3%, as compared to a national average of 4.9%.

         Competition among financial institutions within the Bank's market area is intense. According to the Florida Bankers Association, as of June 1997, there were 47 financial institutions in the market with deposits of nearly $12.9 billion. Deposits in the market increased about $3.8 billion from 1995 to 1997, at an annual rate of 19.2%.


         Financial institutions primarily compete with one another for deposits. In turn, a bank's deposit base directly affects such bank's loan activities and general growth. Primary methods of competition include interest rates on deposits and loans, service charges on deposit accounts and the availability of unique financial services products. The Bank will be competing with financial institutions which have much greater financial resources than the Bank, and which may be able to offer more services and unique services and possibly better terms to their customers. The Directors and management, however, believes that the Bank will be able to attract sufficient deposits to enable the Bank to compete effectively with other area financial institutions.


         The Bank will be in competition with existing area financial institutions other than commercial banks and thrift institutions, including insurance companies, consumer finance companies, brokerage houses, credit unions and other business entities which target traditional banking markets. Due to the growth of the Jacksonville area, it can be anticipated that additional competition will continue from existing, as well, new entrants to the market.

BOARD OF DIRECTORS AND BOARD COMMITTEES


         The Bank believes that its Board is composed of the highest quality, knowledgeable and proven business and banking professionals. Initially there will be twelve members on the Bank's Board of Directors. Additional directors may be added when and as deemed necessary. In order to fulfill their responsibilities to the customers and shareholders of the Bank, it is anticipated that the Board of Directors of the Bank will meet on a monthly basis, or more often as needed, to review the operations of the Bank and provide appropriate direction to management.

         The Bank's Board of Directors intends to appoint committees to oversee particular aspects of the Bank's operations. These committees will consist of the Executive Committee, Executive Loan Committee, Asset/Liability and Investment Committee, Audit Committee and Compensation Committee.

         The Executive Committee will be responsible for defining and implementing the overall strategy and policies of the Bank. It will also be responsible for monitoring the financial performance of the Bank. The Executive Committee will review and recommend marketing plans, capital plans, major capital expenditures and expansion plans.


         The Loan Committee will be responsible for ensuring the soundness of the Bank's credit policy and conformance to lending policies and compliance with applicable laws, rules and regulations. To fulfill these responsibilities, the Loan Committee will review the adequacy of the credit policy on at least an annual basis, review all large loans and monitor the performance of the loan portfolio on an ongoing basis.

         The Asset/Liability and Investment Committee will be responsible for ensuring the soundness of the Bank's investment policy and asset/liability management policy and conformance to these policies and compliance to applicable laws, rules and regulations. To fulfill these responsibilities, the committee will review the adequacy of the investment and asset/liability management policies on at least an annual basis. The Asset/Liability and Investment Committee will also monitor performance of the investment portfolio, the Bank's liquidity position and the interest rate sensitivity position.

         The Audit Committee will consist solely of outside directors and will be responsible for ensuring that an adequate audit program exists and that Bank personnel are operating in conformance with all applicable laws, rules and regulations. All auditors employed or engaged by the Bank will report directly to the Audit Committee. To fulfill its responsibilities, the Audit Committee will recommend the selection of auditors, review the audit program on at least an annual basis to ensure the adequacy of its scope, and will review all reports of auditors and examiners, as well as management's responses to such reports to ensure the effectiveness of internal controls and the implementation of remedial action. The Audit Committee will also be responsible for the integrity of the internal loan review system.

         The Compensation Committee will be responsible for ensuring that the Bank's compensation policy is sufficient in order for the Bank to retain highly qualified and motivated employees. Compensation will be reviewed on an annual basis, or more frequently if necessary.

DEPOSITS

         The Bank intends to offer a wide range of interest-bearing and noninterest-bearing deposit accounts, including commercial and retail checking accounts, money market accounts, individual retirement accounts, regular interest-bearing statement savings accounts and certificates of deposit with fixed and variable rates and a range of maturity date options. The sources of deposits will primarily be residents, businesses and employees of businesses within the Bank's primary market areas, obtained through the personal solicitation of the Bank's officers and directors, direct mail solicitation and advertisements published in the local media. The Bank intends to pay competitive interest rates on time and savings deposits up to the maximum permitted by law or regulation. In addition, the Bank will implement a service charge fee schedule competitive with other financial institutions in the Bank's primary market areas covering such matters as maintenance fees on checking accounts, per item processing fees on checking accounts and returned check charges.

LOAN PORTFOLIO


         The Bank intends to provide for the financing needs of the community it serves by offering a variety of different loan products. Commercial loans will include both collateralized and uncollateralized loans for working capital (including inventory and receivables), business expansion (including real estate acquisitions and improvements), and purchase of equipment and machinery. The Bank expects to originate a variety of residential real estate loans, including conventional mortgages collateralized by first mortgage liens to enable borrowers to purchase, refinance, construction upon or improve real property. Consumer loans will include collateralized and uncollateralized loans for financing automobiles, boats, home improvements, and personal investments. The Bank will primarily enter into lending arrangements for its portfolio loans with individuals who are familiar to management and who are residents of the Bank's primary market areas. It is anticipated that 20 to 25% of the loans will come from outside the Bank's immediate primary market areas.


         The Management recognizes that credit losses will be experienced and the risk of loss will vary with, among other things, the type of loan being made, the creditworthiness of the borrower over the term of the loan and, in the case of a collateralized loan, the quality of the collateral for the loan, as well as the general economic conditions. Management will maintain an adequate allowance for loan losses based on, among other things, industry standards, management's experience, the Bank's historical loan loss experience, evaluation of economic conditions and regular reviews of delinquencies and loan portfolio quality. The Bank intends to follow a conservative lending policy, but one which permits prudent risks to assist businesses and consumers primarily in the Bank's primary market areas. Interest rates will vary depending on the cost of funds to the Bank, the loan maturity, and the degree of risk. Whenever possible, interest rates will be adjustable with fluctuations in the "prime" rate. The long-term target loan-to-deposit ratio will be approximately 75%. This ratio is expected to meet the credit needs of customers while allowing prudent liquidity through the investment portfolio.

         Based upon the proposed $6,400,000 in initial capital stock of the Bank, the maximum loan the Bank will be permitted to make is $1,600,000 provided that the unsecured portion may not exceed $960,000. Assuming the maximum proceeds of the Offering and a proposed initial Capital of $11,600,000, the maximum loan the Bank would be permitted to make would be approximately $2,900,000, provided that the unsecured portion could not exceed $1,740,000.


         The Bank's commercial loans will primarily be underwritten on the basis of the borrowers' ability to service such debt from income. As a general practice, the Bank will take as collateral a security interest in any available real estate, equipment, or other chattel although such loans may also be made on an uncollateralized basis. Collateralized working capital loans will be primarily collateralized by short term assets whereas term loans will be primarily collateralized by long term assets.


         Unlike residential mortgage loans, which typically are made on the basis of the borrowers' ability to make repayment from his employment and other income, and which are collateralized by real property whose value tends to be easily ascertainable, commercial loans will be underwritten on the basis of the borrower's ability to make repayment from the cash flow of the business and generally will be collateralized by business assets, such as accounts receivable, equipment and inventory. As such, commercial loans are made at a higher interest rate than residential mortgage loans, but have a higher risk of default because business cash flow is dependent on economic conditions and the ability of the business' management.


         Fixed and adjustable rate mortgage loans collateralized by single family residential real estate generally will be generated in amounts of no more than 80% of appraised value. The Bank may, however, lend up to 95% of the value of the property collateralizing the loan, but if such loans are required to be made in excess of 80% of the value of the property, they must be insured by private or federally guaranteed mortgage insurance. In the case of mortgage loans, the Bank will require mortgagees title insurance to protect against defects in its lien on the property which may collateralize the loan. The Bank in most cases will require title, fire and extended casualty insurance to be obtained by the borrower, and, where required by applicable regulations, flood insurance. The Bank will maintain its own errors and omissions insurance policy to protect against loss in the event of failure of a mortgagor to pay premiums on fire and other hazard insurance policies.

         The Bank will finance the construction of individual, owner-occupied houses on the basis of written underwriting and construction loan management guidelines. Construction loans will be structured either to be converted to permanent loans with the Bank at the end of the construction phase or to be paid off upon receiving financing from another financial institution. Construction loans on residential properties will be generally made in amounts up to 95% (along with mortgage insurance) of appraised value. Construction loans to contractors will generally have terms of up to 12 months. The maximum loan amounts for construction loans will be based on the lessor of the current appraised value or the purchase.

         The Bank will originate residential construction contractor loans to finance the construction of single family dwellings. Most of the residential construction loans will be made to individuals who intend to erect owner-occupied housing on a purchased parcel of real estate. The Bank's construction loans to individuals will typically range in size from $50,000 to $200,000. Construction loans to contractors will be generally offered on the same basis as other residential real estate loans except that a larger percentage down payment will typically be required.


         Consumer loans made by the Bank will include automobiles, recreation vehicles, boats, second mortgages, home improvements, home equity lines of credit, personal (collateralized and uncollateralized) and deposit account collateralized loans. Consumer loans will be made at fixed and variable interest rates and may be made based on up to a ten-year amortization schedule but which become due and payable in full and are generally refinanced in 36 to 60 months. Consumer loans will be attractive to the Bank because they typically have a shorter term and carry higher interest rates than that charged on other types of loans. Consumer loans also carry a higher risk of loss to the Bank than residential mortgages because either they are uncollateralized, the collateral is depreciable and therefore less dependable than first real estate mortgages or the amount of the loan underwritten is a higher amount of the value of the collateral securing the loan than in a first real estate mortgage.


INVESTMENTS

         The primary objective of the Bank's investment portfolio will be to develop a mixture of investments with maturities and compositions so as to earn an acceptable rate of return while meeting the liquidity requirements of the Bank. This will be accomplished by matching the maturity of assets with liabilities to the greatest extent possible.

         The Bank intends to invest primarily in U.S. obligations guaranteed as to principal and interest. The Bank will also enter into federal funds transactions with its principal correspondent banks and anticipates that it will be a net seller of funds. All investments with a maturity in excess of one year will be readily salable on the open market.

ASSET/LIABILITY MANAGEMENT

         It will be the objective of the Bank to manage assets and liabilities to provide a satisfactory, consistent level of profitability within the framework of established cash management, loan, investment, borrowing and capital policies. Designated officers of the Bank will be responsible for monitoring policies and procedures that are designed to ensure acceptable composition of the asset-liability mix, stability and leverage of all sources of funds while adhering to prudent banking practices. It is the overall philosophy of management to support asset growth primarily through growth of core deposits, which include deposits of all categories made by individuals, partnerships and corporations. Management will seek to invest the largest portion of it's assets in commercial, consumer and real estate loans. The asset/liability mix will likely be monitored on a daily basis with a monthly report reflecting interest-sensitive assets and interest-sensitive liabilities being prepared and presented to the Board of Directors. The objective of this policy is to control interest-sensitive assets and liabilities so as to minimize the impact of substantial movements in interest rates on the Bank's earnings.

CORRESPONDENT BANKING

         The Bank intends to purchase certain services from correspondent banks. Such services are available on a statewide or regional basis from commercial banks, banker's banks, the Federal Reserve Bank of Atlanta and the Atlanta Federal Home Loan Bank. The Bank will determine the availability of such services and evaluate the quality and pricing of the services available and based upon the above will select one or more providers for the services the Bank will require. The Bank will then purchase from time to time, correspondent services offered by such banks, including some of the following: check collections, purchase or sale of Federal Funds, security safekeeping, investment services, coin and currency supplies, overline and liquidity loan participations and sales of loans to or participations with correspondent banks.

         The Bank anticipates that it will sell loan participations to correspondent banks with respect to loans which exceed the Bank's lending limit. As compensation for services provided by a correspondent, the Bank may maintain certain balances with such correspondents in non-interest bearing accounts, or may elect to pay for such fees directly.

DATA PROCESSING


         The Bank has entered into a data processing servicing agreement with an outside service bureau, M&I Data Services on May 13, 1998. This servicing agreement provides for the Bank to receive a full range of data processing services, including an automated general ledger, deposit accounting, commercial, real estate and installment loan processing, payroll, central information file and ATM processing, and investment portfolio accounting. The servicing agreement is for a term of seven years with an option for the Bank to renew for an additional term of one year. The servicing agreement provides for installation and set up, limited training, and consultation services necessary for the Bank to commence using the data processing services, as well as a license to use the computer software necessary for the services. The initial cost to the Bank for these items will be $178,150. Thereafter, the Bank will be charged $9,000 per month plus fees for certain services, as used. It is estimated that the total monthly fees will be approximately $15,700.


STAFFING

         It is the goal of the Bank to maintain a competently trained staff of bankers who are already living in the community or who intend to live in the community on a permanent basis, in order to build long-term personal relationships with customers. Personnel will be required to take banking courses and other seminars to maintain and enhance their overall banking knowledge.

MONETARY POLICIES

         The results of operations of the Bank will be affected by credit policies of monetary authorities, particularly the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include open market operations in U.S. Government securities, changes in the discount rate on member bank borrowings, changes in reserve requirements against member bank deposits and limitations on interest rates which member banks may pay on time and savings deposits. In view of changing conditions in the national economy and in the money markets, as well as the effect of action by monetary and fiscal authorities, including the Federal Reserve, no accurate prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Bank.

                           REGULATION AND SUPERVISION

GENERAL

         As a one-bank holding company registered under the BHC Act, the Company will be subject to regulation and supervision by the Federal Reserve. Under the BHC Act, the Company's activities and those of its Bank subsidiary are limited to banking, managing or controlling banks, furnishing services to or performing services for its subsidiaries or engaging in any other activity that the Federal Reserve determines to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. As a state-chartered commercial bank, the Bank will be subject to extensive regulation by the Department and the FDIC.

         The Company and the Bank will be required to file reports with the Federal Reserve, the Department and the FDIC concerning their activities and financial condition, in addition to obtaining regulatory approvals prior to entering into certain transactions such as mergers with or acquisitions of other financial institutions. Periodic examinations are performed by the Federal Reserve, the Department and the FDIC to monitor the Company's and the Bank's compliance with the various regulatory requirements. The Bank's deposits will be insured up to the applicable limits by the FDIC under the Bank Insurance Fund ("BIF"). The Bank will be subject to regulation by the Federal Reserve and the Department with respect to reserves required to be maintained against transaction deposit accounts and certain other matters.

REGULATION OF THE COMPANY

         GENERAL. The BHC Act prohibits the Company from acquiring direct or indirect control of more than 5% of any class of outstanding voting stock or acquiring substantially all of the assets of any depository institution or merging or consolidating with another bank holding company without prior approval of the Federal Reserve. The BHC Act also prohibits the Company from acquiring control of any bank operating outside the State of Florida, unless such action is specifically authorized by the statutes of the state where the depository institution to be acquired is located. Additionally, the BHC Act prohibits the Company from engaging in or from acquiring ownership or control of more than 5% of the outstanding voting stock of any company engaged in a non-banking business, unless such business is determined by the Federal Reserve to be so closely related to banking or managing or controlling banks as to be properly incident thereto. The BHC Act generally does not place territorial restrictions on the activities of such non-banking related activities.

         TRANSACTIONS BETWEEN THE COMPANY AND THE BANK. The Company's authority to engage in transactions with related parties or "affiliates," or to make loans to certain insiders, is limited by certain provisions of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 ("FIRREA"). Specifically, Sections 23A and 23B of the Federal Reserve Act apply to all transactions by an insured-state nonmember bank or a holding company with any affiliate. Sections 23A and 23B generally define an "affiliate" as any company that controls or is under common control with a depository institution. Subsidiaries of a depository institution, however, are generally exempted from the definition of "affiliate." Section 23A limits the aggregate amount of transactions with any individual affiliate to 10% of the capital and surplus of the Company and also limits the aggregate amount of transactions with all affiliates to 20% of the Company's capital and surplus. Certain transactions with affiliates, such as loans to affiliates or guarantees, acceptances and letters of credit issued on behalf of affiliates, are required to be collateralized by collateral in an amount and of a type described in the statute. The purchase of low quality assets from affiliates is prohibited.
Section 23B provides that certain transactions with affiliates, including loans and asset purchases, must be on terms and under circumstances, including credit standards, that are substantially the same or at least as favorable to the institution as those prevailing at the time for comparable transactions with nonaffiliated companies. In the absence of comparable transactions, such transactions may only occur under terms and circumstances, including credit standards, that in good faith would be offered to or would apply to nonaffiliated companies. The Company does not expect these provisions will have any effect on its proposed operations.

         SUPPORT OF SUBSIDIARY DEPOSITORY INSTITUTIONS. In accordance with Federal Reserve policy, the Company is expected to act as a source of financial strength and to commit resources to support the Bank. This support may be required at times when the Company might not be inclined to provide such support. Such support would include the infusion of additional capital into an under capitalized bank subsidiary in situations where an additional investment in a troubled bank might not ordinarily be made by a prudent investor. In addition, any capital loans by a bank holding company to any of its subsidiary banks must be subordinate in right of payment to deposits and to certain other indebtedness of such subsidiary banks. In the event of bankruptcy, any commitment by a bank holding company to a federal bank regulatory agency to maintain the capital of its subsidiary bank will be assumed by the bankruptcy trustee and will be entitled to a priority of payment.

         Under the Federal Deposit Insurance Act ("FDIA") a subsidiary bank of a bank holding company, can be held liable for any loss incurred by, or reasonably expected to be incurred by the FDIC in connection with (i) the default of a commonly controlled FDIC-insured depository institution or (ii) any assistance provided by the FDIC to any commonly controlled FDIC insured depository institution "in danger of default." "Default" is defined generally as the appointment of a conservator or a receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance.

         CONTROL OF A BANK HOLDING COMPANY. FRB Regulation Y, adopted pursuant to Section 225.41 of 12 U.S.C. Section 1817(j), requires persons acting directly or indirectly or in concert with one or more persons to give the Board of Governors of the Federal Reserve 60 days advanced written notice before acquiring control of a bank holding company. Under the Regulation, control is defined as the ownership or control with the power to vote 25% or more of any class of voting securities of the holding company. The Regulation also provides for a presumption of control if a person owns, controls, or holds with the power to vote 10% or more (but less than 25%) of any class of voting securities, and if: (i) the holding company's securities are registered securities under Section 12 of the Exchange Act; or (ii) no other person owns a greater percentage of that class of voting securities. It is not anticipated that any purchaser of the securities offered herein, including any of the Organizers, will acquire 10% of more of the Company's Common Stock.

LEGISLATION AND REGULATIONS OF THE BANK

         GENERAL. From time to time, various bills are introduced in the United States Congress with respect to the regulation of depository institutions. Recent banking legislation, particularly the FIRREA and the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA"), has broadened the regulatory powers of the federal bank regulatory agencies and restructured the nation's banking system. The following is a brief discussion of certain portions of these laws and how they would effect the Company or the Bank.

         The FDICIA revised sections of the FDIA affecting bank regulation, deposit insurance and provisions for funding of the BIF administered by the FDIC. The FDICIA also revised bank regulatory structures embodied in several other federal banking statutes, strengthened the bank regulators' authority to intervene in cases of deterioration of a bank's capital level, placed limits on real estate lending and imposes detailed audit requirements.

         PROMPT AND CORRECTIVE ACTION. The FDICIA required the federal banking regulatory agencies to set certain capital and other criteria which would define the category under which a particular depository institution would be classified. The FDICIA imposes progressively more restrictive constraints on operations, management, and capital distributions depending on the category in which an depository institution is classified. Pursuant to the FDICIA, undercapitalized depository institutions must submit recapitalization plans to their respective federal banking regulatory agencies, and a company controlling a failing depository institution must guarantee such depository institution's compliance with its plan in order for the plan to be accepted.

         The FDIC's prompt and corrective action regulations define, among other things, the relevant capital measures for the five capital categories. For example, a bank is deemed to be "well-capitalized" if it has a total risk-based capital ratio (total capital to risk-weighted assets) of 10% or greater, a Tier 1 risk-based capital ratio (Tier 1 capital to risk- weighted assets) of 6% or greater, and a Tier 1 leverage capital ratio (Tier 1 capital to adjusted total assets) of 5% or greater, and is not subject to a regulatory order, agreement or directive to meet and maintain a specific capital level for any capital measure. A bank is deemed to be "adequately capitalized" if it has a total risk-based capital ratio of 8% or greater, and (generally) a Tier 1 leverage capital ratio of 4% or greater, and the bank does not meet the definition of a "well-capitalized" institution. A bank is deemed to be "critically undercapitalized" if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2%. In addition, the FDIC is authorized effectively to downgrade a bank to a lower capital category than the bank's capital ratios would otherwise indicate, based upon safety and soundness considerations (such as when the bank has received a less than satisfactory examination rating for any of the CAMELS rating categories other than capital: i.e. Asset Quality, Management, Earnings, Liquidity and Interest Rate Sensitivity). As a bank drops to lower capital levels, the extent of action to be taken by the appropriate regulator increases, restricting the types of transactions in which the bank may engage. The new capital standards are designed to bolster and protect the deposit insurance fund. Based upon its proposed capital, the Bank would be considered to be well capitalized.

         INSURANCE ON DEPOSIT ACCOUNTS. In response to the requirements of the FDICIA, the FDIC established a risk-based assessment system for insured depository institutions that takes into account the risks attributable to different categories and concentrations of assets and liabilities. The FDIC assigns a financial institution to one of three capital categories based on the institution's financial information, as of the reporting period ending seven months before the assessment period. These categories consist of well capitalized, adequately capitalized or undercapitalized, and one of three supervisory subcategories within each capital group. The supervisory subgroup to which an institution is assigned is based on a supervisory evaluation provided to the FDIC by the financial institution's primary regulator, in the Bank's case the Department, and information which the FDIC determines to be relevant to the institution's financial condition and the risk posed to the deposit insurance funds. A financial institution's assessment rate depends on the capital category and supervisory category to which it is assigned. There are nine assessment risk classifications (i.e., combinations of capital groups and supervisory subgroups) to which different assessment rates are applied. BIF assessment rates range from 0 basis points on deposits for a financial institution in the highest category (i.e., well-capitalized and financially sound with only a few minor weaknesses) to 31 basis points on deposits for an institution in the lowest category (i.e., undercapitalized and posing a substantial probability of loss to the BIF, unless effective corrective action is taken). The Bank does not expect any assessment for its first year of operation.

         STANDARDS FOR SAFETY AND SOUNDNESS. The FDICIA requires each federal banking agency to prescribe for all insured depository institutions and their holding companies standards relating to internal controls, information systems and audit systems, loan documentation, credit underwriting, interest rate risk exposure, asset growth, compensation, fees and benefits and such other operational and managerial standards as the agency deems appropriate. In addition, the federal banking regulatory agencies are required to prescribe by regulation standards specifying: (i) maximum classified assets to capital ratios; (ii) minimum earnings sufficient to absorb losses without impairing capital; (iii) to the extent feasible, a minimum ratio of market value to book value for publicly traded shares of depository institutions or the depository institution holding companies; and (iv) such other standards relating to asset quality, earnings and valuation as the agency deems appropriate. Finally, each federal banking agency is required to prescribe standards for employment contracts and other compensation arrangements of executive officers, employees, directors and principal shareholders of insured depository institutions that would prohibit compensation and benefits and other arrangements that are excessive or that could lead to a material financial loss for the depository institution. If an insured depository institution or its holding company fails to meet any of its standards described above, it will be required to submit to the appropriate federal banking agency a plan specifying the steps that will be taken to cure the deficiency. If a depository institution fails to submit an acceptable plan or fails to implement the plan, the appropriate federal banking agency will require the depository institution or holding company, to correct the deficiency and until corrected, may impose restrictions on the institution or the holding company including any of the restrictions applicable under the prompt corrective action provisions of the FDICIA.

         The FDICIA also requires each appropriate federal banking agency to adopt uniform regulations prescribing standards for extensions of credit secured by real estate or made for the purpose of financing the construction of improvements on real estate. In prescribing these standards, the banking agencies must consider the risk posed to the deposit insurance funds by real estate loans, the need for safe and sound operation of insured depository institutions and the availability of credit.

         CAPITAL REQUIREMENTS. The Federal Reserve and the FDIC have adopted capital regulations which establishes a Tier 1 core capital definition and a minimum 3% leverage capital ratio requirement for the most highly-rated banks and holding companies (i.e., those banks and holding companies with a composite CAMELS rating of 1 under the Uniform Financial Institutions Rating System established by the Federal Financial Institutions Examination Council) that are not anticipating or experiencing significant growth. All other state nonmember banks are required to meet a minimum leverage ratio that is at least 100 to 200 basis points above 3%. A holding company or bank that is not in the highest-rated category or that is anticipating or experiencing significant growth will have to meet a minimum leverage ratio of at least 4%. Based upon the Bank's Business Plan, the minimum capital with which the Bank will be permitted to open is $6.4 million.

         Under the Federal Reserve's and the FDIC's risk-based regulations, a holding company or bank must classify its assets and certain off-balance sheet activities into categories and maintain specified levels of capital for each category. The least capital is required for the category deemed by the Federal Reserve and the FDIC to have the least risk, and the most capital is required for the category deemed by the Federal Reserve and the FDIC to have the greatest risk. The regulations require a holding company or bank to have a total risk based capital ratio of 8% and a Tier 1 risk based capital ratio of 4%. Under the statement of policy, certain assets are required to be deducted from risk-based capital. Such assets include intangible assets, unconsolidated banking and finance subsidiaries, investments in securities subsidiaries, ineligible equity investments and reciprocal holding of capital instruments with other banks. In addition, the Federal Reserve or the FDIC may consider deducting other assets on a case-by-case basis or investments in other subsidiaries on a case-by-case basis or based on the general characteristics or functional nature of the subsidiaries.


         LOANS TO ONE BORROWER. Florida law allows a state bank to extend credit to any one borrower in an amount up to 25% of its capital accounts, which are defined as unimpaired capital, surplus and undivided profits, provided that the unsecured portion may not exceed 15% of the capital accounts of the bank. Based upon the proposed$6,400,000 in initial capital stock of the Bank, the maximum loan the Bank will be permitted to make is $1,600,000 provided that the unsecured portion may not exceed $960,000. Assuming the maximum proceeds of the Offering and a proposed initial Capital of $11,600,000, the maximum loan the Bank would be permitted to make would be approximately $2,900,000 provided that the unsecured portion could not exceed $1,740,000. The law permits exemptions for loans collateralized by accounts maintained with the Bank and for loans guaranteed by the Small Business Administration, the Federal Housing Administration and the Veterans Administration.


         PAYMENT OF DIVIDENDS. While not the only source of income, the primary source of income to the Company will be dividends from the Bank. A Florida chartered commercial bank may not pay cash dividends that would cause the bank's capital to fall below the minimum amount required by federal or Florida law. Otherwise, a commercial bank may pay a dividend out of the total of current net profits plus retained net profits of the preceding two years to the extent it deems expedient, except as described below. Twenty percent of the net profits in the preceding two year period may not be paid in dividends, but must be retained to increase capital surplus until such surplus equals the amount of common and preferred stock issued and outstanding. In addition, no bank may pay a dividend at any time that net income in the current year when combined with retained net income from the preceding two years produces a loss. The ability of the Bank to pay dividends to the Company will depend in part on the FDIC capital requirements in effect at such time and the ability of the Bank to comply with such requirements.

         BROKERED DEPOSITS. In accordance with the FDICIA, the FDIC has implemented restrictions on the acceptance of brokered deposits. In general, an "undercapitalized" depository institution may not accept, renew or roll over any brokered deposits. "Adequately capitalized" institutions may request a waiver from the FDIC to do so, while "well-capitalized" institutions may accept, renew or roll over such deposits without restriction. The rule requires registration of deposit brokers and imposes certain recordkeeping requirements. Depository institutions that are not "well-capitalized" (even if meeting minimum capital requirements) are subject to limits on rates of interest they may pay on brokered and other deposits. The Bank does not expect to acquire any brokered deposits.

         LIQUIDITY. A state-chartered commercial bank is required under Florida law to maintain a liquidity reserve of at least 15% of its total transaction accounts and 8% of its total nontransaction accounts subject to certain restrictions. This reserve may consist of cash-on-hand, demand deposits due from correspondent banks, and other investments and short-term marketable securities. The Bank will be subject to these requirements.

         COMMUNITY REINVESTMENT. Under the Community Reinvestment Act ("CRA"), as implemented by Federal Reserve and FDIC regulations, holding companies and state nonmember banks have a continuing and affirmative obligation consistent with their safe and sound operation to help meet the credit needs of their entire community, including low- and moderate-income neighborhoods. The CRA does not establish specific lending requirements or programs for financial institutions nor does it limit an institution's discretion to develop the types of products and services that it believes are best suited to its particular community, consistent with the CRA. The CRA requires the Federal Reserve and the FDIC, in connection with their examination of holding companies or state nonmember banks, to assess the Company's record of meeting the credit needs of their communities and to take such record into account in its evaluation of certain applications by such institution. The FIRREA amended the CRA to require public disclosure of an institution's CRA rating and to require that the Federal Reserve and the FDIC provide a written evaluation of an institution's CRA performance utilizing a four-tiered descriptive rating system in lieu of the then existing five-tiered numerical rating system. The Company and the Bank will be subject to these regulations.

         DEPOSIT INSURANCE FUNDS ACT OF 1996. On September 30, 1996, Congress passed and the President signed in to law the Deposit Insurance Funds Act of 1996 ("DIFA"). Among other things, the DIFA, and rules promulgated thereunder by the FDIC, provide for banks and thrifts to share the annual interest expense for the Finance Corp. Bonds which were issued in the late 1980s to help pay the costs of the savings and loan industry restructuring. The approximate annual interest expense is $780 million of which BIF insured banks are expected to pay approximately $322 million or 41%, while SAIF insured thrifts will pay approximately $458 million or 59% of the interest expense. It is estimated that the annual assessment for BIF insured institutions will be approximately 1.2 cents per $100 of deposits, while SAIF insured institutions will pay 6.5 cents per $100 of deposits. These payments are to begin in 1997 and run through 1999. Beginning in the year 2000 and continuing through the year 2017, banks and thrifts will each pay 2.43 cents per $100 of deposits. These assessments will be in addition to any regular deposit insurance assessments imposed by the FDIC under FDICIA. See REGULATION AND SUPERVISION - Insurance on Deposit Accounts.

         INTERSTATE BANKING. Under the Riegle-Neal Interstate Banking and Branching Efficiency Act of 1994, existing restrictions on interstate acquisitions of banks by bank holding companies were repealed on September 29, 1995, such that the Company and any other bank holding company would be able to acquire any Florida-based bank, subject to certain deposit percentage and other restrictions. The legislation also provides that, unless an individual state elects beforehand either (i) to accelerate the effective date or (ii) to prohibit out-of-state banks from operating interstate branches within its territory, on or after June 1, 1997, adequately capitalized and managed bank holding companies will be able to consolidate. De novo branching by an out-of-state bank would be permitted only if it is expressly permitted by the laws of the host state. The authority of a bank to establish and operate branches within a state will continue to be subject to applicable state branching laws. Florida has adopted legislation which will permit interstate acquisitions and interstate branching effective June 1, 1997. Florida law prohibits de novo branching by out of state banks.

         DEPARTMENT ASSESSMENT. State-chartered commercial banks are required by Department regulation to pay assessments to the Department to fund the operations of the Department. The general assessment, to be paid semiannually, is computed upon a bank's total assets, including consolidated subsidiaries, as reported in the bank's latest quarterly call report. The Bank will be required to pay such assessments semi-annually.

THE FEDERAL RESERVE SYSTEM

         The Federal Reserve regulations require banks to maintain non interest-earning reserves against their transaction accounts (primarily NOW and regular checking accounts). The Federal Reserve regulations generally require that reserves of 3% must be maintained against aggregate transaction accounts of $49.3 million or less (subject to adjustment by the Federal Reserve) plus 10% (subject to adjustment by the Federal Reserve between 8% and 14%) against that portion of total transaction accounts in excess of $49.3 million. The first $4.4 million of otherwise reservable balances (subject to adjustments by the Federal Reserve) are exempted from the reserve requirements. The balances maintained to meet the reserve requirements imposed by the Federal Reserve may be used to satisfy liquidity requirements. Because required reserves must be maintained in the form of either vault cash, a noninterest-bearing account at a Federal Reserve Bank or a pass-through account as defined by the Federal Reserve, interest-earning assets of the Bank are reduced. The Company and the Bank will be subject to these requirements.


                      ORGANIZERS AND PRINCIPAL SHAREHOLDERS


         The following persons are Organizers and Directors of both the Company and Bank: D. Michael Carter, Victor M. George (Organizer/Director), George H. Groves, James M. Healey, David C. Keasler (Organizer) John C. Kowkabany, Rudolph
A. Kraft, R. C. Mills, John W. Rose, John R. Schultz, Charles F. Spencer, Bennett A. Tavar, and Gary L. Winfield, M.D. The Organizers, as a group, intend to subscribe for 178,500 shares in the Offering which will equal 22.31% of the 800,000 minimum shares required to be sold in order to release funds from the Escrow Agreement. The Organizers and Directors have indicated that they may be willing to subscribe for additional shares in the Offering if necessary to help the Company complete the Offering and release the proceeds from the Escrow Account. In any event, total purchases by the Organizers will not exceed 258,500 shares in the aggregate, which would equal approximately 32.31% of the 800,000 minimum shares required to be sold in order to release funds from the Escrow Account. The following chart shows ownership information with respect to Organizers and Directors if they purchase stock in the Offering as currently intended.

                            [Table Follows This Page]

                                                       % OF OWNERSHIP      % OF OWNERSHIP
                                                           BASED ON            BASED ON
                                         NUMBER OF         MINIMUM             MAXIMUM
NAME(1)                                  SHARES(2)        OFFERING(3)         OFFERING(3)
-------                                  ---------        -----------      ---------------
D. Michael Carter                          10,500             1.31%              0.70%
Victor M. George                           12,500             1.56%              0.83%
George H. Groves                            5,000              .62%               .33%
James M. Healey                            15,000             1.88%              1.00%
David C. Keasler                            5,000              .62%               .33%
John C. Kowkabany                          15,000             1.88%              1.00%
Rudolph A. Kraft                           15,000             1.88%              1.00%
R. C. Mills                                27,000             3.37%              1.80%
John W. Rose                               25,000             3.13%              1.67%
John R. Schultz                            12,500             1.56%               .83%
Charles F. Spencer                         10,000             1.25%              0.67%
Bennett A. Tavar                           13,500             1.69%               .68%
Gary L. Winfield, M.D.                     12,500             1.56%              0.83%
                                         --------         -----------          ------
     TOTAL                                178,500            22.31%             11.90%
                                         ========         ===========          ======


--------------

(1) Each of the Organizers will acquire their shares during the Offering Period and in accordance with the terms set forth herein.

(2)  Number of shares to be purchased in the Offering.


(3) Individual percentages based upon 800,000 shares outstanding and 1,500,000, shares outstanding, respectively.



         All organizational and preopening expenses, as well as certain fixed asset acquisitions of the Company, and the Bank have been financed by the Organizers and Directors, or by loans guaranteed by the Organizers and Directors. For further discussion of transactions between the Organizers, Directors and the Company, see "CERTAIN TRANSACTIONS" on page 33 and "MANAGEMENT'S DISCUSSION AND ANALYSIS" on page 17.


                                   MANAGEMENT

DIRECTORS AND EXECUTIVE OFFICERS OF THE COMPANY AND THE BANK

         COMPANY. The initial Board of Directors of the Company consists of 12 directors. The directors will be divided into three classes, designated Class I, Class II and Class III. Each class will consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. The term of the Company's initial directors will expire at the first meeting of shareholders at which directors are elected. Following the subsequent election of the Company's directors, the term of the Class I directors will expire at the Company's next annual meeting of shareholders; the term of the Class II directors will expire at the Company's second annual meeting of shareholders; and the term of the Class III directors will expire at the Company's third annual meeting of shareholders. At each annual meeting of shareholders, successors to the class of directors whose term expires at the annual meeting will be elected for three-year terms. If the number of directors is changed, an increase or decrease will be apportioned among the classes so as to maintain the number of directors in each class as nearly equal as possible, and any additional director of any class elected to fill a vacancy resulting from an increase in such class will hold office for a term that will coincide with the remaining term of that class, but in no event will a decrease in the number of directors shorten the term of any incumbent director. Any director elected to fill a vacancy not resulting in an increase in the number of directors will have the same remaining term as that of his predecessor. Except in the case of removal from office, any vacancy on the Board of Directors will be filled by a majority vote of the remaining directors then in office. The effect of the classified Board of Directors is to make it more difficult for a person, entity or group to effect a change in control of the Company through the acquisition of a large block of the Company's voting stock.

         Any director may be removed, with or without cause, at any regular or special meeting of shareholders called for that purpose, and the position filled by another person nominated and elected for that purpose by the affirmative vote of the holders of at least 66% of the outstanding shares of the Company's Common Stock. The Company's officers are appointed by the Board of Directors and hold office at the will of the Board.

         BANK. Each of the nine proposed directors of the Bank will stand for election at the Bank's first shareholders meeting, which meeting will be held shortly before the Bank commences operations. The Company will be the sole shareholder of the Bank. After the first shareholder meeting, directors of the Bank will serve for a term of one year and will be elected each year at the Bank's annual meeting of shareholders. The Bank's officers will be appointed by its Board of Directors and will hold office at the will of the Board.

         The proposed directors and executive officers for the Company and the Bank are as follows:



NAME                                      POSITION WITH COMPANY                 POSITION WITH BANK
----                                      ---------------------                 -------------------
D. Michael Carter                                Director                               Director

Victor M. George                         Chairman, President, CEO          President, Chairman, CEO and Chief

George H. Groves                                 Director                               Director

James M. Healey                                  Director                                  --

David C. Keasler                                   N/A                 Senior Vice President, Senior Loan Officer

John C. Kowkabany                                Director                                  --

Rudolph A. Kraft                                 Director                                  --

R. C. Mills                                      Director                               Director

John W. Rose                                     Director                               Director

Lynn H. Sandberg                                   N/A                    Senior Vice President of Operations

John R. Schultz                                  Director                               Director

Charles F. Spencer                               Director                               Director

Bennett A. Tavar                                 Director                               Director

Gary L. Winfield, M.D.                           Director                               Director



         INITIAL DIRECTORS. The following is a brief description of the business, civic and educational experience of the initial Directors:

         D. MICHAEL CARTER, age 45, is a Certified Public Accountant and a graduate of Florida State University. Mr. Carter has lived in Jacksonville, Florida since 1975 and has an active accounting practice under Carter, Merolle & Company, P.A. Tax and audit clients include businesses, business owners and executives, as well as professionals. Prior to forming his own firm in 1980, Mr. Carter was a public accountant with two national accounting firms.

         VICTOR M. GEORGE, age 57, will be the President and CEO of the Company and the Bank. He will serve as the Company's Interim Chairman of the Board until the first annual meeting of shareholders. Mr. George has over 30 years of experience in the banking industry which began in 1971 with The Fifth Third Bank in Cincinnati, Ohio. Mr. George was the Vice President and Senior Commercial Regional Lender when he left Fifth Third Bank in 1980 to form VMG & Associates, Inc., an international financial firm. Mr. George moved to Orlando, Florida in 1983 to join Barnett Bank of Central Florida, N.A., where he served as Senior Vice President, Corporate Banking. Mr. George left Barnett Bank of Central Florida in 1988 to join First Florida Bank, N.A., Orange County, Florida, were after a series of promotions he became the President for First Florida Bank of Orange County, Florida. In 1993, after First Florida Banks, Inc. was acquired by Barnett Banks, Inc., Mr. George joined Community First Bank, a $320 million community bank located in Jacksonville, Florida. He was Executive Vice President responsible for commercial lending and consumer lending and the oversight of 10 branches. While at Community First Bank, commercial loan growth increased 30% annually, and consumer loans grew 212% through an indirect lending program implemented by Mr. George. When Community First Bank was acquired by Compass Bank in August 1996, Mr. George became the President of Fields Motor Cars of Florida, Inc. He resigned his position in October 1997 to organize the Bank. Mr. George received his B.A. degree in

Economics from Georgetown University in Washington, D.C. He also attended George Washington University for graduate study and has attended numerous banking and management courses with the American Institute of Banking and the American Management Association, respectively. Mr. George has lived in the Jacksonville area for five years where he is active and well known in the community. His civic and social activities include membership in the Meninak Club of Jacksonville, Sawgrass Country Club, former member of the University Club and a fund raising committee member of the Methodist Medical Center Hospice. Mr. George has been active in sponsoring the Senior Olympics in Jacksonville. From 1983 to 1993, Mr. George was involved in the Central Florida community where he was active in the Mid-Florida Economic Development Commission.


         GEORGE H. GROVES, age 58, has over 25 years experience in the financial services industry. He has served at the executive level for both community and regional commercial banks. In these capacities, he was responsible for all aspects of business development and operations, including strategic planning, profit/loss analysis, product development, marketing, sales and staff development. Mr. Groves was most recently Senior Executive Vice President and Chief Banking Officer of Keystone Financial, Inc., where he directed the banks growth efforts, including the acquisition of 14 banks, two non-bank companies and start-up of three banking related businesses. During Mr. Groves seven-year tenure, Keystone Financial grew from three banks with net income of $24 million on $2.0 billion in total assets to an organization with seven banks, several subsidiaries and net income of $100 million on total assets approaching $7.0 billion. Mr. Groves prior financial institutions experience include:
President/CEO, Northern Central Bank; Senior Vice President, Irwin Union Bank & Irwin Union Corporation; and Commercial Lender, First National Bank of Chicago.


         A native of Kentucky, Mr. Groves received his bachelor of science, engineering, from the United States Military Academy at West Point. He served in the United States Army achieving the rank of Captain. He also has an M.B.A. from the University of Virginia's Darden Graduate School of Business. He has served on the Board of Directors of Pennsylvania Bankers Association and various community efforts.

         JAMES M. HEALEY, age 41, is a partner in the Jacksonville Mint, Inc., a direct-mailed advertising vehicle, and has served as the company's Vice President since 1991. Prior to his association with the Jacksonville Mint, Mr. Healey worked with Carnation Food Products, Inc. and International Harvester. Mr. Healey attended Purdue University where he received a B.A. degree from Purdue's Business School with special studies in Marketing and Personnel. Mr. Healey and his wife, Cathy, of 19 years, have been residents and active members of the Jacksonville community since 1984.


         JOHN C. KOWKABANY, age 56, is a Jacksonville based real estate investor and consultant. Mr. Kowkabany has a vast array of both private and public sector experience. A resident of the Neptune Beach community, he has been very involved in local government, serving as the City's Councilman from 1985 to 1989 and then two four-years terms as Mayor from 1989 to 1997. Mr. Kowkabany's public sector experience provided him with a wealth of experience and knowledge regarding the local business and civic community, as well as close working relationships with various appointed officials on the local, state and federal levels.


         A native of Jacksonville, Mr. Kowkabany attended local schools and graduate with a Bachelor of Arts from Jacksonville University. He has been involved in numerous civic, charitable and social organizations, including Kiwanis International, American Cancer Society, Historical Society, Florida League of Cities, Gator Bowl Association and the Jacksonville Quarterback Club.

         RUDOLPH A. KRAFT, age 63, Part Owner of Kraft Motorcar Company, Inc., Jacksonville, Florida, a Mercedes- Benz, Jeep, Eagle and Buick Dealership from November of 1988 to June 1998. President and Chief Executive Officer of Kraft Holdings, Inc., a real estate investment and rental company. Mr. Kraft has served on the board of a number of civic organizations. He currently sits on the President's Council for Kettering University in Flint, Michigan.

         R. C. MILLS, age 61, is Executive Vice President and Chief Operating Officer of Heritage Holdings, Inc., a national distributor of propane gas. Mr. Mills is a native of Tallahassee, Florida and a graduate of the University of Sarasota. Mr. Mills was instrumental in building Heritage Holdings, Inc. into a national, publicly-traded company which is listed on the New York Stock Exchange. Mr. Mills has an extensive business background and is experienced in business mergers and acquisitions, corporate finance and personnel management. Mr. Mills resides in the Jacksonville area and is a member of the First Baptist Church of Jacksonville.

         JOHN W. ROSE, age 49, has been a financial services executive, advisor, and investor for over 25 years. Mr. Rose is the Founder/President of McAllen Capital Partners, Inc., a boutique firm providing a select range of financial, economic and management services, as well as capital resources exclusively to the financial services industry. Mr. Rose continues to serve as a special advisor to F.N.B. Corporation (Hermitage, Pennsylvania). Mr. Rose is also a general partner and chairman of the investment committee of Castle Creek Capital (California), a series of funds that invests in financial service companies. Prior to forming McAllen Capital, Mr. Rose served in various capacities with the following Chicago-based firms: President, Livingston Financial Group; Senior Vice President, ABN/LaSalle National Bank; Associate, William Blair & Co.; Principal, Dwyer, Rose & Associates; and Vice President, First National Bank. He currently serves on the Board of Directors of Regent Bancshares, Philadelphia, Pennsylvania, and First County Bank, Chardon, Ohio. Mr. Rose earned his undergraduate degree from Case Western Reserve University. He received his M.B.A. degree from Columbia University.

         JOHN R. SCHULTZ, age 34, is a fourth generation native of Jacksonville, Florida. Mr. Schultz is Chief Executive Officer of the Schultz Companies. He is the Founder and Chairman of Schultz Construction, Inc., a commercial/residential contractor and is Co-owner of Schultz Properties, Inc., a commercial real estate brokerage firm. Mr. Schultz is a graduate of The Bolles School and attended the University of Florida. Mr. Schultz is a director of numerous companies and community organizations, including First Coast Venture Capital Corp., Southeast-Atlantic Corp. (Canada Dry bottler/distributor for Florida and Georgia), Junior Achievement of Jacksonville, St. Vincent's Foundation, Museum of Science and History, Jacksonville Museum of Contemporary Art, Volunteer Jacksonville and Visador Company. Mr. Schultz is also a member of various professional and civic organizations, including the Northeast Florida Builders Association, Jacksonville Association of Realtors, Rotary Club of West Jacksonville and Jacksonville Community Council, Inc. Mr. Schultz is an alumni of the 1994 Class of Leadership Jacksonville.

         CHARLES F. SPENCER, age 55, is President of the International Longshoremen's Association, Local 1408 in Jacksonville, Florida. In addition, Mr. Spencer is Vice President of the South Atlantic and Gulf Coast District of I.L.A. and Vice President at Large of the Florida AFL-CIO. Mr. Spencer is a member of the Jacksonville Sports Development Authority appointed by the Mayor. He also serves as Secretary-Treasurer, elected by board members of the J.S.D.A. A native of Jacksonville, Mr. Spencer is very active in the community. He is a member of the West Side Church of Christ, where he teaches and is a member of the finance committee. Mr. Spencer is a board member of Edward Waters College where he attended school and is a former board member of the Florida Community College at Jacksonville Foundation, which he also attended.

         GARY L. WINFIELD, M.D., age 41, is a physician. Dr. Winfield has had an active family practice in Jacksonville, Florida since 1989, operating under Sandcastle Family Practice, P.A. From 1986 to 1989, Dr. Winfield completed his residency requirements at St. Vincent's Hospital in Jacksonville. Dr. Winfield is also Vice President of Medical Affairs for Anthem Health Plans of Florida, a provider of health insurance. Dr. Winfield received his undergraduate degree from the University of Oklahoma and is a graduate of the College of Medicine of the University of Oklahoma.

         OFFICERS. The following is a brief description of the business, civic and educational experience of the initial Officers:

         TIMOTHY R. HILYER, age 47, will be Vice President/Credit Administrator of the Bank. Mr. Hilyer has over ten years of experience with the financial services industry, including credit administration positions with community and large regional banks. Prior to joining the Bank, he was Vice President and Senior Credit Officer with Gulf Coast National Bank (Naples, Florida). Mr. Hilyer's prior employment has included: Senior Credit Officer, Community First Bank (Jacksonville), Credit Administration Officer, Bank South (Waycross, Georgia), and Senior Credit Analyst, First Union National Bank (Columbus, Georgia). A native of Georgia, he holds a bachelors of business administration from the University of Georgia.

         DAVID C. KEASLER, age 41, will be Senior Vice President and Senior Loan Officer of the Bank. Mr. Keasler has 17 years financial services experience, with specific expertise in the areas of credit production, underwriting and administration. Most recently, he was President of Ponte Vedra Capital, Inc., a Jacksonville-based mortgage brokerage business. His prior financial institutions affiliations include: Vice President-Corporate Banking, Southeast Bank (Miami, Florida), Vice President, American National Bank of Florida. A native of Florida, Mr. Keasler holds a B.S.B.A. in Finance and Banking from the University of Arkansas. His civic responsibilities included: Treasurer of River Region Human Services and Committee Chairman for the Tournament Players Championship. Mr. Keasler has been a resident of Jacksonville for 42 years.




         LYNN H. SANDBERG, age 42, will be Senior Vice President and Chief Operations Officer of the Bank. Ms. Sandberg has nearly 25 years of financial institution experience, focused primarily in the areas of financial management, operations, and information technology. Ms. Sandberg was most recently Vice President/Cashier with Enterprise National Bank, a community bank based in Jacksonville, Florida. At Enterprise National Bank, Ms. Sandberg was responsible for item processing, bookkeeping, and information systems. Her previous financial services positions included: Senior Product Manager, Nation or (a financial services software firm), Vice President-Operations, FloridaBank (Jacksonville), Operations Officer, Barnett Operations Company (Jacksonville), and Assistant Vice President, Florida National Bank (Jacksonville). A Florida native, Ms. Sandberg is a graduate of Santa Fe Community College (Gainesville) and is presently attending Jacksonville University.

EXECUTIVE COMPENSATION

         The Organizers entered into an employment agreement with Victor M. George in February 27, 1998, to assist the Organizers with the formation of the Company and the Bank. Under the terms of the Agreement, Victor M. George will serve as the President and Chief Executive Officer of the Company, subject to selection by the Board of Directors, and as President, Chief Executive Officer of the Bank, subject to selection by the Bank's Board of Directors. Mr. George will be paid a base salary of $95,000 and will be entitled to a fixed performance bonus equal to 3% of the Company's quarterly consolidated net income before taxes (excluding extraordinary gains or losses) and without consideration of the performance bonus computed in accordance with generally accepted accounting principles. The Bank will also provide Mr. George with an automobile for use during the term of employment. Under the employment agreement, the base salary and any bonus is paid by the Bank. As part of his employment agreement, the Bank will pay the annual membership fee for Mr. George to be a member at a business club and country club as approved by the Board of Directors.

         Mr. George may participate in all employee benefits, stock option plans, pension plans, insurance plans and other fringe benefits commensurate with his position. On or before each December 31, the Board of Directors shall review the employment agreements and the employees' performance and vote whether to extend the term of the employment agreements for an additional year. The decision to extend the employment agreements is within the sole discretion of the Board of Directors.

         The Employment agreement provides for termination by the Bank for "cause." In the event the Bank chooses to terminate Mr. George's employment for reasons other than for cause, they (or in the event of death, their respective beneficiaries) would be entitled to a severance payment equal to the total annual compensation for the remainder of the term of the respective employment agreement. In the event of a change of control of the Company or the Bank, Mr. George will be entitled to three times his annual compensation.

         In the event Mr. George voluntarily terminates his employment, other than for reasons mentioned herein, all rights and benefits under the respective employment agreement shall immediately terminate upon the effective date of termination.

STOCK OPTION PLANS


         The Board of Directors intends to present, for shareholder approval, at the Company's first annual meeting of shareholders, a Directors' Stock Option Plan and a Key Employee Stock Option Plan (collectively the "Plans"), which will be designed to provide incentive compensation to Directors and key employees of the Company. The detail of the Plans have not yet been determined, but such details would be disclosed to shareholders in the Company's Proxy Statement issued in connection with solicitation of shareholder approval of such Plans. It is anticipated that 15% of the shares of the outstanding shares resulting from this Offering will be set aside for stock options under the Plans, 8% to the Employees of the Company, and 5.5% to the directors of the Company, based pro-rata on the number of shares of the Company that each director purchased. Such options will not be granted at less than fair market value of the Company's Common Stock on the date of grant. Under Mr. George's employment agreement, he will be granted a stock option for 50,000 shares, subject to adoption and approval by the Company's shareholders of the Key Employee Stock Option Plan.


KEY-MAN LIFE INSURANCE

         The Company has obtained a $1,000,000 "key-man" life insurance policy on Mr. George which is payable to the Company in the event of his death. Should Mr. George die during the organizational process, the Company may elect to terminate the Offering and refund all subscription proceeds to the subscribers, or the Company may seek a qualified replacement which would delay the commencement of operations and increase pre-opening expenses.

                              CERTAIN TRANSACTIONS

ORGANIZATIONAL ADVANCES

In order to fund the initial organizational expenses of the Bank, estimated to be approximately $500,000, one of the Directors, R. C. Mills, loaned the Company $150,000, as evidenced by a Promissory Note dated October 10, 1997. The loan is at 8.5% interest payable and will be repaid from the proceeds of the Offering. The terms of this loan are as favorable to the Company as those loans generally available from unaffiliated third parties. In particular, the 8.5% interest rate is less than the interest rate being charged by commercial lenders in the Jacksonville area for similar loans. The loan has been ratified by a majority of the company's independent directors who had no interest in the transaction and who had access to independent legal counsel at the time of the transaction.

         Pre-opening expenses exceeding the $150,000 loaned to the Company by the Director will be funded through a line of credit that has been extended to the Company by the Independent Banker's Bank on terms and conditions as follows:



         Loan Amount......................... up to $450,000.

         Terms............................... On demand, interest monthly, due on or before April 10, 1999.

         Rate................................ Wall Street Journal prime minus 1%, floating.

         Fee................................. None.

         Guarantors.......................... Organizing Directors--limited to $62,500 per director.



         The Organizers and Directors have also agreed to act as guarantors on loans of up to $1.8 million pursuant to a commitment in that amount from Columbus Bank Trust Company for loans to purchase and renovate the main office facility and to purchase furniture, fixtures and equipment. This loan commitment permits the Company to make a series of unsecured loans with an interest rate of the prime rate less 1/2% and permits the execution of separate six-month notes, renewable up to one year. Pursuant to this loan commitment, the Company has borrowed $625,000 on January 11, 1998, for the acquisition of the Banks main office; $450,000 on December 1, 1998, to renovate the main office, and $250,000 on October 18, 1998, for the purpose of purchasing equipment, furniture and fixtures. These loans mature March 24, 1999, March 24, 1999, and February 16, 1999, respectively, and require interest-only payments until maturity.


         All future material affiliated transactions must be approved by a majority of the Company's outside independent directors who do not have an interest in the transactions and who had access, at the Company's expense, to the issuer's or independent legal counsel.

BANKING TRANSACTIONS

         It is anticipated that the Directors and officers of the Company and the Bank and the companies with which they are associated will have banking transactions with the Bank in the ordinary course of business. All transactions between the Bank and affiliated persons, including 5% shareholders, will be on terms no less favorable to the Bank than could be obtained from independent third parties. Any loans and commitments to lend to such affiliated persons or entities included in such transaction will be made in accordance with all applicable laws and regulations and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated persons of similar creditworthiness.

FINANCIAL ADVISORS


         On June 10, 1998, the Company engaged McAllen Capital Partners, Inc. ("McAllen Capital") as a financial advisor to assist the Company with its marketing efforts and future strategic planning. McAllen Capital is a diversified consulting firm providing financial, economic and management consulting services to the financial services industry. McAllen Capital is providing financial advice to the Company in connection with the Offering and has been retained to provide post-capitalization strategic planning services. McAllen Capital was chosen because of its specific expertise in the financial services industry and experience in corporate recapitalization, including transactions involving shareholder rights offerings and community offerings. Following the Offering, McAllen Capital will assist management and the Board of Directors in the post-capitalization phase by analyzing and monitoring the Company's program in implementing its new corporate strategies. John W. Rose, a Director for both the Company and the Bank, is the President of McAllen Capital, which will receive 1.5% fee of the gross proceeds of the public offering (excluding the amount raised from directors and employees) for its advisory service in connection with this Offering. McAllen Capital has not been retained to, and will not, solicit the sale or purchase nor will it purchase or sell Common Stock in connection with the Offering and will not otherwise act as an underwriter with respect to the Offering. This transaction was ratified by outside-non employee Directors of the Company. Mr. Rose did not vote or participate in the discussions relating to the engagement of McAllen Capital.


                                  SALES AGENTS

         The Company has engaged KBW and Turner as its "Sales Agents" and co-managers in connection with the Offering, pursuant to Sales Agency Agreements executed between the Company, KBW and Turner (the "Agency Agreements"). KBW and Turner were chosen because of their general experience in the financial services industry and because of their experience in transactions involving community offerings.

         KBW and Turner have provided advice to the Company regarding the structure of the Offering, as well as with respect to marketing the shares of Common Stock to be issued in the Offering. KBW and Turner will use their best efforts to solicit subscriptions and purchase orders for shares of Common Stock in the Offering.

         KBW and Turner have not prepared any report or opinion constituting a recommendation or advice to the Company, nor have they prepared an opinion as to the fairness of the offering price or the terms of the Offering to the Company. KBW and Turner express no opinion as to the prices at which shares to be distributed in connection with the Offering may trade if and when they are issued at any future time. See "DETERMINATION OF OFFERING PRICE."


         As compensation for their services, the Company has agreed that KBW and Turner shall receive: (i) no marketing fee for the Common Stock subscribed for or purchased by the Company's officers, Directors, or employees, and (ii) a marketing fee of 5.5% of the aggregate offering price of the Common Stock sold in the Offering and the Syndicated Community Offering. KBW and Turner will pass on to such selected broker-dealers who participate in the Syndicated Community Offering an amount of stock sold at a comparable price per share in a similar market environment. Fees with respect to purchases affected with the assistance of broker-dealers other than KBW or Turner will be transmitted by KBW or Turner to such broker-dealer. In connection with its engagement of KBW and Turner, the Company has agreed to indemnify KBW and Turner against certain liability arising out of its engagement or, in the event indemnification is unavailable, to contribute payments that KBW and Turner may be required to make in respect thereof.


                      SUMMARY OF ARTICLES OF INCORPORATION


         This following sets forth a general summary of certain provisions of the Company's Articles which may be deemed to have an "anti-takeover effect or otherwise restrict sales of the Company's Common Stock." The description below is necessarily general and, with respect to the provision contained in the Company's Articles, reference should be made to such documents. SEE EXHIBIT A. Despite the belief of the Board of Directors of the Company that these restrictive provisions are in the best interest of the shareholders, these provisions may have the effect of discouraging a future takeover attempt which would not be approved by the Company's Board of Directors, but pursuant to which shareholders might receive a premium for their Common Stock over current market prices or the effect of precluding other corporate action that a majority of the shareholders felt were in their best interest. As a result, shareholders who might desire to participate in such a transaction may not have any opportunity to do so. Such provisions may also render the removal of the Board of Directors of the Company and management more difficult. Finally, certain restrictive provisions might make it difficult or impossible to sell Common Stock to persons other than existing shareholder or the Company or might delay such a sale to such an extent as to cause a substantial hardship on the selling shareholder.



         AUTHORIZED SHARES. The Articles authorize the issuance of 10,000,000 shares of capital stock consisting of 8,000,000 shares of Common Stock and 2,000,000 shares of preferred stock. The amount of authorized shares of Common Stock is greater than that to be issued in this Offering in order to provide the Company's Board of Directors with as much flexibility as possible to effect, among other things, financing, acquisitions, stock dividends, stock splits and employee stock option transactions. However, these additional authorized shares may also be used by the Board of Directors consistent with its fiduciary duty to deter future attempts to gain control of the Company. The Company's Board currently has no plans for the issuance of any preferred stock or any additional Common Stock other than the issuance of shares of Common Stock in this Offering. The Company will not offer preferred stock to directors, officers and other affiliated persons except on the same terms as to all other shareholders.


         SPECIAL MEETINGS OF SHAREHOLDERS. A special meeting of the shareholders may be called by a resolution adopted by a majority of the Board of Directors, the Chairman of the Board or the President of the Company, or by shareholders holding at least 20% of the outstanding shares of the Company.


         DIRECTORS. The Company's directors are divided into three classes, with the term of office of the first class (Class I) to expire at the 1999 Annual Meeting of Shareholders, the term of office of the second class (Class II) to expire at the 2000 Annual Meeting, and the term of office of the third class (Class III) to expire at the 2001 Annual Meeting. Any director, or the entire Board of Directors, may be removed from office by the affirmative vote of the holders of at least 60% of the voting power of all of the then outstanding shares of capital stock of the Company entitled to vote generally in the election of directors, voting together as a single class. State law only requires a simple majority to remove a director from the Board.


         AFFILIATED TRANSACTIONS AND BUSINESS COMBINATIONS. The Company's Articles contain provisions requiring supermajority shareholder approval to effect certain extraordinary corporate transactions which are not approved by a majority of the disinterested members of the Board of Directors. The Articles require the affirmative vote or consent of the holders of at least 66% of the shares of voting stock, voting together as a single class, to approve any merger, consolidation, disposition of all or a substantial part of the assets of the Company or a subsidiary of the Company, exchange of securities requiring shareholder approval or liquidation of the Company ("Affiliated Transaction"), if any person who together with his affiliates and associates owns beneficially 10% or more of any voting stock of the Company ("Interested Shareholder") is a party to the transaction; provided that a majority of the Disinterested Directors of the Company has not approved the transaction.

         CONTROL SHARE ACQUISITIONS. Control Shares acquired by a person acting alone or as part of a group, with certain exceptions, have only such voting rights as may be granted by a resolution approved by the holders of other than interested shares of the Company. Additionally, such Control Shares are subject to redemption by the Company within 60 days after the last acquisition if no Acquiring Person Statement is filed. Dissenting shareholders to any Control Share Acquisition shall have the right to obligate the Acquiring Person to purchase their shares for the highest amount proposed to be paid per share in the Control Share Acquisition.

         ACQUISITION OFFERS. The Board of Directors of the Company, when evaluating any offer of another "Person" (as defined in the Articles) to: (i) make a tender or exchange offer for any equity security of the Company; (ii) merge or consolidate the Company with another corporation or entity; or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Company, shall, in connection with the exercise of its judgement in determining what is in the best interest of the Company and its shareholders, give due consideration to all relevant factors, including, without limitation:
(1) the social and economic effect of acceptance of such offer on the Company's present and future customers and employees and those of its subsidiaries in the communities in which its subsidiaries operate or are located; (2) on the ability of the Company to fulfill its corporate objectives as a financial bank holding company; and (3) on the ability of its subsidiary financial banks to fulfill the objectives of such banks under applicable statutes and regulations.

         INDEMNIFICATION. The Company's Articles provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law as authorized by the Board of Directors and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to by reason of the fact that he or she is or was a director of the Company upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such director is not entitled to indemnification.


         AMENDMENT OF THE ARTICLES. Generally, amendments to the Articles must be approved by a majority affirmative vote of its Board of Directors and also by a majority of the outstanding shares of its voting stock. However, the affirmative vote of 66% of the outstanding shares held by shareholders entitled to vote is required to amend sections of the Articles which deal with special meetings of shareholders, number and classes of directors, affiliated transactions and business combinations, acquisition offers, and indemnification.

                                LEGAL PROCEEDINGS

         There are no pending legal proceedings to which the Company or the proposed Bank is a party or of which any of their properties are subject; nor are there proceedings known to the Company contemplated by any governmental authority; nor are there proceedings known to the Company, pending or contemplated, in which any director, officer or affiliate or any proposed principal security holder of the Company, or any associate of any of the foregoing is a party or has an interest adverse to the Company or the Bank.


                                  LEGAL MATTERS

         Certain legal matters in connection with the shares of Common Stock offered hereby will be passed upon for the Company by Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301, counsel to the Company.

                                     EXPERTS

         The financial statements of the Company as of December 31, 1997, and for the period from October 24, 1997 (date of incorporation) to December 31, 1997, included elsewhere in the Registration Statement, have been included in reliance upon the reports of Hacker, Johnson, Cohen & Grieb, PA, independent certified public accountants, and upon the authority of said firm as experts in accounting and auditing matters.


                             ADDITIONAL INFORMATION


         The Company has filed with the Commission, 450 Fifth Street Northwest, Washington, D.C. 20549, a Form SB-2 Registration Statement (herein, together with all amendments thereto the "Registration Statement") under the 33 Act, as amended, with respect to the shares of Common Stock offered hereby. This filing was made electronically through EDGAR. This Prospectus does not contain all of the information included in the Registration Statement. For further information with respect to the Company and the Common Stock, reference is hereby made to the Registration Statement and the exhibits and schedules thereto. A complete copy of the document may be obtained at the Commission's web site located at http://www.sec.gov.

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         INDEX TO FINANCIAL STATEMENTS



                                                                                                                  Page
                                                                                                                  ----
Independent Auditors' Report......................................................................................F-2

Balance Sheets at September 30, 1998 (unaudited) and December 31, 1997............................................F-3

Statements of Operations for the Periods from January 1, 1998 to September 30,
         1998 (unaudited) and October 24, 1997
         (Date of Incorporation) to December 31, 1997 ............................................................F-4

Statements of Changes in Stockholders' Deficit
         for the Periods from January 1, 1998 to September 30, 1998 (unaudited)
         and October 24, 1997 (Date of Incorporation)
         to December 31, 1997.....................................................................................F-5

Statements of Cash Flows for the Periods from January 1, 1998 to September 30,
         1998 (unaudited) and October 24, 1997
         (Date of Incorporation) to December 31, 1997.............................................................F-6

Notes to Financial Statements as of September 30, 1998 (unaudited) and
         December 31, 1997 and for the Periods from January 1, 1998 to
         September 30, 1998 (unaudited) and October 24, 1997 (Date
         of Incorporation) to December 31, 1997 ..................................................................F-7 - F-8



All schedules have been omitted because of the absence of the conditions under which they are required or because the required information is included in the financial statements and related notes.

                          INDEPENDENT AUDITORS' REPORT



Board of Directors
Jacksonville Bancorp, Inc.:

We have audited the accompanying balance sheet of Jacksonville Bancorp, Inc. (a development stage company) (the "Company") at December 31, 1997, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period from October 24, 1997 (Date of Incorporation) to December 31, 1997. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at December 31, 1997, and the results of its operations and its cash flows for the period from October 24, 1997 (Date of Incorporation) to December 31, 1997, in conformity with generally accepted accounting principles.






HACKER, JOHNSON, COHEN & GRIEB PA
Orlando, Florida
August 28, 1998

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                                 BALANCE SHEETS


                                                                                     SEPTEMBER 30,     DECEMBER 31,
                                                                                         1998            1997
                                                                                      ------------     ------------
                                                                                      (UNAUDITED)
         ASSETS

Cash...............................................................................    $    71,359          114,533
Premises and equipment.............................................................        686,602               --
Other assets.......................................................................          3,329               --
                                                                                       -----------     ------------

       Total.......................................................................    $   761,290          114,533
                                                                                       ===========          =======

    LIABILITIES AND STOCKHOLDERS' EQUITY

Line of credit.....................................................................        350,000               --
Note payable.......................................................................        625,000               --
Note payable to related party (Note 3).............................................        150,000          150,000
Accrued interest payable...........................................................         21,429            2,125
                                                                                       -----------          -------

       Total liabilities...........................................................      1,146,429          152,125
                                                                                       -----------          -------

Commitments (Note 4)

Stockholders' deficit:
    Preferred stock, $.01 par value, 2,000,000 shares authorized, none
       issued and outstanding......................................................             --               --
    Common stock, $.01 par value, 8,000,000 shares
       authorized, none issued and outstanding.....................................             --               --
    Additional paid-in capital.....................................................             --               --
    Accumulated deficit............................................................       (385,139)         (37,592)
                                                                                       -----------          -------

       Total stockholders' deficit.................................................       (385,139)         (37,592)
                                                                                       -----------          -------

       Total.......................................................................    $   761,290          114,533
                                                                                       ===========          =======






See Accompanying Notes to Financial Statements

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF OPERATIONS


                                                                                                      PERIOD FROM
                                                                                    PERIOD FROM     OCTOBER 24, 1997
                                                                                     JANUARY 1,        (DATE OF
                                                                                      1998 TO       INCORPORATION) TO
                                                                                    SEPTEMBER 30,      DECEMBER 31,
                                                                                        1998               1997
                                                                                   -------------    -----------------
                                                                                    (UNAUDITED)
Interest income..................................................................     $   6,436            1,054

Organizational expenses:
    Compensation and benefits....................................................      (186,264)         (25,847)
    Rent.........................................................................       (15,376)            (500)
    Professional fees............................................................       (57,484)         (10,000)
    Application fees.............................................................       (22,114)              --
    Interest expense.............................................................       (30,189)          (2,125)
    Other........................................................................       (42,556)            (174)
                                                                                      ---------          -------

    Total........................................................................      (353,983)         (38,646)
                                                                                      ---------          -------

    Net loss.....................................................................     $(347,547)         (37,592)
                                                                                      =========          =======




See Accompanying Notes to Financial Statements.

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                 STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

            PERIODS FROM OCTOBER 24, 1997 (DATE OF INCORPORATION) TO
                 DECEMBER 31, 1997 AND FROM JANUARY 1, 1998 TO
                         SEPTEMBER 30, 1998 (UNAUDITED)




                                                       ADDITIONAL                    TOTAL
                                              COMMON     PAID-IN    ACCUMULATED    STOCKHOLDERS'
                                              STOCK      CAPITAL      DEFICIT        DEFICIT
                                              ------   ----------   -----------    -----------
Balance at October 24, 1997
    (date of incorporation) .............     $    --     --              --               --

Net loss ................................          --     --         (37,592)         (37,592)
                                              -------     --        --------         --------

Balance at December 31, 1997 ............          --     --         (37,592)         (37,592)

Net loss (unaudited) ....................          --     --        (347,547)        (347,547)
                                              -------     --        --------         --------

Balance at September 30, 1998 (unaudited)     $    --     --        (385,139)        (385,139)
                                              =======     ==        ========         ========





See Accompanying Notes to Financial Statements.

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                            STATEMENTS OF CASH FLOWS


                                                                                                      PERIOD FROM
                                                                                    PERIOD FROM     OCTOBER 24, 1997
                                                                                     JANUARY 1,        (DATE OF
                                                                                      1998 TO      INCORPORATION) TO
                                                                                    SEPTEMBER 30,     DECEMBER 31,
                                                                                        1998             1997
                                                                                    -------------    ---------------
                                                                                      (UNAUDITED)
Cash flows used in administrative activities during the development stage:
    Net loss ....................................................................     $(347,547)       (37,592)
    Adjustments to reconcile net loss to net cash used by administrative activities during the development stage:
        Increase in other assets ................................................        (3,329)            --
        Increase in accrued interest payable ....................................        19,304          2,125
                                                                                      ---------      ---------

          Net cash used in administrative activities
            of the development stage ............................................      (331,572)       (35,467)
                                                                                      ---------      ---------

Cash flows from investing activities:
    Acquisition of premises and equipment .......................................      (686,602)            --
                                                                                      ---------      ---------

Cash flows from financing activities:
    Proceeds from issuance of debt ..............................................       975,000        150,000
                                                                                      ---------      ---------

Net (decrease) increase in cash .................................................       (43,174)       114,533

Cash at beginning of period .....................................................       114,533             --
                                                                                      ---------      ---------

Cash at end of period ...........................................................     $  71,359        114,533
                                                                                      =========      =========

Supplemental disclosures of cash flow information-
    Cash paid during period for:
    Interest.....................................................................     $      --             --
                                                                                      =========      =========

    Income taxes ................................................................     $      --             --
                                                                                      =========      =========





See Accompanying Notes to Financial Statements.

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                         NOTES TO FINANCIAL STATEMENTS

              DECEMBER 31, 1997 AND SEPTEMBER 30, 1998 (UNAUDITED)


(1) SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
    GENERAL. Jacksonville Bancorp, Inc. (the "Company") was incorporated on
        October 24, 1997 in the State of Florida. The Company has applied to the Board of Governors of the Federal Reserve System ("Board of Governors") to become a one-bank holding company and plans to acquire 100% of the outstanding shares of The Jacksonville Bank (the "Bank"), which is planned to be incorporated and organized in Jacksonville, Florida. The operations of the Company, which initially are intended to consist solely of the ownership of the Bank, have not commenced as of September 30, 1998. Therefore, with the exception of organizational costs which are being expensed when incurred, accounting policies have not been established. The Company has adopted a fiscal year end of December 31.

    The accompanying financial statements at September 30, 1998 and for the nine-month period then ended is unaudited; however, in the opinion of management, all adjustments necessary for the fair presentation of the financial statements have been included. All such adjustments are of a normal recurring nature. The results for the nine months ended September 30, 1998 are not necessarily indicative of the results which may be expected for the entire year.

    ESTIMATES. The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2) ORGANIZATION
    In February, 1998, the Company filed an application for authority to organize a state-chartered bank with the Comptroller of the State of Florida, Department of Banking and Finance. The approval of this application will be contingent upon certain conditions being met. These conditions include, among other things, the establishment of total capital accounts of the Bank of not less than $4,050,000 with not less than $2,100,000 allocated to common capital, after all organizational and preopening expenses, and the approval by the Board of Governors of the Federal Reserve System of the Company's application to acquire the stock of the Bank as a registered bank holding company.

(3) RELATED PARTIES
    The Company has appointed one of its Organizers as the President and Chief
        Executive Officer of the Company. The Company also has a $150,000 note payable to one of its Organizers; the note, dated October 10, 1997, bears interest at an annual rate of 8.5%, and is expected to be repaid from the proceeds of the stock offering.

(4) PREMISES AND EQUIPMENT
    In June 1998, the Company purchased a former fast-food restaurant site which will be renovated and used as the Bank's main office. The purchase price was $587,500, and the Company expects to spend an additional $390,000 for renovations of the existing building. This facility is expected to open in early 1999.

    A summary of premises and equipment at September 30, 1998 (unaudited) follows:

           Building and leasehold improvements..................................      $ 622,329
           Furniture, fixtures and equipment....................................         64,273
                                                                                      ---------

           Total, at cost.......................................................      $ 686,602
                                                                                      =========

    The premises and equipment set forth above are pledged to collateralize the note payable discussed in Note 8.

    Office facilities, which will serve as the main office until the main office renovation is complete, have been leased under an operating lease which commenced in July 1998. The leased office facilities will serve as a branch office when the main office renovation is completed.

                                                                  (continued)

                           JACKSONVILLE BANCORP, INC.
                         (A DEVELOPMENT STAGE COMPANY)

                    NOTES TO FINANCIAL STATEMENTS, CONTINUED


(4) PREMISES AND EQUIPMENT, CONTINUED
    The lease, which provides for a term of sixty months, requires the Company to pay utilities, insurance, taxes and other operating expenses. As of September 30, 1998, future minimum rental commitments under the noncancelable lease are as follows:

        YEAR ENDING DECEMBER 31,
           1998.................................................................      $   5,250
           1999.................................................................         21,840
           2000.................................................................         22,716
           2001.................................................................         23,628
           2002.................................................................         24,096
           Thereafter...........................................................         12,282
                                                                                       --------

                                                                                      $ 109,812
                                                                                      =========

(5) SALE OF COMMON SHARES
    The Company plans to offer a minimum of 800,000 shares and a maximum of 1,500,000 shares of its common stock to the public. The price per share is expected to be $10. The Company expects to incur offering costs ranging from $600,000 to $1.2 million relating to this sale.

(6) INCENTIVE STOCK OPTION PLAN
    The Company's Board of Directors has adopted an Incentive Stock Option Plan
        ("Plan"). The Plan will be contingent upon approval by the Company's shareholders. The Plan will provide for the grant of options at the discretion of a committee designated by the Board of Directors to administer the Plan. The option exercise price must be at least 100% (110% in the case of a holder of 10% or more of the Common Stock) of the fair market value of the stock on the date the option is granted and the options will be exercisable by the holder thereof in full at any time following a vesting period and prior to their expiration in accordance with the terms of the Plan. The Company has entered into an Employment Contract with its chief executive officer whereby he has been granted an option to purchase 50,000 shares of the Company's common stock under this Plan.

(7) LINE OF CREDIT
    In April 1998, the Company obtained a line of credit of $450,000 from a financial institution at an interest rate of Prime minus 1%. The line is guaranteed by the Company's Board of Directors. At September 30, 1998, $350,000 was outstanding under this line of credit. These amounts will be used to fund organizational and other costs incurred by the Company and to repay advances from organizers. It is intended that amounts outstanding under this line of credit will be repaid from the proceeds of the Company's common stock offering.

(8) NOTE PAYABLE
    In May 1998, the Company obtained credit availability from another financial institution, which provides for a short-term line of credit, a loan for the acquisition of the Bank's main office, and a loan for the purchase of furniture, fixtures and equipment. Each of these loans are guaranteed by certain directors of the Company. The arrangement provides for: (i) a $200,000 line of credit which bears interest at prime minus 1/2%, with an additional $500,000 letter of credit, with a term of 180 days; (ii) a loan of up to $850,000 for the purchase and renovation of the Bank's main office, with provisions for a first lien on the underlying real estate and an interest rate of prime minus 1/2%; and, (iii), a loan of up to $250,000 to purchase furniture, fixtures and equipment, bearing interest at prime minus 1/2% and a term of 180 days. It is intended that each of these loans will be repaid from the proceeds of the Company's common stock offering. At September 30, 1998, $625,000 was outstanding under this credit facility.

                                  APPENDIX "A"
                            ARTICLES OF INCORPORATION

                                STATE OF FLORIDA
                               DEPARTMENT OF STATE


I certify the attached is a true and correct copy of the Articles of Incorporation of JACKSONVILLE BANCORP, INC., a Florida corporation, filed on October 24, 1997, as shown by the records of this office.

The document number of this corporation is P97000091697.













                                        Given under my hand and the
                                     Great Seal of the State of Florida
                                   at Tallahassee, the Capitol, this the
                                     Twenty-fourth day of October, 1997



                                          /s/ SANDRA B. MORTHAM
                                              ------------------------------
                                              Sandra B. Mortham
                                              Secretary of State

         [SEAL]

                            ARTICLES OF INCORPORATION
                                       OF
                           JACKSONVILLE BANCORP, INC.

      The undersigned incorporators, for the purpose of forming a corporation under Chapter 607, the Florida Business Corporation Act, hereby adopt the following Articles of Incorporation.

                                ARTICLE I - NAME
      The name of the Corporation is "Jacksonville Bancorp, Inc." ("Corporation"). The principal place of business of the Corporation shall be 2275 Spanish Moss Drive, Jacksonville, Florida 32246, or at such other place within the State of Florida as the Board of Directors may designate. The name of the registered agent is Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301, which address is also the address of the Registered Office of the Corporation.

                         ARTICLE II - NATURE OF BUSINESS
      The Corporation may engage in or transact any or all lawful activities or business permitted under the laws of the United States and the State of Florida, or any other state, county, territory or nation.

                           ARTICLE III - CAPITAL STOCK
      SECTION 1 - CLASSES OF STOCK: The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 10,000,000, consisting of:
          A. 2,000,000 shares of preferred stock, par value one cent ($0.01) per share ("Preferred Stock"); and
          B. 8,000,000 shares of common stock, par value one cent ($0.01) per share ("Common Stock"). Each holder of shares of Common Stock shall be entitled to one vote per share.
      SECTION 2 - PREFERRED STOCK: The Board of Directors is authorized, subject to any limitations prescribed by law, to provide for the issuance of the shares of Preferred Stock in series, and by filing a certificate pursuant to the applicable laws of the State of Florida (such certificate being hereinafter referred to as a "Preferred Stock Designation"), to establish from time to time the number of shares to be included in each such series and to fix the designation, powers, preferences and rights of the shares of each such series and any qualifications, limitations or restrictions thereof. The number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares then outstanding) by the affirmative vote of the holders of a majority of the Common Stock, without a vote of the holders of the Preferred Stock, or of any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation.

                         ARTICLE IV - TERM OF EXISTENCE
      This Corporation is to exist perpetually.

                       ARTICLE V - OFFICERS AND DIRECTORS
      The names and street addresses of the initial officers and directors who shall hold office the first year of the Corporation's existence or until their successors are elected are:

Name                                    Address                                       Title
----                                    -------                                       -----
Victor M. George           126 Willow Pond Lane                            President/Chief Executive Officer
                           Ponte Vedra Beach, FL 32082                     and Director

David C. Keasler           2275 Spanish Moss Drive                         Secretary and
                           Jacksonville, FL 32246                          Director

Richard D. Spence          339 Ponte Vedra Boulevard                       Director
                           Ponte Vedra Beach, FL 32082

Harold S. O'Steen          759 North Edgewood Avenue                       Director
                           Jacksonville, FL 32205

Anthony T. Sleiman         4347-10 South University Blvd.                  Director
                           Jacksonville, FL 32216

                           ARTICLE VI - INCORPORATORS

      The name and street address of the incorporator to these Articles of Incorporation is Igler & Dougherty, P.A., 1501 Park Avenue East, Tallahassee, Florida 32301.

             ARTICLE VII - MANAGEMENT OF THE BUSINESS OF THE COMPANY

      SECTION 1 - AUTHORITY OF THE BOARD. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. In addition to the powers and authority expressly conferred upon them by the Florida Statutes or by these Articles of Incorporation or the Bylaws of the Corporation, the directors are hereby empowered to exercise all such powers and do all such acts and things as may be exercised or done by the Corporation.

      SECTION 2 - ACTION BY SHAREHOLDERS. Any action required or permitted to be taken by the shareholders of the Corporation must be effected at a duly called Annual or Special Meeting of Shareholders of the Corporation and may not be effected by any consent in writing by such shareholders.

      SECTION 3 - SPECIAL MEETINGS OF SHAREHOLDERS. Special Meetings of shareholders of the Corporation may be called by the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board for adoption), the Chairman of the Board or the President of the Corporation, or by shareholders holding at least 20% of the outstanding shares of the Corporation.

                       ARTICLE VIII - NUMBER OF DIRECTORS

      SECTION 1 - NUMBER OF DIRECTORS: The Board of Directors of the Corporation shall be comprised of not less than three (3) nor more than fifteen (15) directors and shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the Full Board as set forth in the Corporation's Bylaws. The Board of Directors is authorized to increase the number of directors by no more than two and to immediately appoint persons to fill the new director positions until the next Annual Meeting of Shareholders, at which meeting the new director positions shall be filled by persons elected by the shareholders of the Corporation.

However, this paragraph shall not be construed to limit the authority of the shareholders of the Corporation to increase the number of directors in accordance with the Bylaws of the Corporation.

      SECTION 2 - ELECTION AND TERM: Directors shall be elected by a plurality of the votes cast by the shares entitled to vote in the election at a meeting at which a quorum is present. The term of the initial directors of the Corporation expires at the first shareholders' meeting at which directors are elected.

      SECTION 3 - CLASSES: The directors shall be divided into three classes, as nearly equal in number as reasonably possible, with the term of office of the first class (Class I) to expire at the 1998 Annual Meeting of Shareholders, the term of office of the second class (Class II) to expire at the 1999 Annual Meeting of Shareholders and the term of office of the third class (Class III) to expire at the 2000 Annual Meeting of Shareholders. At each Annual Meeting of Shareholders following such initial classification and election, directors elected to succeed those directors whose terms expire shall be elected for a term of office to expire at the third succeeding Annual Meeting of Shareholders after their election.

      SECTION 4 - VACANCIES: Subject to the rights of the holders of any series of Preferred Stock then outstanding, newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause may be filled only by a majority vote of the directors then in office, though less than a quorum. Directors so chosen shall hold office for a term expiring at the next Annual Meeting of Shareholders. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

      SECTION 5 - NOTICE: Advance notice of shareholder nominations for the election of directors and of business to be brought by shareholders before any meeting of the shareholders of the Corporation shall be given in the manner provided in the Bylaws of the Corporation.

      SECTION 6 - REMOVAL BY SHAREHOLDERS: Subject to the rights of the holders of any series of Preferred Stock then outstanding, any director, or the entire Board of Directors, may be removed from office at any time by the affirmative vote of the holders of at least 60% of the voting power of all of the then-outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class.

              ARTICLE IX - SPECIAL VOTING PROVISIONS FOR AFFILIATED
                     TRANSACTIONS AND BUSINESS COMBINATIONS

      SECTION 1 - DEFINITIONS: The terms defined below shall apply for purposes of this Article IX:

               A. "Affiliated Transaction," when used in reference to the Corporation and any Interested Shareholder (as hereinafter defined), means any of the following situations:

                  (l) any merger or consolidation of the Corporation or any
              Subsidiary (as hereinafter defined) with (i) any Interested Shareholder or (ii) any other corporation (whether or not itself an Interested Shareholder) which is, or after such merger or consolidation would be, an Affiliate of an Interested Shareholder.

                  (2) any sale, lease, exchange, mortgage, pledge, transfer or other disposition (in one transaction or a series of transactions) of assets of the Corporation or any Subsidiary of the Corporation to or with any Interested Shareholder, or any Affiliate or Associate of any Interested Shareholder:

                      a. Having an aggregate fair market value equal to 5% or
                  more of the aggregate fair market value of all assets, determined on a consolidated basis, of the Corporation; or

                      b. Having an aggregate fair market value equal to 5% or
                  more of the aggregate fair market value of all outstanding shares of the Corporation; or

                      c. Representing 5% or more of the earning power or net
                  income determined on a consolidated basis, of the Corporation.

                  (3) the issuance or transfer by the Corporation or any
              Subsidiary (in one transaction or a series of transactions) of any shares of the Corporation or any Subsidiary to any Interested Shareholder or any Affiliate of any Interested Shareholder in exchange for cash, securities or other property (or a combination thereof) having an aggregate Fair Market Value (as hereinafter defined) equaling or exceeding 5% or more of all the outstanding shares of the Corporation and its Subsidiaries, except pursuant to the exercise of warrants or rights to purchase stock offered, or a dividend or distribution paid or made, pro rata to all shareholders of the Corporation.

                  (4) the adoption of any plan or proposal for the liquidation or dissolution of the Corporation proposed by or on behalf of an Interested Shareholder or any Affiliate of any Interested Shareholder.

                  (5) any reclassification of securities (including any reverse stock split), or recapitalization of the Corporation, or any merger or consolidation of the Corporation with any of its Subsidiaries or any other transaction (whether or not with or into or otherwise involving an Interested Shareholder) which has the effect, directly or indirectly, of increasing the proportionate share of the outstanding shares of any class of equity or convertible securities of the Corporation or any Subsidiary which is, directly or indirectly, owned by any Interested Shareholder or any Affiliate of any Interested Shareholder.

                  (6) any receipt by the Interested Shareholder or any Affiliate or Associate of the Interested Shareholder of the benefit, directly or indirectly (except proportionately as a shareholder of the Corporation), of any loans, advances, guaranties, pledges, or other financial assistance or any tax credits or other tax advantages provided by or through the Corporation.


               B. "Interested Shareholder" means any Person who is the Beneficial Owner, directly or indirectly, of more than 10% of the outstanding voting shares of the corporation. However, the term "Interested Shareholder" shall not include the Corporation or any Subsidiary; any savings, employee stock ownership, or other employee benefit plan of the Corporation or any Subsidiary; or any fiduciary of any such plan when acting in such capacity. For the purpose of determining whether a person is an Interested Shareholder pursuant to this Section, the number of shares of Voting Stock deemed to be outstanding shall include shares deemed owned through application of Article III, Section

      3, but shall not include any other shares of Voting Stock that may be issuable pursuant to any contract, arrangement or understanding, upon exercise of conversion rights, warrants, options, or otherwise.

               C. "Subsidiary" means any corporation of which a majority of any class of equity security is owned, directly or indirectly, by the Corporation; provided, however, that for the purposes of the definition of Interested Shareholder set forth in Paragraph B of this Section 1, the term "Subsidiary" shall mean only a corporation of which a majority of each class of equity security is owned, directly or indirectly, by the Corporation.

               D. "Disinterested Director" means any member of the Board of Directors who is unaffiliated with the Interested Shareholder and was a member of the Board of Directors prior to the time that the Interested Shareholder became an Interested Shareholder, and any successor of a Disinterested Director who is unaffiliated with the Interested Shareholder and is recommended to succeed a Disinterested Director by a majority of Disinterested Directors then on the Board of Directors.

               E. "Fair Market Value" means: (i) the Fair Market Value of a share on the date in question shall be determined by a majority of Disinterested Directors, appropriately adjusted for any dividend or distribution in shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock; and (ii) in the case of property other than cash or shares, the Fair Market Value of such property on the date in question as determined by a majority of the Disinterested Directors.

               F. Reference to "Highest Per Share Price" shall in each case with respect to any class of stock reflect an appropriate adjustment for any dividend or distribution in shares of such stock or any stock split or reclassification of outstanding share of such stock into a greater number of shares of such stock or any combination or reclassification of outstanding shares of such stock into a smaller number of shares of such stock.

               G. "Affiliate" shall have the meaning set forth in Section 607.0901, Florida Statutes.

               H. "Person" shall mean any individual, a group acting in concert, a corporation, a partnership, an association, a joint venture, an investors' pool, a joint stock company, a trust, an unincorporated organization or similar company, a syndicate or any other group formed for the purpose of acquiring, holding or disposing of the equity securities of the Corporation.

               I. "Beneficial Ownership" is defined herein to mean a Person who, directly or indirectly, has the:

                  (1.) voting power, which includes the power to vote or to
              direct the voting of the "Voting Stock" as that term is defined herein;

                  (2.) investment power, which includes the power to dispose of or to direct the disposition of the Voting Stock; or

                  (3.) the right to acquire the voting power or investment
              power, whether such right is exercisable immediately or only after the passage of time, pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, warrants or options, or otherwise.

               J. "Acting in Concert" means (i) knowing participation in a joint activity or conscious parallel action towards a common goal whether or not pursuant to an express agreement; or (ii) a combination or pooling of voting or other interests in the securities of an issuer for a common purpose pursuant to any contract, understanding, relationship, agreement or other arrangements, whether written or otherwise.

               K. "Voting Stock" means the outstanding shares of all classes or series of the Corporation entitled to vote generally in the election of directors.

      SECTION 2 - AFFILIATED TRANSACTIONS: In addition to any affirmative vote required by law or these Articles of Incorporation, and except as otherwise expressly provided in this Section, any Affiliated Transaction shall be approved by the affirmative vote of the holders of two-thirds of the Voting Stock, voting together as a single class. Such affirmative vote shall be required notwithstanding the fact that no vote may be required or that a lesser percentage may be specified by law or in any agreement with any national securities exchange or otherwise.

      SECTION 3 - EXCEPTIONS: The voting provisions of Section 2 of this Article IX shall not be applicable to a particular Affiliated Transaction if all of the conditions specified in either of the following Paragraphs A and B are met:

               A. The Affiliated Transaction has been approved by a majority of the Disinterested Directors; or

               B. In the Affiliated Transaction, consideration shall be paid to the holders of each class of voting shares and all of the following conditions shall be met:

                  (1) The aggregate amount of the cash and the Fair Market
              Value, as of the valuation date of consideration, other than cash to be received per share by the holders of Common Stock in such Affiliated Transaction are at least equal to the higher of the following:

                      a. if applicable, the Highest Per Share Price (as
                  previously defined herein), including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested Shareholder for any shares of Common Stock acquired by it (i) within the two-year period immediately prior to the first public announcement date of the Affiliated Transaction ("Announcement Date"), or (ii) in the transaction in which it became an Interested Shareholder, whichever is higher;

                      b. the Fair Market Value per share of Common Stock on the
                  Announcement Date or on the date on which the Interested Shareholder became an Interested Shareholder (such latter date is referred to in this Article IX as the "Determination Date"), whichever is higher;

                      c. if applicable, the price per share equal to the Fair
                  Market Value per share of such class or series determined pursuant to sub-paragraph b. of this Section 3, multiplied by the ratio of the Highest Per Share Price, including any brokerage commissions, transfer taxes and soliciting dealers' fees, paid by the Interested

                  Shareholder for any shares of Voting Stock acquired by it within the two-year period immediately prior the Announcement Date (the numerator), to the Fair Market Value per share of such class or series on the first day in such two-year period on which the Interested Shareholder acquired the Voting Stock (the denominator); or

                      d. if applicable, the highest preferential amount per
                  share to which the holders of shares of such Voting Stock are entitled in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation.

                  (2) The consideration to be received by holders of a
              particular class of outstanding Voting Stock (including Common Stock) shall be in cash or in the same form as the Interested Shareholder has previously paid for shares of such Voting Stock. If the Interested Shareholder has paid for shares of any class of Voting Stock with varying forms of consideration, the form of consideration for such class of Voting Stock shall be either cash or the form used to acquire the largest number of shares of such class of Voting Stock previously acquired by it. The consideration to be received pursuant to this provision shall be subject to appropriate adjustment in the event of any stock dividend, stock split, combination of shares or similar event.

                  (3) During such portion of the three-year period preceding the announcement date that such Interested Shareholder has become an Interested Shareholder and except as approved by a majority of the Disinterested Directors:

                      a. there shall have been no failure to declare and pay at
                  the regular date any full quarterly dividends (whether or not cumulative) on any outstanding stock having preference over the Common Stock as to dividends or liquidation;

                      b. there shall have been (i) no reduction in the annual
                  rate of dividends paid on the Common Stock (except as necessary to reflect any subdivision of the Common Stock), and
                  (ii) an increase in such annual rate of dividends as necessary to reflect any reclassification (including any reverse stock split), recapitalization, reorganization or any similar transaction which has the effect of reducing the number of outstanding shares of the Common Stock, and (iii) no such Interested Shareholder who has become the Beneficial Owner of any additional shares of Voting Stock except as part of the transaction which results in such Interested Shareholder becoming an Interested Shareholder.

                  (4) Unless approved by a majority of the Disinterested
              Directors, no Interested Shareholder shall have received the benefit, directly or indirectly (except proportionately as a shareholder), of any loans, advances, guarantees, pledges or other financial assistance or any tax credits or other tax advantages provided by the Corporation, whether in anticipation of or in connection with such Affiliated Transaction or otherwise, during the three-year period preceding the date the Interested Shareholder became an Interested Shareholder.

                  (5) A proxy or information statement describing the proposed
              Affiliated Transaction and complying with the requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder (or any subsequent provisions replacing such Act, rules or regulations) shall be mailed to shareholders of the Corporation at least 30 days prior to the consummation of such business combination (whether or not such proxy or information statement is required to be mailed pursuant to such Act or subsequent provisions).

      SECTION 4 - BOARD DISCRETION: A majority of the Disinterested Directors of the Corporation shall have the power and duty to determine for the purposes of this Article IX, on the basis of information known to them after reasonable inquiry, (i) whether a person is an Interested Shareholder; (ii) the number of shares of Voting Stock beneficially owned by any person; (iii) whether a person is an Affiliate or Associate of another; and (iv) whether the assets which are the subject of any Affiliated Transaction have, or the consideration to be received for the issuance or transfer of securities by the Corporation or any Subsidiary in any Affiliated Transaction has, an aggregate Fair Market Value equal to or greater than 25% of the combined assets of the Corporation and its Subsidiaries. A majority of the Disinterested Directors shall have the further power to interpret all of the terms and provisions of this Article IX.

      SECTION 5 - INTERESTED SHAREHOLDER'S DUTY: Nothing contained in this
Article IX shall be construed to relieve any Interested Shareholder from any fiduciary obligation imposed by law.

      SECTION 6 - AMENDMENT: Notwithstanding any other provisions of these Articles of Incorporation, or any provision of law which might otherwise permit a lesser vote or no vote, but in addition to any affirmative vote of the holders of any particular class or series of the Voting Stock required by law, these Articles of Incorporation or any Preferred Stock Designation, the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of the Voting Stock (after giving effect to the provisions of Article III of these Articles of Incorporation), voting together as a single class, shall be required to alter, amend or repeal this Article IX.


                     ARTICLE X - CONTROL SHARE ACQUISITIONS

      It is the intent of the Organizers of the Corporation that the provisions of the "Florida Control-Share Acquisitions" statute, Section 607.0902, Florida Statutes shall apply to acquisitions of the Corporation's shares by a person acting alone or as part of a group which would result in an Acquiring Person, as defined herein, owning Control Shares of the Company, except for those acquisitions defined in Section 1 F.(2) and (3) of this Article.

      SECTION 1 - DEFINITIONS: The following terms when used in this section shall mean:

               A. "Acquiring Person" means a person who makes or proposes to make, or persons acting as a "group" as defined in sec. 13(d)(3) of the Securities Exchange Act of 1934 who make or propose to make, a Control-Share Acquisition; but "Acquiring Person" does not include the Corporation.

               B. "Acquiring Person Statement" means the statement provided for in Section 607.0902(6), Florida Statutes which shall set forth all of the following:

                  (1) The identity of the Acquiring Person and each other member of any group of which the Acquiring Person is a part for purposes of determining Control Shares.

                  (2) A statement that the Acquiring Person Statement is given pursuant to Section 607.0902(6), Florida Statutes.

                  (3) The number of shares of the Corporation owned, directly or indirectly following the acquisition, by the Acquiring Person and each other member of the group.

                  (4) The range of voting power under which the Control-Share
              Acquisition falls or would, if consummated, fall.

                  (5) If the Control-Share Acquisition has not taken place:

                      (i) A description in reasonable detail of the terms of the proposed Control-Share Acquisition; and

                      (ii) Representations of the Acquiring Person, together
                  with a statement, in reasonable detail of the facts upon which they are based, that the proposed Control-Share Acquisition, if consummated, will not be contrary to law and that the Acquiring Person, has the financial capacity to make the proposed Control-Share Acquisition, including the acquisition of dissenter's shares, if any.

               C. "Affiliate" means a person who directly or indirectly controls the Corporation. "Control" means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the Corporation, whether through the ownership of voting securities, by contract, or otherwise. A person's beneficial ownership of ten percent or more of the voting power of a Corporation's outstanding shares entitled to vote in the election of directors (except a person holding voting power in good faith as an agent, bank, broker, nominee, custodian or trustee for one or more beneficial owners who do not individually or as a group control the Corporation) creates a presumption that the person controls the Corporation.

               D. "All voting power" means the aggregate voting power that the shareholders of the Corporation would have in the election of directors, except for this Article.

               E. "Control Shares" means issued and outstanding shares of the Corporation that, except for this section, would have voting power when added to all other shares of the Corporation owned of record or beneficially by an Acquiring Person or in respect to which that Acquiring Person may exercise or direct the exercise of voting power, that would entitle the Acquiring Person, immediately after acquisition of the shares (directly or indirectly), to exercise or direct the exercise of the voting power of the Corporation in the election of directors within any of the following ranges of voting power:

                  (1) One-fifth (1/5) or more but less than one-third (1/3) of all voting power;

                  (2) One-third (1/3) or more but less than a majority of all voting power; or

                  (3) A majority or more of all voting power.

               F. (1) "Control-Share Acquisition" means acquisition by any person of ownership of, or the power to direct the exercise of voting power with respect to, Control Shares.

                  (2) A person who acquires shares in the ordinary course of business for the benefit of others in good faith and not for the purpose of circumventing this section has not made a Control-Shares Acquisition of shares in respect of which that person is not able to exercise or direct the exercise of votes without further instruction from others.

                  (3) The acquisition of any Control Shares does not constitute a Control-Share Acquisition if the acquisition is made in good faith and not for the purpose of circumventing this section in any of the following circumstances:

                      a. Shares acquired in any distribution conducted by the
                  Corporation through any public or private offering or acquired pursuant to any warrant certificate, stock option plan or other employee benefit plan.

                      b. Pursuant to the laws of descent and distribution.

                      c. By a donee under an inter vivos gift.

                      d. Pursuant to a transfer between or among immediate
                  family members, or between or among persons under direct common control. An "immediate family member" is any relative or spouse of a person, or any relative of such spouse, who has the same home as such person.

                      e. Pursuant to the satisfaction of a pledge or other
                  security interest.

                      f. Pursuant to a merger or plan of consolidation or share
                  exchange effected in compliance with the Florida Statutes, if the Corporation is a party to the agreement of merger or plan of consolidation or share exchange.

                      g. From any person whose previous acquisition of Control
                  Shares would have constituted a Control-Shares Acquisition but for this Section 1(e)(3) (other than this subsection 1(e)(3)(G), provided the acquisition does not result in the Acquiring Person holding voting power within a higher range of voting power than that of the person from whom the Control Shares were acquired.

                      h. Acquisition by a person of additional shares within the range of voting power for which such person has received approval pursuant to the Control Share Statute or within the range of voting power resulting from shares acquired in a transaction described in Section 1 E.(3) herein.

                      i. An increase in voting power resulting from any action
                  taken by the Corporation, provided the person whose voting power is thereby affected is not an Affiliate of the Corporation.

                      j. Pursuant to the solicitation of proxies subject to
                  Regulation 14A under the Securities Exchange Act of 1934 or Chapter 607, Florida Statutes.

               G. "Interested Shares" means the shares of the Corporation in respect of which any of the following persons may exercise or direct the exercise, as of the applicable record date, of the voting power of the Corporation in the election of directors, other than solely by the authority of a revocable proxy:

                  (1) The Acquiring Person.

                  (2) Any officer of the Corporation.

                  (3) Any employee of the Corporation who is also a director of the Corporation.

               H. "Person" means any individual, Corporation, partnership, unincorporated association or other entity.

      SECTION 2 - VOTING RIGHTS: Control Shares of the Corporation acquired in a Control-Share Acquisition shall have only such voting rights as are granted by resolution approved by the holders of other than Interested Shares of the Corporation, as provided for in Section 607.0902(a), Florida Statutes.

      SECTION 3. - REDEMPTION OF CONTROL SHARES BY THE COMPANY: Control Shares acquired in a Control-Share Acquisition with respect to which no Acquiring Person Statement has been filed with the Corporation are subject to redemption by the Corporation at any time during the period ending sixty (60) days after the last acquisition of Control Shares by such Acquiring Person or persons. Such shares are also subject to redemption by the Corporation in the event the Control Shares are not accorded full voting rights by the shareholders as provided for in Section 607.0902 (10)(b) and Section 607.0902(9) of the Florida Statutes. Such shares shall be subject to redemption at the fair value thereof. Fair value shall be the higher of, the average price paid for all shares of the Corporation, exclusive of the Control Shares, for the ninety (90) days prior to the date of redemption by the Corporation or book value of the Corporation's shares on the last day of the month preceding the date of redemption by the Corporation, as calculated by Generally Accepted Accounting Procedures ("GAAP").

      SECTION 4 - RIGHTS OF DISSENTING SHAREHOLDERS: If the Control-Share Acquisition is approved by the required vote at the meeting of shareholders at which it was voted upon, then any shareholder who did not vote in favor of the Control-Share Acquisition shall have the right to file with the Corporation a written demand for payment for his/her shares within ten (10) days after the date of the shareholder meeting. A shareholder may demand payment for less than all of the shares registered in his/her name. The Corporation shall deliver all such demands for payment to the Acquiring Person immediately following the expiration of the ten (10) day period. The Acquiring Person shall then be obligated to purchase all shares subject to the demand for payment for the highest amount he has proposed to pay per share in the Control-Share Acquisition. Payment to shareholders making demand must be made on the day upon which the Control-Share Acquisition is consummated or upon surrender of the certificate or certificates representing shares for which demand has been made to the Acquiring Person, whichever is later. Any shareholder failing to make demand within the applicable ten (10) day period shall remain a shareholder of the Corporation.

      SECTION 5 - ALTERATION OR REPEAL OF THIS SECTION: This Section shall not be altered, amended, or repealed, except by an affirmative vote of at least
66 2/3% of the total number of shares of the Corporation entitled to vote on such matter.

                         ARTICLE XI - ACQUISITION OFFERS

      The Board of Directors of the Corporation, when evaluating any offer of another Person to (i) make a tender or exchange offer for any equity security of the Corporation, (ii) merge or consolidate the Corporation with another corporation or entity or (iii) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interest of the Corporation and its shareholders, give due consideration to all relevant factors, including, without limitation, the social and economic effect of acceptance of such offer on the Corporation's present and future customers and employees and those of its Subsidiaries (as defined in Article IX); on the communities in which the Corporation and its Subsidiaries operate or are located; on the ability of the Corporation to fulfill its corporate objectives as a financial institution holding company and on the ability of its subsidiary financial institutions to fulfill the objectives of such institutions under applicable statutes and regulations.

                          ARTICLE XII - INDEMNIFICATION

      SECTION 1 - GENERAL: The Corporation shall indemnify any officer, director, employee or agent of the Corporation to the fullest extent authorized by Section 607.0850, Florida Statutes (1995) as it now exists or may hereafter be amended, but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said law permitted the Corporation to provide prior to such amendment. This includes, but is not limited to, any person who was or is made a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative ("Proceeding"), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent, reasonably incurred or suffered by such person in connection therewith. Such indemnification shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or Proceeding (or part thereof) initiated by such person only if such action, suit or Proceeding (or part thereof) was authorized by the Board of Directors of the Corporation. Such right shall be a contract right and shall include the right to be paid by the Corporation for all expenses incurred in defending any such proceeding in advance of its final disposition; provided, however, that, the payment of such expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such person while a director or officer, including, without limitation, service to an employee benefit plan) in advance of the final disposition of such proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it should be determined ultimately that such director or officer is not entitled to be indemnified under this Article or otherwise.

      SECTION 2 - FAILURE TO PAY CLAIM: If a claim under Section 1 of this
Article is not paid in full by the Corporation within ninety (90) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any, has been tendered to the Corporation) that the claimant has not met the standards of conduct which make it permissible under
Section 607.0850, Florida Statutes, for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 607.0850, Florida Statutes, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct.

      SECTION 3 - OTHER RIGHTS: The rights conferred on any individual by Sections 1 and 2 of this Article shall not be exclusive of any other right which such individual may have or hereafter acquire under any statute, provision of these Articles of Incorporation, Bylaws of the Corporation, agreement, vote of shareholders or Disinterested Directors or otherwise.

      SECTION 4 - INSURANCE: The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under Section 607.0850, Florida Statutes.

      SECTION 5 - PERSONAL LIABILITY: A director of the Corporation shall not be personally liable to the Corporation or its shareholders for monetary damages for any statement, vote, decision or failure to act regarding corporate management or policy except as provided in Section 607.0850, Florida Statutes. If Section 607.0850, Florida Statutes, is amended after adoption of these Articles of Incorporation and such amendment further eliminates or limits the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by
Section 607.0850, Florida Statutes, as so amended.

      Any repeal or modification of the foregoing paragraph by the shareholders or the Corporation shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.


                            ARTICLE XIII - AMENDMENT

      The Corporation reserves the right to amend or repeal any provision contained in these Articles of Incorporation in the manner prescribed by the laws of the State of Florida, and all rights conferred upon shareholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of these Articles of Incorporation or any provision of law which might otherwise permit a lesser vote or no vote, the affirmative vote of the holders of at least 66% of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors (after giving effect to the provisions of Article III), voting together as a single class, shall be required to amend or repeal this Article XII, Section 3 of Article VII, Article VIII, Article IX or Article XI.

      In witness of the foregoing, the undersigned has executed these Amended Articles of Incorporation on behalf of the Board of Directors this 22nd day of October, 1997.


                                  /s/ A. George Igler
                                      -----------------------------------------
                                      A. GEORGE IGLER
                                      GENERAL COUNSEL




STATE OF FLORIDA  )
COUNTY OF LEON    )

      BEFORE ME, the undersigned Notary Public, in and for the State of Florida at large, personally appeared A. George Igler, known personally to me to be the individual described in and who executed the foregoing Amended Articles of Incorporation of Jacksonville Bancorp, Inc. and after being duly sworn, acknowledged that he executed the same for the uses and purposes therein expressed.




(SEAL)                            /s/ Cristina H. Marshall
                                      -----------------------------------------
                                      NOTARY PUBLIC



                                      Cristina H. Marshall
                                      -----------------------------------------
                                      NAME TYPED OR PRINTED

                             CERTIFICATE DESIGNATING
                       REGISTERED AGENT/REGISTERED OFFICE

      In accordance with Section 48.091, Florida Statutes, the following designation and acceptance are being submitted in compliance thereof.

DESIGNATION:

      Pursuant to the provision of Section 607.0501, Florida Statutes, Jacksonville Bancorp, Inc. (Corporation") desires to organize under the laws of the State of Florida, and in connection therewith, hereby designates Igler & Dougherty, P.A. as its registered agent whose address is 1501 Park Avenue East, Tallahassee, Florida 32301, which address shall also be the address of the Registered Office of the Corporation.

ACCEPTANCE:

      Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, we hereby agree to act in this capacity, and we further agree to comply with the provisions of all statutes relative to the proper and complete performance of our duties, and we accept the duties and obligations of Section 607.0501, Florida Statutes.

IGLER & DOUGHERTY, P.A.




By: /s/ A. George Igler
    ----------------------------------
        A. George Igler


Dated: October 22, 1997

                                  APPENDIX "B"
                                ESCROW AGREEMENT

                      Independent Bankers' Bank of Florida


                                ESCROW AGREEMENT

         This Escrow Agreement is entered into and effective this _________ day of , __________________________ 1998, by and between Jacksonville Bancorp, Inc., a Florida corporation ( the "Company") and the Independent Bankers' Bank of Florida ("Escrow Agent" or "Agent").


                              W I T N E S S E T H:

         WHEREAS, the Company, proposes to offer for sale up to 1,500,000 shares of its $ 0.01 par value common stock (the "Common Stock"), which shares shall be registered under the Securities Act of 1933, as amended, at a price of $10.00 each, in minimum subscriptions of 250 shares ("Offering"); and

         WHEREAS, the Company has requested the Escrow Agent to serve as the depository for the payment of subscription proceeds ("Subscription Payment(s) or Funds") received by the Company from investor(s) who are subscribing to purchase shares of Common Stock in the Company pursuant to, and in accordance with, the terms and conditions contained in the Company's Prospectus dated _________, 1998 and an executed Stock Order Form and Certification ("Stock Order Form"); and


         WHEREAS, the Offering will terminate at 5:00 P.M., Local Time, 45 Days after the Effective Date of the Company's Registration Statement, unless extended by the Company for up to an additional 130 days ("Offering Period").


NOW THEREFORE, in consideration of the premises and understandings contained herein, the parties agree as follows:

         (1) The Company hereby appoints and designates the Escrow Agent for the purposes set forth herein. The Escrow Agent acknowledges and accepts said appointment and designation. The Company understands that the Escrow Agent, by accepting said appointment and designation, in no way endorses the merits of the offering of the shares described herein. The Company agrees to notify any person acting on its behalf that the position of Escrow Agent does not constitute such an endorsement, and to prohibit said persons from the use of the Agent's name as an endorser of such offering. The Company further agrees to allow the Escrow Agent to review any sales literature in which the Agent's name appears and which is used in connection with such offering.

         (2) The Company shall deliver all Subscription Payments received to the Escrow Agent (Independent Bankers' Bank of Florida, Attn: Customer Service Group) in the form in which they are received by noon of the fifth
(5th) business day after their receipt by the Company, and the Company shall deliver to the Escrow Agent within fifteen (15) calendar days after receipt, copies of written acceptances of the Company for shares in the Company for which the Subscription Funds represent payment. Upon receipt, the Escrow Agent shall immediately deposit such funds into the escrow account. The Company shall also deliver to the Escrow Agent completed copies of Stock Order Forms for each subscriber, along with such subscriber's name, address, number of shares subscribed and social security or taxpayer identification number.

         (3) Subscription Funds shall be held and disbursed by the Escrow Agent in accordance with the terms of this Agreement.

         (4) In the event any Subscription Payment is dishonored for payment for any reason, the Escrow Agent agrees to orally notify the Company thereof as soon as practicable and to confirm same in writing and to return the dishonored Subscription Funds to the Company in the form in which they were delivered.

         (5) Should the Company elect to accept a subscription for less than the number of shares shown in the purchaser's Stock Order Form, by indicating such lesser number of shares on the written acceptance of the Company transmitted to the Escrow Agent, the Escrow Agent shall, upon separate instruction from the Company, remit within ten (10) days to such subscriber at the address shown in his Stock Order Form that amount of his Subscription Payment in excess of the amount which constitutes full payment for the number of subscribed shares accepted by the Company as shown in the Company's written acceptance, without interest or diminution. Said address shall be provided by the Company to the Escrow Agent as requested.

         (6)      Definitions as used herein:

                  (a) "Total Receipts" shall mean the sum of all Subscription Payments delivered to the Escrow Agent pursuant to Paragraph (3) hereof, less: (i) all Subscription Funds returned pursuant to Paragraphs (4) and (5) hereof; and (ii) all Subscription Funds which have not been paid by the financial institution upon which they are drawn.


                  (b) "Expiration Date" shall mean 5:00 P.M., Local Time, 45 days after the Effective Date of the Company's Registration Statement dated _____________, 1998; provided, however, in the event that the Escrow Agent is given oral notification followed in writing, by the Company that it has elected to extend the offering to a date not later than 130 additional days, then the Expiration Date shall mean 5:00 P.M., Local Time, on the date to which the offering has been extended. The Company will notify the Escrow Agent of the effective date of the Prospectus as soon as practicable after such date has been determined.


                  (c) "Closing Date" shall mean the business day on which the Company, after determining that all of the Offering conditions have been met, selects in its sole discretion. The Closing Date shall be confirmed to the Escrow Agent in writing by the Company.

                  (d) "Escrow Release Conditions" shall mean that (i) the Company has not canceled the Offering, and (ii) that the Company has received preliminary approval from the appropriate regulatory entity to charter the Bank as well as preliminary approval for deposit insurance from the FDIC.


         (7) If, on or before the Expiration Date, (i) the Total Receipts held by the Escrow Agent equal or exceed $8,000,000 and (ii) the Company has certified to the Agent that, upon receipt of the net proceeds of the offering (after the deduction of all fees, commissions, and other expenses of the offering): (a) the Company will have stockholders' equity of at least $6,400,000; and (b) the Escrow Release Conditions have been consummated, the Escrow Agent shall:


                  (a) No later than 10:00 A.M., Local Time, one day prior to Closing Date (as that term is defined herein), deliver to the Company all Subscription Documents provided to the Escrow Agent; and

                  (b) On the Closing Date, no later than 10:00 o'clock A.M., Local Time, upon receipt of 24-hour written instructions from the Company, remit all amounts representing Subscription Funds, plus any profits or earnings, held by the Escrow Agent pursuant hereto to the Company in accordance with such instructions.


         (8) If (i) the Escrow Release Conditions are not met by the Expiration Date, (ii) the offering is canceled by the company at any time prior to the Expiration Date, or (iii) total receipts held by the Escrow Agent do not equal or exceed $8,000,000, then the Escrow Agent shall promptly remit to each subscriber at the address set forth in his Stock Order Form an amount equal to the amount of his Subscription Payments thereunder, plus any profits or earnings thereon. The earnings accruing to any individual subscriber under this paragraph shall be a prorated share of the gross earnings on all funds under escrow, weighted by the amount and the duration of the funds tendered for the individual subscription. Under no circumstances will earnings accrue to any subscription canceled for any reason other than those provided for in this paragraph.


         (9) Pending disposition of the Subscription Funds under this Agreement, the Escrow Agent will invest collected Subscription Funds, in $1,000 increments above a maintained balance of $50,000, in overnight repurchase agreements collateralized at 102% with obligations of the United States Treasury or United States Government Agencies. These repurchase agreement transactions will earn interest at a rate of 35 basis points below the daily Overnight Fed Funds Sold rate. The Escrow Agent shall pay such investment interest to the Company upon written instruction from the Company for the purpose of paying or reimbursing the Company for pre-opening or organizing expenses.

         (10) The obligations as Escrow Agent hereunder shall terminate upon the Agents transferring all funds held hereunder pursuant to the terms of Paragraphs (7) or (8) herein, as applicable.

         (11) The Escrow Agent shall be protected in acting upon any written notice, request, waiver, consent, certificate, receipt, authorization, or other paper or document which the Agent believes to be genuine and what it purports to be.

         (12) The Escrow Agent shall not be liable for anything which the Agent may do or refrain from doing in connection with this Escrow Agreement, except for the Agent's own gross negligence or willful misconduct.

         (13) The Escrow Agent may confer with legal counsel in the event of any dispute or questions as to the construction of any of the provisions hereof, or the Agent's duties hereunder, and shall incur no liability and shall be fully protected in acting in accordance with the opinions and instructions of such counsel. Any and all expenses and legal fees in this regard will be paid by the Company.

         (14) In the event of any disagreement between the Company and any other person resulting in adverse claims and demands being made in connection with any Subscription Funds involved herein or affected hereby, the Agent shall be entitled to refuse to comply with any such claims or demands as long as such disagreement may continue, and in so refusing, shall make no delivery or other disposition of any Subscription Funds then held under this Agreement which are the subject of such disagreement, and in so doing shall be entitled to continue to refrain from acting until (a) the right of adverse claimants shall have been finally settled by binding arbitration or finally adjudicated in a court in Orange County, Florida assuming and having jurisdiction of the Subscription Funds involved herein or affected hereby or (b) all differences shall have been adjusted by agreement and the Agent shall have been notified in writing of such agreement signed by the parties hereto. In the event of such disagreement, the Agent may, but need not, tender into the registry or custody of any court of competent jurisdiction in Orange County, Florida all money or property in the Agent's hands under the terms of this Agreement, together with such legal proceedings as the Agent deems appropriate and thereupon to be discharged from all further duties under this Agreement. The filing of any such legal proceeding shall not deprive the Agent of compensation earned prior to such filing. The Escrow Agent shall have no obligation to take any legal action in connection with this Agreement or towards its enforcement, or to appear in, prosecute or defend any action or legal proceeding which would or might involve the Agent in any cost, expense, loss or liability unless indemnification shall be furnished.

         (15) The Escrow Agent may resign for any reason, upon thirty (30) days written notice to the Company. Upon the expiration of such thirty (30) day notice period, the Escrow Agent may deliver all Subscription Funds and Stock Order Forms in possession under this Escrow Agreement to any successor Escrow Agent appointed by the Company, or if no successor Escrow Agent has been appointed, to any court of competent jurisdiction. Upon either such delivery, the Escrow Agent shall be released from any and all liability under this Escrow Agreement. A termination under this paragraph shall in no way change the terms of Paragraphs (14) and (16) affecting reimbursement of expenses, indemnity and fees.

         (16) The Escrow Agent will charge the Company for services hereunder a fee of $1,500, plus an additional fee of $5.00 for each check issued, $10.00 for each wire and $.50 for each photo copy necessitated in the performance of duties, with total fees for services not to exceed $2,500. All actual expenses and costs incurred by the Agent in performing obligations under this Escrow Agreement will be paid by the Company. All fees and expenses shall be paid on the Closing Date by the Company. Any subsequent fees and expenses will be paid by the Company upon receipt of invoice.


         (17) The Escrow Agent will notify the Iowa Securities Bureau at 304 East Maple Street, Des Moines, Iowa 50319-0066, when funds are released from escrow.

         (18) The Securities Commission or Administrator of each state participating in the Coordinated Equity Review in connection with the registration of the Company's Common stock for sale in the Offering shall have the right to inspect and make copies of the records of the Escrow Agent relating to the escrow services performed under this Agreement at any reasonable time at the place where such records are located.

         (19) The funds held by the Escrow Agent pursuant to the terms of this agreement shall not be subject to claims by creditors of the issuer or affiliates, associates or selling agents of the issuer until such funds have been released to the issuer pursuant to the terms of this Agreement.

         (20) All notices and communications hereunder shall be in writing and shall be deemed to be duly given if sent by registered or certified mail, return receipt requested, to the respective addresses set forth herein. The Escrow Agent shall not be charged with knowledge of any fact, including but not limited to performance or non-performance of any condition, unless the Escrow Agent has actually received written notice thereof from the Company or its authorized representative clearly referring to this Escrow Agreement.

         (21) The rights created by this Escrow Agreement shall inure to the benefit of, and the obligations created hereby shall be binding upon the successors and assigns of the Escrow Agent and the parties hereto.

         (22) This Escrow Agreement shall be construed and enforced according to the laws of the State of Florida.

         (23) This Escrow Agreement shall terminate and the Escrow Agent shall be discharged of all responsibility hereunder at such time as the Escrow Agent shall have completed all duties hereunder.

         (24) This Escrow Agreement may be executed in several counterparts, which taken together shall constitute a single document.

         (25) This Escrow Agreement constitutes the entire understanding and agreement of the parties hereto with respect to the transactions described herein and supersedes all prior agreements or understandings, written or oral, between the parties with respect thereto.

         (26) If any provision of this Escrow Agreement is declared by a court of competent jurisdiction to be invalid, void or unenforceable, the remaining provisions shall nevertheless continue in full force and effect without being impaired or invalidated in any way.

         (27) The Company shall provide the Escrow Agent with its Employer Identification Number as assigned by the Internal Revenue Service. Additionally, the Company shall complete and return to the Escrow Agent any and all tax forms or reports required to be maintained or obtained by the Escrow Agent.

         (28) The authorized signature of the Escrow Agent hereto is consent that a signed copy hereof may be filed with the various regulatory authorities of the State of Florida and with any Federal regulatory authorities.

IN AGREEMENT AND ACCEPTANCE OF THE INDEPENDENT BANKERS' BANK OF FLORIDA ESCROW AGREEMENT BETWEEN JACKSONVILLE BANCORP, INC. (COMPANY), FOR THE PURPOSE OF ORGANIZING A FINANCIAL INSTITUTION TO BE KNOWN AS THE JACKSONVILLE BANK, AND THE INDEPENDENT BANKERS' BANK OF FLORIDA (ESCROW AGENT).


                                        JACKSONVILLE BANCORP, INC.

                                        Address:

                                        Phone:
ATTEST:


By:                                     By:
        ---------------------------             -----------------------------
                                                Authorized Signature


Title:                                  Title:
        ---------------------------             -----------------------------
        (Type Name and Title)                   (Type Name and Title)



ATTEST:                                         ADDITIONAL AUTHORIZED SIGNER


By:                                     By:
        ---------------------------             -----------------------------
                                                Authorized Signature


Title:                                  Title:
        ---------------------------             -----------------------------
        (Type Name and Title)                   (Type Name and Title)


(CORPORATE SEAL)

IN AGREEMENT AND ACCEPTANCE OF THE INDEPENDENT BANKERS' BANK OF FLORIDA ESCROW AGREEMENT BETWEEN JACKSONVILLE BANCORP, INC. (COMPANY), FOR THE PURPOSE OF ORGANIZING A FINANCIAL INSTITUTION TO BE KNOWN AS THE JACKSONVILLE BANK, AND THE INDEPENDENT BANKERS' BANK OF FLORIDA (ESCROW AGENT).


                                        INDEPENDENT BANKERS' BANK OF FLORIDA

                                        Address:     109 E. Church Street
                                                     Suite BB
                                                     P.O. Box 4998
                                                     Orlando, FL  32802-4998
                                        Phone:       (407) 423-2002
ATTEST:                                 Fax:         (407) 843-4817


By:                                     By:
       ------------------------------           ----------------------------------------
                                                Authorized Signature


Title:                                  Title:  James H. McKillop, Senior Vice President
       ------------------------------           ----------------------------------------
       (Type Name and Title)                             (Type Name and Title)



ATTEST:                                 ADDITIONAL AUTHORIZED SIGNER


By:                                     By:
       ------------------------------           ----------------------------------------
                                                Authorized Signature


Title:                                  Title:
       ------------------------------           -----------------------------------------
       (Type Name and Title)                             (Type Name and Title)


(CORPORATE SEAL)

                                  APPENDIX "C"
                                STOCK ORDER FORM

STOCK ORDER FORM &                                    JACKSONVILLE BANCORP, INC.
CERTIFICATION
                                     (Holding Company for The Jacksonville Bank)


Note: Please read the Stock Order Form Guide and Instructions on the back of this form before completion
--------------------------------------------------------------------------------


DEADLINE: The Offering began __________, 1998. A condition of the Offering is that the Minimum Offering (sale of 800,000 shares of Common Stock) must be completed on or before ______________, 1998, or the Offering will be terminated. If the Minimum Offering is consummated, the Offering will continue so long as shares remain available or until 5:00 p.m. Local Time, on ___________, 1999, whichever occurs first, unless terminated by the Company beforehand.

--------------------------------------------------------------------------------
(1) NUMBER OF SHARES BEING PURCHASED
--------------------------------------------------------------------------------

      (1) Number of Shares                  Price Per Unit                     (2) Total Amount Due

      -------------------                                                          ----------------
                                x                $10.00          =                 $
      -------------------                                                          ----------------


The minimum number of shares that may be subscribed for is 250. The maximum any individual and their Related Party may subscribe for in the Offering is 75,000 shares. The total any individual may purchase in the Offering (excluding employees and the Organizers of JBI) is 75,000 shares. In addition, no person, together with associates of, and persons acting in concert with such persons, may purchase more than 40,000 shares or 5% of the total number of shares sold in the Offering at the time of the purchase, whichever is greater. See the Section entitled "THE OFFERING -- General" on page 8 of the Prospectus dated __________, 1998.

--------------------------------------------------------------------------------
METHOD OF PAYMENT AND PURCHASER INFORMATION
--------------------------------------------------------------------------------

(2) [ ] Enclosed is a check, bank draft or money order payable to INDEPENDENT BANKERS' BANK OF FLORIDA FBO JBI of $___________.

(3) [ ] Check here if you are an Organizer, director, or employee of JBI or a member of such person's immediate family.

-----------------------------------------------------------------------------------------------------------------------------------
(4) [ ] If purchasing through a broker/dealer,      Name:
        please list the name, address, and               --------------------------------------------------------------------------
        phone number in the space provided.         Street Address:
                                                                   ----------------------------------------------------------------
                                                    City:
                                                         --------------------------------------------------------------------------
                                                    State:                                                  Zip Code:
                                                          -------------------------------------------------          --------------
                                                    Phone Number (    )
                                                                       ------------------------------------------------------------
-----------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------
STOCK REGISTRATION
--------------------------------------------------------------------------------
(5)   Form of stock ownership

      [ ] Individual             [ ] Uniform Transfer to Minors       [ ] Partnership
      [ ] Joint Tenants          [ ] Uniform Gift to Minors           [ ] Individual Retirement Account
      [ ] Tenants in Common      [ ] Corporation                      [ ] Fiduciary/Trust (Under Agreement Dated ________)

         ----------------------------------------------------------------------------- --------------------------------------------
         Name                                                                          Social Security or Tax I.D.
         ----------------------------------------------------------------------------- --------------------------------------------
         Name                                                                          Daytime Telephone
         -------------------------------------------------------- -----------------------------------------------------------------
         Street Address                                                                Evening Telephone
         ----------------------------------------------------------------------------- --------------------------------------------
         City                                State            Zip Code                 State of Residence
         ----------------------------------------------------------------------------- --------------------------------------------

================================================================================
   OFFICE USE                                    Batch #   _______

   Date Rec'd  ___/____/____                     Order #   ____________
   Check #     _____________                     Category  ____________
   Amount      $____________                     Initials  ____________
================================================================================

--------------------------------------------------------------------------------
NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria)
--------------------------------------------------------------------------------


[ ] Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest. To comply with conditions under which an exemption from the NASD's Interpretation with Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box: (1) not to sell, transfer or hypothecate the shares subscribed for herein for a period of three months following the issuance, and
(2) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.

--------------------------------------------------------------------------------
ACKNOWLEDGMENTS
--------------------------------------------------------------------------------

1. By signing below, I understand that I may not change or revoke my order once it is received by JBI. I also certify that this stock order is for my account and there is no agreement or understanding regarding any further sale or transfer of these shares.

2.   Under penalties of perjury, I further certify that:

     (i) the social security number or taxpayer identification number given above is correct; and
     (ii) I am not subject to backup withholding.

     If you have been notified by the Internal Revenue Service that you are subject to backup withholding because of under-reporting interest or dividends on your tax return, you must cross out Item (ii) above.

3. By signing below, I also acknowledge that I have not waived any rights under the Securities Act of 1933 and the Securities Exchange Act of 1934.

4 By signing below, I hereby represent to JBI that the purchase of shares subscribed for complies with the "Purchase Limitation" set forth in the Prospectus dated __________, 1998.

5. By signing below, I certify that before purchasing the Common Stock of JBI that I received a copy of the Prospectus dated, ___________, 1998, which discloses the nature of the Common Stock being offered thereby and describes certain risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 5 of the Prospectus.


--------------------------------------------------------------------------------
SIGNATURE
--------------------------------------------------------------------------------

THIS FORM MUST BE SIGNED AND DATED. THIS ORDER IS NOT VALID IF THE STOCK ORDER FORM IS NOT SIGNED. YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS OF THE PROSPECTUS.

When purchasing as a custodian, corporate officer, etc.; include your full title. An additional signature is required only if payment is by withdrawal from an account that requires more than one signature to withdraw funds.

--------------------------------------------------------------------------------
Signature                     Title (if applicable)                 Date
--------------------------------------------------------------------------------
1.

--------------------------------------------------------------------------------
2.

--------------------------------------------------------------------------------
3.

--------------------------------------------------------------------------------

THE SHARES OF COMMON STOCK OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.

                RETURN THIS FORM TO: Jacksonville Bancorp, Inc.
                                     Attn: Stock Sales Center
                                     13245 Atlantic Boulevard, Suite #5
                                     Jacksonville, Florida 32225

JACKSONVILLE                                              STOCK ORDER FORM GUIDE
BANCGROUP, INC.                                                 AND INSTRUCTIONS
--------------------------------------------------------------------------------
INSTRUCTIONS
--------------------------------------------------------------------------------

ITEMS 1 AND 2 - Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the Subscription Price of $10.00 per share. The minimum purchase is 250 shares. With the exception of employees and Organizers of the Company, the maximum amount any participant may purchase in the Offering is 75,000 shares. In addition, no person, together with associates of, and persons acting in concert with such person, may purchase more than 5% of the total number of shares outstanding following the completion of the Offering.

JBI has reserved the right to reject the subscription of any order received in the Offering, if any, in whole or in part.

ITEM 3 - Please check this box if you are an Organizer, director, officer, or employee of JBI or a member of such person's immediate family.

ITEM 4 - If purchasing through a broker/dealer, please list the name, address and phone number in this box.

ITEM 5 - The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of JBI common stock. Print the name(s) in which you want the shares registered and the mailing address of the registration. Include the first name, middle initial and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.," "Mr.," "Dr.," "special account," etc.

SEE YOUR LEGAL OR FINANCIAL ADVISOR IF YOU ARE UNSURE ABOUT THE CORRECT REGISTRATION OF YOUR STOCK.

INDIVIDUAL - The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

TENANTS IN COMMON - Tenants in common may also identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT - Individual Retirement Account ("IRA") holders may make share purchases from their deposits through a pre-arranged "trustee-to-trustee" transfer. Shares may only be held in a self-directed IRA. Jacksonville Bank does not offer a self-directed IRA. Please contact the Stock Sales Center if you have any questions about your IRA account. There will be no early withdrawal or IRS penalties incurred in these transactions.


                                     (Front)

UNIFORM GIFT TO MINORS - For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfers to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either type of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the child reaches legal age.

On the first line, print the first name, middle initial and last name of the custodian, with the abbreviation "CUST" and "Unif Tran Min Act" or "Unif Gift Min Act" after the name. Print the first name, middle initial and last name of the minor on the second "NAME" line. Standard U.S. Postal Service state abbreviations should be used to describe the appropriate state. For example, shares held by John Doe as custodian for Susan Doe under the Ohio Transfer to Minors Act will be abbreviated John Doe, CUST Susan Doe Unif Tran Min Act. OH. USE THE MINOR'S SOCIAL SECURITY NUMBER. Only one custodian and one minor may be designated.

JOINT TENANTS - Joint Tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

CORPORATION/PARTNERSHIP - Corporations/Partnerships may purchase shares. Please provide the Corporation's/Partnership's legal name and Tax I.D.

FIDUCIARY/TRUST - Generally, fiduciary relationships (such as trusts, estates, guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

On the first "NAME" line, print the first name, middle initial and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated," fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of stock in the case of a trust is: "John D. Smith, Trustee for Thomas A. Smith Trust Under Agreement Dated June 9, 1987."


--------------------------------------------------------------------------------
DEFINITION OF ASSOCIATE
--------------------------------------------------------------------------------

A person's Associates consist of the following: (a) any corporation or other organization (other than Jacksonville Bancorp, Inc. ["JBI"] or The Jacksonville Bank ["Bank"]) of which such person is a director, officer or partner or is directly or indirectly the beneficial owner of 10% or more of any class of equity securities; (b) any trust or other estate in which such person has a substantial beneficial interest or as to which such person serves as trustee or in a similar fiduciary capacity, provided, however, that such term shall not in include any tax-qualified employee stock benefit plan of JBI or the Bank in which such person has a substantial beneficial interest or serves as a trustee or in a similar fiduciary capacity; and (c) any relative or spouse of such person, or any relative of such person, who either has the same home as such person or who is a director or officer of JBI or the Bank.

-------------------------------------------------------------------------------


     NO DEALER, SALESPERSON OR OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS, OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR AN OFFER TO BUY, ANY SECURITIES OTHER THAN THE SHARES TO WHICH IT RELATES, OR ANY OFFER OF SUCH SHARES TO ANY PERSON IN ANY STATE OR OTHER JURISDICTION IN WHICH SUCH OFFER IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ANY OF THE DATES AS OF OFFERS OR SALES ARE BEING MADE HEREUNDER, THE COMPANY IS REQUIRED TO UPDATE THE PROSPECTUS TO REFLECT ANY FACTS OR EVENTS ARISING AFTER THE EFFECTIVE DATE OF THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WHICH REPRESENT A FUNDAMENTAL CHANGE IN THE INFORMATION SET FORTH IN THE REGISTRATION STATEMENT.



     UNTIL JULY 5, 1999, ALL DEALERS EFFECTING TRANSACTIONS IN THE SHARES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY REQUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.


--------------------------------------------------------------------------------


                                TABLE OF CONTENTS

PROSPECTUS SUMMARY...................................................................................................4
RISK FACTORS.........................................................................................................7
THE COMPANY..........................................................................................................10
TERMS OF THE OFFERING................................................................................................11
USE OF PROCEEDS......................................................................................................14
CAPITALIZATION.......................................................................................................16
DIVIDEND POLICY......................................................................................................16
MANAGEMENT'S DISCUSSION AND ANALYSIS
     OF FINANCIAL CONDITION AND RESULTS
     OF OPERATIONS...................................................................................................17
BUSINESS OF THE BANK.................................................................................................19
REGULATION AND SUPERVISION...........................................................................................24
ORGANIZERS AND PRINCIPAL SHAREHOLDERS................................................................................28
MANAGEMENT...........................................................................................................29
SALES AGENTS.........................................................................................................35
SUMMARY OF ARTICLES OF INCORPORATION ................................................................................35
CERTAIN TRANSACTIONS.................................................................................................35
LEGAL PROCEEDINGS....................................................................................................36
LEGAL MATTERS........................................................................................................36
EXPERTS..............................................................................................................37
ADDITIONAL INFORMATION...............................................................................................37
INDEX TO FINANCIAL STATEMENTS........................................................................................F-1

APPENDIX A - ARTICLES OF INCORPORATION
APPENDIX B - ESCROW AGREEMENT
APPENDIX C - STOCK ORDER FORM


================================================================================
                             MINIMUM 800,000 SHARES
                            MAXIMUM 1,500,000 SHARES




                                     [LOGO]





                           JACKSONVILLE BANCORP, INC.





                          KEEFE, BRUYETTE & WOODS, INC.
                                       AND
                           J. P. TURNER & CO., L.L.C.


              -----------------------------------------------------

                                   PROSPECTUS

              -----------------------------------------------------


                                JANUARY __, 1999


              -----------------------------------------------------

                                   PART - II
                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 24:      INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Florida Business Corporation Act (Chapter 607, Florida Statutes) ["Florida Act"] authorizes Florida corporations to indemnify any person who was or is a party to any proceeding (other than an action by, or in the right of, the corporation) by reason of the fact that he or she is or was a director, officer, employee, or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation or other entity, against liability incurred in connection with such proceeding, including any appearance thereof, if he or she acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful. In the case of an action by or on behalf of a corporation, indemnification may not be made if the person seeking indemnification is ad- judged liable, unless the court in which such action was brought determines such person is fairly and reasonably entitled to indemnification. The indemnification provisions of the Florida Act require indemnification if a director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding to which he or she was party by reason of the fact that he or she is or was a director or officer of the Corporation. The indemnification authorized under Florida law is not exclusive and is in addition to any other rights granted to officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors under the Articles of Incorporation or Bylaws of the corporation or any agreement between officers and directors and the corporation. A corporation may purchase and maintain insurance or furnish similar protection on behalf of any officer or director against any liability asserted against the director or officer and incurred by the director or officer in such capacity, or arising out of the status, as an officer or director, whether or not the corporation would have the power to indemnify him or her against such liability under the Florida act.

         The Articles of Incorporation of Jacksonville Bancorp, Inc. ("Jacksonville Bancorp") provide for the indemnification of directors and executive officers to the maximum extent permitted by Florida law as authorized by the Board of Directors, and for the advancement of expenses incurred in connection with the defense of any action, suit or proceeding that the director or executive officer was a party to be reason of the fact that he or she is or was a director of Jacksonville Bancorp upon the receipt of an undertaking to repay such amount, unless it is ultimately determined that such director is not entitled to indemnification.

ITEM 25:      OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The expenses in connection with the sale of the Common Stock, other than the sales agents' commissions are estimated as follows:

         Securities and Exchange Commission registration fee                    $   4,425
         National Association of Securities Dealers, Inc. filing fee                2,000
         Printing and engraving                                                     8,000
         Legal fees and expenses                                                   30,000
         Accounting fees and expenses                                               2,000
         Blue Sky qualifications                                                    5,000
         Miscellaneous                                                              5,000
                                                                                ---------
                  Total                                                         $  56,425
                                                                                =========

ITEM 27:          EXHIBITS
         (a)      Listing of Exhibits

   Exhibit                                                                                     Sequentially
   Number                                                                                      Numbered Page
   -------                                                                                     -------------
     *    1.1        Form of Sale Agency Agreement with Keefe, Bruyette &
                     Woods, Inc.

     *    1.2        Form of Sale Agency Agreement with Robert W. Baird &
                     Co.

     +    3.1        Articles of Incorporation of Jacksonville Bancorp

     *    3.2        Bylaws of Jacksonville Bancorp

     *    4.0        Specimen Common Stock certificate

     *    5.0        Opinion of Igler & Dougherty, P.A. regarding legality of
                     shares of Jacksonville Bancorp

     *   10.1        Employment Agreement between Jacksonville Bancorp and
                     Victor M. George

     *   10.2        Agreement between McAllen Capital Partners, Inc. and
                     Jacksonville Bancorp

    ++   10.3        Escrow Agreement with Independent Bankers' Bank of
                     Florida

         10.4        Outsourcing Agreement with M&I Data Services

     *   21.0        Subsidiaries of Jacksonville Bancorp

     *   23.1        Consent of Igler & Dougherty, P.A.

         23.2        Consent of McAllen Capital Partners, Inc.

         23.3        Consent of Hacker, Johnson, Cohen & Grieb

     *   24.0        Power of Attorney

         27.0        Financial Data Schedule

     *   99.1        Letter to Prospective Investor

   +++   99.2        Stock Order Form


------------------------------------

* Denotes previously EDGAR filed as part of this Registration Statement, File No. 333-64815.
+        (Incorporated within as Appendix A of Prospectus)
++       (Incorporated within as Appendix B of Prospectus)
+++      (Incorporated within as Appendix C of Prospectus)

ITEM 28:      UNDERTAKINGS

      (a) The undersigned Registrant hereby undertakes that

         (1) for the purpose of determining any liability under the Securities Act of 1933 ("Exchange Act"), the information omitted from the form of Prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

         (2) for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted for directors, officers, and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      (c) The undersigned Registrant hereby undertakes to supplement the Prospectus, after the expiration of the subscription period, to set forth the results of the subscription offer, the transactions by the underwriters during the subscription period, the amount of unsubscribed securities to be purchased by the underwriters, and the terms of any subsequent reoffering thereof. If any public offering by the underwriters is to be made on terms differing from those set forth on the cover page of the Prospectus, a post-effective amendment will be filed to set forth the terms of such offering.

SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Amendment No. 1 to Form SB-2 Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on this 30th day of December, 1998.


                                          JACKSONVILLE BANCORP, INC.



                                          By: /s/ VICTOR M. GEORGE
                                              ---------------------------------
                                              Victor M. George, President
                                              (Principal Accounting Officer)



         Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to Form SB-2 Registration Statement has been signed by the following persons in the capacities and as of the dates indicated:


                  SIGNATURE                                      TITLE                               DATE
                  ---------                                      -----                               ----


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
C. Michael Carter


/s/ Victor M. George                                    Chairman of the Board,                 December 30, 1998
-------------------------------------------           Chief Executive Officer,
Victor M. George                                    President and Chief Financial
                                                               Officer
                                                    (Principal Accounting Officer)


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
George H. Groves


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
James M. Healey


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
David C. Keasler


-------------------------------------------                    Director
John C. Kowkabany



------------------------------------------------------------------------------
* Pursuant to Power of Attorney filed September 30, 1998, authorizing Victor M. George and Lynn H. Sandberg, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement.

                  SIGNATURE                                      TITLE                               DATE
                  ---------                                      -----                               -----


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
Rudolph A. Kraft


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
R. C. Mills


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
John W. Rose


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
John R. Schultz


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
Charles F. Spencer


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
Bennett A. Tavar


*/s/ Victor M. George                                          Director                        December 30, 1998
-------------------------------------------
Gary L. Winfield, M.D.




------------------------------------------------------------------------------
* Pursuant to Power of Attorney filed September 30, 1998, authorizing Victor M. George and Lynn H. Sandberg, or either of them, as the true and lawful attorneys-in-fact to sign all amendments to the Form SB-2 Registration Statement.

                                 EXHIBIT INDEX
                                   FORM SB-2



   Exhibit                                                                                     Sequentially
   Number                                                                                      Numbered Page
   -------                                                                                     -------------
     *1.1        Form of Sale Agency Agreement with Keefe, Bruyette &
                 Woods, Inc.

     *1.2        Form of Sale Agency Agreement with Robert W. Baird &
                 Co.

     +3.1        Articles of Incorporation of Jacksonville Bancorp

     *3.2        Bylaws of Jacksonville Bancorp

     *4.0        Specimen Common Stock certificate

     *5.0 Opinion of Igler & Dougherty, P.A. regarding legality of shares of Jacksonville Bancorp

    *10.1        Employment Agreement between Jacksonville Bancorp and
                 Victor M. George

    *10.2        Agreement between McAllen Capital Partners, Inc. and
                 Jacksonville Bancorp

   ++10.3        Escrow Agreement with Independent Bankers' Bank of
                 Florida

     10.4        Outsourcing Agreement with M&I Data Services

    *21.0        Subsidiaries of Jacksonville Bancorp

    *23.1        Consent of Igler & Dougherty, P.A.

     23.2        Consent of McAllen Capital Partners, Inc.

     23.3        Consent of Hacker, Johnson, Cohen & Grieb

    *24.0        Power of Attorney

     27.0        Financial Data Schedule

    *99.1        Letter to Prospective Investor

  +++99.2        Stock Order Form


------------------------------------
* Denotes previously EDGAR filed as part of this Registration Statement, File No. 333-64815.
+        (Incorporated within as Appendix A of Prospectus)
++       (Incorporated within as Appendix B of Prospectus)
+++      (Incorporated within as Appendix C of Prospectus)